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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRW AUTOMOTIVE HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

October 20, 2014

Dear Fellow Stockholder:

        On September 15, 2014, TRW Automotive Holdings Corp. ("TRW") entered into a definitive merger agreement to be acquired by ZF Friedrichshafen AG ("ZF"). Subject to the terms and conditions of the merger agreement, an indirect wholly owned subsidiary of ZF will be merged with and into TRW and TRW will survive the merger as an indirect wholly owned subsidiary of ZF.

        If the merger is completed, our stockholders will have the right to receive $105.60 in cash, without interest, for each share of common stock, par value $0.01 per share, of TRW ("TRW common stock") that they own immediately prior to the effective time of the merger.

        You are cordially invited to attend a special meeting of our stockholders to be held in connection with the proposed merger on November 19, 2014 at 10:00 a.m., Eastern Time. At the special meeting, stockholders will be asked to consider and vote on a proposal to adopt the merger agreement. Approval of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of TRW common stock entitled to vote thereon.

        The TRW board of directors has unanimously determined that it is in the best interests of the stockholders of TRW to enter into the merger agreement and has unanimously approved and declared advisable the merger agreement and the merger. The board of directors of TRW made its determination after consideration of a number of factors more fully described in this proxy statement. The TRW board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.

        At the special meeting, stockholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to TRW's named executive officers by TRW based on or otherwise relating to the merger, as required by the rules adopted by the Securities and Exchange Commission and (ii) a proposal to approve an adjournment of the special meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to adopt the merger agreement. The TRW board of directors unanimously recommends that you vote "FOR" each of these proposals.

        The merger cannot be completed unless TRW stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote on the proposal to adopt the merger agreement will have the same effect as a vote "AGAINST" this proposal.

        The obligations of TRW and ZF to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about TRW, the special meeting, the merger agreement and the merger.

        Thank you for your confidence in TRW.

Sincerely,

John C. Plant Chairman of the Board, President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated October 20, 2014 and, together with the enclosed form of proxy, is first being mailed to TRW stockholders on or about October 20, 2014.

TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	November 19, 2014 at 10:00 a.m., Eastern Time
PLACE	Airport Atlanta Marriott Gateway, 2020 Convention Center Concourse Atlanta, Georgia 30337
ITEMS OF BUSINESS

•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 15, 2014, as it may be amended from time to time (the "merger agreement"), among TRW Automotive Holdings Corp. ("TRW"), ZF Friedrichshafen AG ("ZF"), and MSNA, Inc. ("Merger Sub") (the "merger proposal"); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A;

•

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by TRW to its named executive officers that is based on or otherwise relates to the merger (the "named executive officer merger-related compensation proposal");

•

To consider and vote on a proposal to approve an adjournment of the special meeting of stockholders of TRW (the "special meeting") from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the "adjournment proposal"); and

•

To transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the TRW board of directors (the "TRW Board").

RECORD DATE
Only stockholders of record at the close of business on October 17, 2014 (the "record date") are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.
VOTING BY PROXY
Your vote is very important, regardless of the number of shares you own. The TRW Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The TRW Board unanimously recommends that you vote:
• "FOR" the merger proposal;
• "FOR" the named executive officer merger-related compensation proposal; and
• "FOR" the adjournment proposal.
APPRAISAL
Stockholders of TRW who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of TRW common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized herein. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement.

        YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY, INSTRUCT YOUR BROKER HOW TO VOTE YOUR SHARES OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THIS PROPOSAL.

        Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

        If your shares are held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your beneficial ownership of TRW common stock as of the record date. All stockholders should also bring photo identification.

        The proxy statement of which this notice forms a part provides a detailed description of the merger agreement and the merger. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of TRW common stock, please contact TRW's proxy solicitor, Georgeson Inc. ("Georgeson").

By Order of the Board of Directors,

Robin A. Walker-Lee Secretary

Livonia, Michigan
October 20, 2014

i

ii

SUMMARY TERM SHEET

        This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of TRW stockholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on TRW included in documents incorporated by reference into this proxy statement, see the section entitled "Where You Can Find More Information" beginning on page 102. We have included page references in this summary to direct you to a more complete description of the topics presented below.

        All references to "TRW," "the Company," "we," "us," or "our" in this proxy statement refer to TRW Automotive Holdings Corp., a Delaware corporation; all references to "ZF" refer to ZF Friedrichshafen AG, a stock corporation organized and existing under the laws of the Federal Republic of Germany; all references to "Merger Sub" refer to MSNA, Inc., a Delaware corporation and an indirect wholly owned subsidiary of ZF formed for the sole purpose of effecting the merger; all references to "TRW common stock" refer to the common stock, par value $0.01 per share, of TRW; all references to the "TRW Board" refer to the board of directors of TRW; all references to the "merger" refer to the merger of Merger Sub with and into TRW with TRW surviving as an indirect wholly owned subsidiary of ZF; unless otherwise indicated or as the context otherwise requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of September 15, 2014, and as may be amended from time to time, by and among TRW, ZF and Merger Sub, a copy of which is included as Annex A to this proxy statement. TRW, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving corporation."

The Parties

TRW (see page 24)

        TRW is a Delaware corporation formed in 2002 with a business history stretching back to the turn of the twentieth century. TRW is among the world's largest and most diversified suppliers of automotive systems, modules and components to global automotive original equipment manufacturers and related aftermarkets. We conduct substantially all of our operations through subsidiaries. These operations primarily encompass the design, manufacture and sale of active and passive safety related products and systems. Active safety related products and systems principally refer to vehicle dynamic controls (primarily braking and steering) and electronics (primarily driver assist cameras and radars), and passive safety related products and systems principally refer to occupant restraints (primarily airbags and seat belts) and electronics (primarily airbag electronic control units, and crash and occupant weight sensors).

        We operate our business along four segments: Chassis Systems, Occupant Safety Systems, Electronics and Automotive Components. We are primarily a "Tier 1" original equipment supplier, with approximately 83% of our end-customer sales in 2013 made to major original equipment manufacturers. Of our 2013 sales, approximately 41% were in Europe, 36% were in North America, 19% were in Asia, and 4% were in the rest of the world.

        Our common stock is traded on the New York Stock Exchange ("NYSE") under the ticker symbol TRW. TRW's headquarters are located at 12001 Tech Center Drive, Livonia, Michigan 48150, and its telephone number is (800) 219-7411. Our corporate web address is www.trw.com. The information provided on the TRW website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to TRW's website provided in this proxy statement.

 ZF (see page 24)

        ZF is a privately held stock corporation organized and existing under the laws of the Federal Republic of Germany which, directly and through its subsidiaries, is a leading producer of driveline and chassis technology for the passenger car, commercial vehicle, construction and machinery industries. ZF also operates in the electronic systems, wind power, marine propulsion, aviation technology, rail drives, special drives and test systems sectors. ZF commenced its business in Friedrichshafen, Germany in 1915 and currently operates in Europe, North and South America, as well as in the Asia-Pacific region. Along with producing transmission and chassis systems, units and components, ZF offers spare parts, maintenance and repair services. ZF's headquarters are located at Graf-von-Soden-Platz 1, 88046 Friedrichshafen, Germany and its telephone number is +49 7541 77-0. ZF's corporate web address is www.zf.com. The information provided on the ZF website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to ZF's website provided in this proxy statement.

Merger Sub (see page 25)

        Merger Sub, a Delaware corporation and a wholly owned subsidiary of ZF held directly by ZF North America, Inc. ("ZNA"), was formed by ZF solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into TRW, and Merger Sub will cease to exist. Merger Sub's principal executive offices are located at 15811 Centennial Dr., Northville, Michigan 48168 and its telephone number is (734) 416-6200.

 The Special Meeting

Date, Time and Place (see page 26)

        The special meeting of TRW stockholders (the "special meeting") is scheduled to be held at Airport Atlanta Marriott Gateway, 2020 Convention Center Concourse, Atlanta, Georgia 30337 on November 19, 2014 at 10:00 a.m., Eastern Time.

Purpose of the Meeting (see page 26)

        The special meeting is being held in order to consider and vote on the following proposals:

  •
  to adopt the merger agreement (the "merger proposal");

  •
  to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by TRW to its named executive officers that is based on or otherwise relates to the merger (the "named executive officer merger-related compensation proposal"); and

  •
  to approve the adjournment of the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the "adjournment proposal").

        Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the TRW Board.

        The TRW Board has unanimously determined that it is in the best interests of the stockholders of TRW to enter into the merger agreement and has unanimously approved and declared advisable the merger agreement and the merger. The TRW Board unanimously recommends that TRW stockholders vote "FOR" the merger proposal, "FOR" the named executive officer merger-related compensation proposal, and "FOR" the adjournment proposal.

        TRW stockholders must vote to approve the merger proposal as a condition for the merger to occur. If the TRW stockholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote (see page 27)

        Only holders of TRW common stock at the close of business on October 17, 2014, the record date for the special meeting (the "record date"), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 110,629,393 shares of TRW common stock were issued and outstanding.

        Holders of TRW common stock are entitled to one vote for each share of TRW common stock they own at the close of business on the record date.

Quorum (see page 27)

        The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of TRW common stock outstanding at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject TRW to additional expense.

 Required Vote (see page 27)

        The approval of the merger proposal requires the affirmative vote of at least a majority of the shares of TRW common stock outstanding at the close of business on the record date and entitled to vote thereon.

        Approval of the named executive officer merger-related compensation proposal (on an advisory basis) and the adjournment proposal requires the affirmative vote of a majority of the shares of TRW common stock present or represented by proxy at the special meeting and entitled to vote thereon.

Voting at the Special Meeting (see page 28)

        If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record" and you may vote your shares in person at the special meeting or by submitting a proxy by mail, over the internet or by telephone. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Although TRW offers four different voting methods, TRW encourages you to vote over the internet or by telephone, as TRW believes they are convenient, cost-effective and reliable voting methods. If you choose to vote your shares over the internet or by telephone, there is no need for you to mail back your proxy card.

        If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Beneficial owners who have not obtained a proxy but who wish to attend the special meeting should bring a copy of an account statement reflecting their ownership of TRW common stock as of the record date. All stockholders and proxyholders should bring photo identification.

        If you participate in the TRW Automotive 401(k) Savings Plan or the TRW Automotive Retirement Savings Plan for Hourly Employees, then you will receive a set of the proxy materials through the mail (which will include a proxy card). You may vote your shares over the internet, by telephone or by mail, as described herein. By voting, you are instructing the plan trustees, plan committees or independent fiduciaries of those plans how to vote your shares. They will vote the shares in accordance with your instructions and the terms of the plan. If you do not provide voting instructions for shares held for you in any of these plans, then your shares will be voted by an independent fiduciary.

        TRW recommends that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed.

Solicitation of Proxies (see page 30)

        The TRW Board is soliciting your proxy and TRW will bear the cost of soliciting proxies. Georgeson Inc. ("Georgeson") has been retained to assist with the solicitation of proxies. Georgeson will be paid approximately $28,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of TRW common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Georgeson or, without additional compensation by certain of TRW's directors, officers and employees.

 Adjournment (see page 30)

        In addition to the merger proposal and the named executive officer merger-related compensation proposal, TRW stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. In addition, the special meeting could be postponed before it commences. If the special meeting is adjourned for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.

 The Merger

Structure of the Merger (see page 31)

        If the merger is completed, then at the effective time of the merger (the "effective time"), Merger Sub will merge with and into TRW, the separate corporate existence of Merger Sub will cease and TRW will survive the merger as a wholly owned subsidiary of ZF.

Merger Consideration (see page 31)

        Upon the terms and subject to the conditions of the merger agreement, at the effective time, TRW stockholders will have the right to receive $105.60 in cash, without interest, for each share of TRW common stock that they own immediately prior to the effective time and for which no right of dissent and appraisal has been properly exercised.

Treatment of TRW Equity Awards (see page 31)

        The merger agreement provides that outstanding equity-based awards under TRW's equity plans will be treated as set forth below.

        Stock Options.    Immediately prior to the effective time, each outstanding option to purchase shares of TRW common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $105.60 over the exercise price of the option.

        SARs.    Immediately prior to the effective time, each outstanding TRW stock appreciation right (each a "SAR") relating to shares of TRW common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such SAR multiplied by (y) the excess, if any, of $105.60 (or the "maximum value" of any SAR, if less than $105.60) over the per share fair market value on the date of the relevant grant under such SAR.

        Stock Units.    Immediately prior to the effective time, any vesting conditions applicable to each outstanding TRW restricted stock unit, phantom stock unit or similar stock right (each a "Stock Unit") will accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Units immediately prior to the effective time multiplied by (y) $105.60.

        PSUs.    Immediately prior to the effective time, each outstanding TRW performance stock unit (each a "PSU") will become immediately vested at the maximum level of performance (150% of the target level, reflecting the level of total stockholder return performance as of the date of the merger agreement) and each PSU will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time multiplied by (y) $105.60.

Recommendation of the TRW Board of Directors (see page 41)

        After consideration of various factors, the TRW Board unanimously (i) determined that it is in the best interests of our stockholders for TRW to enter into the merger agreement, (ii) approved and declared advisable the merger agreement and (iii) resolved that the merger agreement be submitted for consideration by the stockholders of TRW at a special meeting of stockholders and recommended that our stockholders vote to adopt the merger agreement. Certain factors considered by the TRW Board in reaching its decision to adopt the merger agreement can be found in "The Merger Proposal (Proposal 1)—Recommendation of the TRW Board and Reasons for the Merger" beginning on page 41.

        The TRW Board unanimously recommends that the TRW stockholders vote:

  •
  "FOR" the merger proposal;

  •
  "FOR" the named executive officer merger-related compensation proposal; and

  •
  "FOR" the adjournment proposal.

Opinion of TRW's Financial Advisor (see page 45)

        In connection with the merger, TRW's financial advisor, Goldman, Sachs & Co. ("Goldman Sachs"), delivered its opinion to the TRW Board that, as of September 15, 2014 and based upon and subject to the factors and assumptions set forth therein, the $105.60 in cash per share to be paid to the holders (other than ZF and its affiliates) of shares of TRW common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated September 15, 2014 which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B and is incorporated by reference herein. Goldman Sachs provided its opinion for the information and assistance of the TRW Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of TRW common stock should vote with respect to the merger proposal or any other matter.

Interests of TRW's Executive Officers and Directors in the Merger (see page 56)

        In considering the recommendation of the TRW Board that you vote "FOR" the merger proposal, you should be aware that, aside from their interests as TRW stockholders, TRW's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other TRW stockholders generally.

        With regard to our directors serving on the TRW Board (other than Mr. John C. Plant, whose interests are as an executive officer), these interests relate to the impact of the transaction on the directors' outstanding equity awards (which consist solely of Stock Units) and the provision of indemnification and insurance arrangements pursuant to the merger agreement and TRW's certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the TRW Board. In addition, ZF has agreed in the merger agreement to honor and perform under indemnification agreements between TRW and the directors serving on the TRW Board.

        With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on September 30, 2014 and the executive's employment was terminated without "cause" or for "good reason" (each as defined below) immediately thereafter, and coverage under indemnification and insurance arrangements:

  •
  accelerated vesting of executive officer equity awards and payment of account balances in the TRW Automotive Benefits Equalization Plan;

  •
  possible cash severance payments and other termination benefits under the executive's employment agreement;

  •
  possible payments to Mr. Plant under his 2009 Supplemental Retirement Plan (the "JCP SERP"), and contributions to the "rabbi trust" utilized to assist in meeting funding obligations with respect to the JCP SERP; and

  •
  the provision of indemnification and insurance arrangements pursuant to the merger agreement and TRW's certificate of incorporation and bylaws, and performance under indemnification agreements between TRW and its executive officers.

Financing of the Merger (see page 66)

        ZF, ZNA and Merger Sub have obtained binding financing commitments (in a definitive credit agreement) for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with cash on hand at ZF, will be used to consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses, to refinance or repay certain existing indebtedness of TRW as required by the terms of such financing commitments, and to pay any other amounts required to be paid by ZF or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement. The consummation of the merger is not subject to any financing conditions (although funding of the financing is subject to the satisfaction of the conditions set forth in the credit facilities under which the financing will be provided).

Regulatory Clearances and Approvals Required for the Merger (see page 66)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), we cannot complete the merger until we have given notification and furnished information to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and until the applicable waiting period has expired or has been terminated. On October 6, 2014, TRW and ZF each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period would be expected to expire by November 5, 2014 at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended by the antitrust authorities.

        The merger agreement provides for TRW and ZF to file a joint voluntary notice with the Committee on Foreign Investment in the United States ("CFIUS"), pursuant to the Defense Protection Act of 1950, as amended. Under the terms of the merger agreement, consummation of the merger is subject to the condition that either: (a) CFIUS has determined that Section 721 of Title VII of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and subsequent amendments ("Exon-Florio") does not apply to the transactions contemplated by the merger agreement; (b) CFIUS has concluded its review and determined that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement; or (c) following an investigation conducted by CFIUS, CFIUS reports the transactions contemplated by the merger agreement to the President of the United States and the President of the United States has made a decision not to suspend or prohibit the transactions contemplated by the merger agreement pursuant to his authorities under Exon-Florio (the satisfaction of one of the foregoing options is referred to herein as the "CFIUS Clearance"). On October 6, 2014, the parties filed a draft joint voluntary notice with CFIUS. On October 16, 2014, CFIUS accepted the parties' joint voluntary notice and began its initial 30-day review period.

        Pursuant to conditions to the consummation of the merger set forth in the merger agreement, the parties are seeking governmental antitrust or merger control approvals in the European Union from the European Commission, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey and Ukraine. As of October 15, 2014, the parties submitted either final or draft premerger control filings in all of these jurisdictions. The parties filed in Serbia on September 30th, in Russia on October 9th, in India on October 13th, in the Republic of Korea on

October 14th, and in Mexico, South Africa, Turkey, and Ukraine on October 15th. Also on October 15th, the parties submitted draft notifications in Brazil, Canada, China, and the European Union. There can be no assurance that any such approvals will be obtained.

        While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner or without the imposition of a substantial detriment, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement or that any such approvals would not be conditioned upon actions that would be materially adverse to TRW or ZF, or that a regulatory challenge to the merger will not be made.

        ZF has agreed to pay TRW a termination fee of $450,000,000 if the merger agreement is terminated in certain circumstances where the cause therefor is a final and non-appealable order under or pursuant to any antitrust law (or related to the Section 6.4 Contract (defined below)) or the failure to obtain any necessary consents, approvals and the expiration of any applicable waiting periods required under the HSR Act or the antitrust laws of the European Union, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey or Ukraine.

Material U.S. Federal Income Tax Consequences of the Merger (see page 98)

        The exchange of TRW common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 98 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Transaction Litigation (see page 69)

        Following the announcement of the execution of the merger agreement on September 15, 2014, five purported stockholders of TRW initiated legal actions challenging the merger. Three lawsuits have been filed in Michigan state court, and two lawsuits have been filed in Delaware Chancery Court. On September 19, 2014, purported stockholder New Jersey Laborers Pension Fund filed a putative class action petition in the Oakland County Circuit Court in the State of Michigan against TRW, ZF, ZNA, Merger Sub, and the members of the TRW Board, in an action styled New Jersey Laborers Pension Fund vs. TRW Automotive Holdings Corp., et al., No. 2014-143032-CB. On September 26, 2014, purported stockholder Joseph Bidwell filed a putative class action petition in the Wayne County Circuit Court in the State of Michigan against TRW, ZF, ZNA, Merger Sub, and the members of the TRW Board, in an action styled Bidwell vs. TRW Automotive Holdings Corp., et al., No. 14-012463-CB. On October 3, 2014, purported stockholder Daniel Fumia filed a putative class action petition in Wayne County Circuit Court in the State of Michigan against TRW, ZF, ZNA, Merger Sub, and the members of the TRW Board, in an action styled Daniel Fumia v. James F. Albaugh, Francois J. Castaing, Robert L. Friedman, Michael R. Gambrell, J. Michael Losh, David W. Meline, Jody G. Miller, MSNA, Inc., John C. Plant, Neil P. Simpkins, David S. Taylor, TRW Automotive Holdings Corp., ZF Friedrichshafen AG, ZF North America, Inc., No. 14-012818-CB. On October 6, 2014, purported stockholder Alan Abramson filed a putative class action petition in Delaware Chancery Court against TRW, ZF, Merger Sub, and the members of the TRW Board, in an action styled Alan Abramson v. TRW Automotive Holdings Corp., John C. Plant, Neil P. Simpkins, James F. Albaugh, Francois J. Castaing, Robert L. Friedman, Michael R. Gambrell, J. Michael Losh, David W. Meline, Jody G. Miller, David S. Taylor, ZF Friedrichshafen AG, and MSNA, Inc., No. 10203-VCL. On October 14, 2014, purported stockholder Zhao Nie filed a putative class action petition in Delaware Chancery Court against TRW, ZF, ZNA, Merger Sub, and the members of the TRW Board, in an action styled Zhao Nie v. TRW Automotive Holdings Corp., ZF Friedrichshafen AG, ZF North America, Inc., MSNA, Inc., John C. Plant, Neil P. Simpkins, James F. Albaugh, Francois J. Castaing, Robert L. Friedman, Michael R. Gambrell, J. Michael Losh, David W.

Meline, Jody G. Miller, and David S. Taylor, No. 10236-VCL. The complaints include claims for breach of fiduciary duty against the individual directors, alleging that the directors violated the duties of loyalty, good faith and due care owed to TRW's stockholders. The complaints also include claims for aiding and abetting breaches of fiduciary duty. The New Jersey Laborers Pension Fund and Bidwell complaints assert the aiding and abetting claim against TRW, ZF, ZNA, and Merger Sub; the Fumia complaint asserts the aiding and abetting claim against ZF only; the Abramson complaint asserts the aiding and abetting claim against TRW, ZF, and Merger Sub; and the Nie complaint asserts the aiding and abetting claim against ZF, ZNA, and Merger Sub. The plaintiffs seek, among other forms of relief, an order enjoining the transaction, rescinding the merger agreement to the extent it has already been implemented, and awarding attorneys' fees and costs.

        The lawsuits are in their early stages. TRW and the members of the TRW Board have filed an answer in the action styled New Jersey Laborers Pension Fund vs. TRW Automotive Holdings Corp., et al., No. 2014-143032-CB. TRW and the TRW Board believe that the claims raised in each of these complaints are without merit and intend to defend their position in these matters vigorously.

Appraisal Rights (see page 69)

        Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware (the "DGCL"), in connection with the merger, provided that stockholders meet all of the conditions set forth in Section 262 of the DGCL. This means that stockholders are entitled to have the fair value of their shares of TRW common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount stockholders receive in an appraisal proceeding may be less than, equal to or more than the amount a stockholder would have received under the merger agreement.

        To exercise appraisal rights, a stockholder must deliver a written demand for appraisal to TRW before the vote is taken on the adoption of the merger agreement, a stockholder must not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement and a stockholder must continue to hold the shares of TRW common stock of record from the date of making the demand for appraisal through the effective time of the merger. A stockholder's failure to follow exactly the procedures specified under the DGCL will result in the loss of their appraisal rights. See "The Merger Proposal (Proposal 1)—Appraisal Rights" beginning on page 69 and the text of the Delaware appraisal right statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of TRW common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Expected Timing of the Merger

        We expect to complete the merger in the first half of calendar year 2015. However, the merger is subject to various regulatory clearances and approvals and other conditions, and it is possible that factors outside of the control of TRW or ZF could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

 Restrictions on Solicitation of Acquisition Proposals (see page 81)

        From the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement, TRW is subject to restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the approval of the merger proposal by TRW stockholders at the special meeting described further in this proxy statement). Specifically, TRW shall not, and shall cause its subsidiaries, directors, officers and employees not to (and shall direct and use its reasonable best efforts to cause its and its subsidiaries' attorneys, investment bankers and other advisors and representatives not to):

  •
  initiate, solicit or knowingly encourage or facilitate any inquiries with respect to an acquisition proposal or any offer or proposal that could reasonably be expected to lead to an acquisition proposal;

  •
  engage, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books, records or confidential information or data to any person relating to an acquisition proposal or any offer or proposal that could reasonably be expected to lead to an acquisition proposal;

  •
  approve, endorse or recommend (or propose publicly to approve, endorse or recommend) any acquisition proposal; or

  •
  execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any acquisition proposal.

Additionally, TRW shall not resolve or agree to do any of the foregoing prohibited activities.

        However, prior to approval of the merger proposal by TRW stockholders at the special meeting, TRW may, upon the terms and subject to the conditions set forth in the merger agreement, provide information to and engage in discussions or negotiations with a third party if such third party has made a bona fide acquisition proposal that has not been initiated, solicited, encouraged or facilitated in violation in any material respect of the merger agreement (including the non-solicitation restrictions described above) and if the TRW Board determines in good faith, after consultation with its advisors, that such acquisition proposal would reasonably be expected to constitute, result in, or lead to a superior proposal and that failure to take such action would reasonably be expected to be inconsistent with the TRW Board's fiduciary duties.

Conditions to the Closing of the Merger (see page 88)

        Each party's obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, including the following:

  •
  the merger agreement shall have been adopted by TRW's stockholders at the special meeting;

  •
  all applicable waiting periods under the HSR Act shall have expired or been terminated and any applicable waiting periods and consents and approvals required under the merger control laws of the European Union, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey and Ukraine shall have expired or been obtained;

  •
  the CFIUS Clearance shall have been obtained;

  •
  no law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental entity of competent jurisdiction which prohibits, restrains or enjoins the consummation of the merger;

  •
  TRW's, ZF's and Merger Sub's respective representations and warranties in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing of the merger in the manner described under "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 88;

  •
  TRW, ZF and Merger Sub shall have performed or complied in all material respects with each of their respective obligations under the merger agreement at or prior to the closing of the merger; and

  •
  since the date of the merger agreement, there shall not have occurred any events, developments, changes, effects or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have, a material adverse effect on TRW.

Termination of the Merger Agreement (see page 89)

        TRW and ZF can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent;

  •
  if any court of competent jurisdiction or other governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or shall have become final and nonappealable, provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose material breach of any provision of the merger agreement was the primary cause of the issuance of such order, decree or ruling or the taking of any such other final action;

  •
  if the merger has not occurred on or prior to September 15, 2015, provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose material breach of any provision of the merger agreement was the primary cause of the merger not having occurred on or prior to September 15, 2015; or

  •
  if approval of the merger proposal by the TRW stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

        TRW can terminate the merger agreement:

  •
  if there shall have been a breach of any representation, warranty, covenant or agreement on the part of ZF or Merger Sub contained in the merger agreement, or any such representation or warranty shall be untrue, such that certain conditions to TRW's obligation to close the merger would not be satisfied (and such breach or condition is not curable), provided that the right to terminate the merger agreement under this circumstance will not be available to TRW if TRW is then in material breach of any of its covenants or agreements under the merger agreement; or

  •
  in order to accept a superior proposal and enter into an acquisition agreement providing for such superior proposal, subject to TRW's compliance with the non-solicitation provisions and related notice procedures in the merger agreement and payment of the applicable termination fee, provided that the right to terminate the merger agreement under this circumstance is only available prior to such time as the TRW stockholders approve the merger proposal.

        ZF can terminate the merger agreement:

  •
  if there shall have been a breach of any representation, warranty, covenant or agreement on the part of TRW contained in the merger agreement, or any such representation or warranty shall be untrue, such that certain conditions to ZF's and Merger Sub's obligation to close the merger would not be satisfied (and such breach or condition is not curable), provided that the right to terminate the merger agreement under this circumstance will not be available to ZF if ZF or Merger Sub is then in material breach of any of its covenants or agreements under the merger agreement;

  •
  if (i) prior to such time as the TRW stockholders approve the merger proposal, the TRW Board has made a change of recommendation with respect to the merger, (ii) TRW shall have failed to include the TRW Board's recommendation of the merger agreement in this proxy statement, (iii) prior to such time as the TRW stockholders approve the merger proposal, the TRW Board has recommended, approved or otherwise declared advisable a different acquisition proposal than that of ZF, or (iv) prior to such time as the TRW stockholders approve the merger proposal, TRW shall have formally resolved or publicly announced an intention to effect any of the foregoing; or

  •
  if TRW shall have failed to take a vote of the TRW stockholders on the merger prior to the fifth business day immediately preceding September 15, 2015.

Termination Fees and Expenses (see page 90)

        If the merger agreement is terminated in connection with TRW entering into an alternative acquisition agreement in respect of a superior proposal, or making a change of recommendation, or in certain other customary circumstances, the termination fee payable by TRW to ZF will be $450,000,000. Additionally, if the merger agreement is terminated due to the failure of the TRW stockholders to approve the merger proposal or if TRW shall have failed to take a vote of the TRW stockholders on the merger prior to the fifth business day immediately preceding September 15, 2015, the merger agreement provides that TRW shall be required to pay the documented out-of-pocket expenses incurred by ZF or Merger Sub in connection with the transactions contemplated by the merger agreement up to a maximum amount of $20,000,000.

        The merger agreement also provides that ZF will pay TRW a reverse termination fee of $450,000,000 if the merger agreement is terminated in certain circumstances where the cause therefor is a final and non-appealable order under or pursuant to any antitrust law (or related to the Section 6.4 Contract) or the failure to obtain any necessary consents, approvals and the expiration of any applicable waiting periods required under the HSR Act or the antitrust laws of the European Union, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey or Ukraine.

Directors' and Officers' Indemnification and Insurance (see page 85)

        Following the effective time, subject to the limitations set forth in the merger agreement, ZF and the surviving corporation will indemnify TRW's present and former directors and officers, maintain in effect provisions in the surviving corporation's organizational documents related to indemnification, advancement of expenses and exculpation that are no less favorable to TRW's present and former directors and officers than those set forth in TRW's organizational documents as of the date of the merger agreement, and honor and perform under the indemnification agreements between TRW and its directors and executive officers. Additionally, ZF will not take any action to prevent TRW's subsidiaries from complying with the indemnification provisions in such subsidiaries' organizational documents. The merger agreement also provides that at or prior to the effective time, TRW will purchase a directors' and officers' liability "tail" insurance policy with benefits and levels of coverage at least as favorable as TRW's existing policies with respect to matters existing or occurring at or prior to the effective time, subject to the cost limitations set forth in the merger agreement.

 Delisting and Deregistration of TRW Common Stock (see page 69)

        As promptly as practicable following the completion of the merger, TRW common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Market Prices of TRW Common Stock (see page 95)

        On September 12, 2014, the last trading day prior to the public announcement of the proposed merger, the closing price per share of TRW common stock on the NYSE was $103.85. The closing price of the TRW common stock on the NYSE on October 17, 2014, the most recent practicable date prior to the filing of this proxy statement, was $100.50 per share. You are encouraged to obtain current market prices of TRW common stock in connection with voting your shares of TRW common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.
Why am I receiving these proxy materials?

A.
On September 15, 2014, TRW entered into the merger agreement providing for the merger of Merger Sub with and into TRW, pursuant to which TRW will survive the merger as an indirect wholly owned subsidiary of ZF. You are receiving this proxy statement in connection with the solicitation by the TRW Board of proxies of TRW stockholders in favor of the merger proposal and the other matters to be voted on at the special meeting.

Q.
What is the proposed transaction?

A.
If the merger proposal is approved by TRW stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into TRW. TRW will be the surviving corporation in the merger and will be privately held as an indirect wholly owned subsidiary of ZF.

Q.
What will I receive in the merger if it is completed?

A.
Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $105.60 in cash, without interest, for each share of TRW common stock you own. For example, if you own 100 shares of TRW common stock, you will be entitled to receive $10,560 in cash in exchange for your shares, without interest. You will not be entitled to receive shares in the surviving corporation or in ZF.

Q.
Where and when is the special meeting, and who may attend?

A.
The special meeting will be held at Airport Atlanta Marriott Gateway, 2020 Convention Center Concourse, Atlanta, Georgia 30337 on November 19, 2014 at 10:00 a.m., Eastern Time. The meeting room will open at 9:30 a.m., Eastern Time, and registration will begin at that time. Stockholders who are entitled to vote may attend the meeting. Beneficial owners of shares held in "street name" who have not obtained a proxy but who wish to attend the meeting should bring a copy of an account statement reflecting their ownership of TRW common stock as of the record date. All stockholders and proxyholders should bring photo identification.

Q.
Who can vote at the Special Meeting?

A.
All TRW stockholders of record as of the close of business on October 17, 2014, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of TRW common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were 110,629,393 shares of TRW common stock issued and outstanding.

Q.
What matters will be voted on at the special meeting?

A.
At the special meeting, you will be asked to consider and vote on the following proposals:

•
the merger proposal;

  •
  the named executive officer merger-related compensation proposal; and

  •
  the adjournment proposal.

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the TRW Board.

Q.
How does the TRW Board recommend that I vote on the proposals?

A.
TRW's Board unanimously recommends that you vote:

•
"FOR" the merger proposal;

•
"FOR" the named executive officer merger-related compensation proposal; and

•
"FOR" the adjournment proposal.

Q.
What vote is required to approve the merger proposal?

A.
The merger proposal will be approved if stockholders holding at least a majority of the shares of TRW common stock outstanding and entitled to vote at the close of business on the record date vote "FOR" the proposal.

Q.
What vote is required to approve the other proposals?

A.
Each of the named executive officer merger-related compensation proposal and the adjournment proposal will be approved if a majority of the shares of TRW common stock present or represented by proxy at the special meeting and entitled to vote thereon vote "FOR" each such proposal.

Q.
Do you expect the merger to be taxable to TRW stockholders?

A.
The exchange of TRW common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 98 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.
What other effects will the merger have on TRW?

A.
If the merger is completed, TRW common stock will be delisted from the NYSE and deregistered under the Exchange Act, and TRW will no longer be required to file periodic reports with the Securities and Exchange Commission (the "SEC") with respect to TRW common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, TRW common stock will no longer be publicly traded and you will no longer have any interest in TRW's future earnings or growth; each share of TRW common stock you hold will represent only the right to receive $105.60 in cash, without interest.

Q.
When is the merger expected to be completed?

A.
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders to adopt the merger agreement, the parties to the merger agreement expect to complete the merger in the first half of calendar year 2015. However, TRW cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of stockholder approval of the merger proposal and the receipt of certain regulatory approvals, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.
What happens if the merger is not completed?

A.
If the merger proposal is not approved by TRW stockholders, or if the merger is not completed for any other reason, TRW stockholders will not receive any payment for their shares of TRW common stock in connection with the merger. Instead, TRW will remain an independent public company and shares of TRW common stock will continue to be listed and traded on the NYSE. If the merger agreement is terminated under specified circumstances, TRW may be required to pay ZF a termination fee of $450,000,000 and/or reimburse ZF's and Merger Sub's expenses up to $20,000,000, or ZF may be required to pay TRW a termination fee of $450,000,000. See "The Merger Agreement—Termination Fees and Expenses" beginning on page 90 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Q.
Do any of TRW's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the TRW Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The TRW Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be adopted by the TRW stockholders. See "The Merger Proposal (Proposal 1)—Interests of TRW's Executive Officers and Directors in the Merger."

Q.
Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?

A.
The SEC rules require TRW to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to TRW's named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.
Who is soliciting my vote?

A.
The TRW Board is soliciting your proxy and TRW will bear the cost of soliciting proxies. Georgeson has been retained to assist with the solicitation of proxies. Georgeson will be paid approximately $28,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks or other nominees to beneficial owners of shares of TRW common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Georgeson or, without additional compensation, by certain of TRW's directors, officers and employees.

Q.
What do I need to do now?

A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q.
How do I vote if my shares are registered directly in my name?

A.
If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record" and there are four methods by which you may vote your shares at the special meeting:

•
Internet:  To vote by proxy over the internet, go to www.proxyvote.com and follow the steps outlined on the secured website. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote via proxy over the internet. If you submit your vote via proxy over the internet, you do not have to mail in a proxy card.

•
Telephone:  To vote by proxy by telephone, call toll-free (800) 690-6903 within the United States, Canada and Puerto Rico any time on a touchtone phone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your vote via proxy by telephone, you do not have to mail in a proxy card.

•
Mail:  To vote by proxy by mail, complete, sign and date a proxy card and return it promptly to the address indicated on the proxy card in the postage paid envelope provided.

•
In Person:  You may attend the special meeting and vote your shares in person, rather than voting your shares by mail, over the internet or by telephone. You will be given a ballot when you arrive.

    Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already submitted a proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote by submitting a proxy over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. If you return your signed proxy card to us or vote by submitting your proxy by telephone or over the internet before the special meeting, and you do not subsequently revoke your proxy, we will vote your shares as you had directed in such proxy.

Q.
How do I vote if my shares are held in the name of my broker, bank or other nominee?

A.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner of shares held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Q.
How do I vote under employee plans?

A.
If you participate in the TRW Automotive 401(k) Savings Plan or the TRW Automotive Retirement Savings Plan for Hourly Employees, then you will receive a set of the proxy materials through the mail (which will include a proxy card). You may vote your shares over the internet, by telephone or by mail, as described herein. By voting, you are instructing the plan trustees, plan committees or independent fiduciaries of those plans how to vote your shares. They will vote the shares in accordance with your instructions and the terms of the plan. If you do not provide voting instructions for shares held for you in any of these plans, then your shares will be voted by an independent fiduciary.

In accordance with the terms of the applicable employee plan and to the extent permitted under applicable law, you are considered the "named fiduciary" (as defined in the Employee Retirement Income Security Act of 1974, as amended) of the employee plan with regard to the stock funds in which you invest and otherwise exercise control. If you participate in any of these plans or maintain other accounts under more than one name, you may have received more than one set of proxy materials. To be sure that all shares are counted, you must provide a separate valid proxy for shares held in each such name.

Q.
Can I change or revoke my proxy after it has been submitted?

A.
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may change or revoke your proxy by:

•
submitting another proxy over the internet or by telephone prior to 11:59 p.m., Eastern Time, on November 18, 2014;

•
timely delivering a written notice that you are revoking your proxy to our Secretary;

•
timely delivering a valid, later-dated proxy; or

•
attending the special meeting and notifying the election officials that you wish to revoke your proxy to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

    If you are the beneficial owner of shares held in "street name," you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your voting instructions provided to such broker, bank or other nominee.

Q.
How many shares of TRW common stock must be present to constitute a quorum for the meeting?

A.
The presence at the special meeting, in person or by proxy, of a majority of the shares of TRW common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, the affirmative vote of a majority of the shares of TRW common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject TRW to additional expense. As of the close of business on the record date, there were 110,629,393 shares of TRW common stock outstanding. Accordingly, 55,314,697 shares of TRW common stock must be present or represented by proxy at the special meeting to constitute a quorum.

Q.
What if I abstain from voting on any proposal?

A.
If you attend the special meeting or submit a proxy card, but abstain from voting on any proposal, your shares will still be counted as present for purposes of determining whether a quorum exists, but will not be voted on the proposals. As a result, your abstention from voting will have the same effect as a vote "AGAINST" the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

Q.
Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the internet or in person at the special meeting?

A.
If you are a stockholder of record and you do not attend the special meeting or sign and return your proxy card, vote by submitting your proxy by telephone or vote by submitting your proxy over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of TRW common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to return your proxy card or otherwise vote your shares at the special meeting, it will have the same effect as a vote "AGAINST" the merger proposal.

  You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. However, if your shares are not voted at the special meeting, it will have the same effect as a vote "AGAINST" the merger proposal.

Q.
What is a broker non-vote?

A.
Broker non-votes are shares held in "street name" by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in "street name" do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of TRW common stock held in "street name" does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of TRW common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" the merger proposal.

Q.
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A.
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in "street name" will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.
Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of TRW common stock?

A.
Yes. If you are a record holder of TRW common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if you take certain actions and meet certain conditions. See "The Merger Proposal (Proposal 1)—Appraisal Rights" beginning on page 69. In addition, a copy of Section 262 of the DGCL is attached to this proxy statement as Annex C.

Q.
What happens if I sell my shares of TRW common stock before the completion of the merger?

A.
If you transfer your shares of TRW common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of TRW common stock through the completion of the merger.

Q.
Should I send in my stock certificates or other evidence of ownership now?

A.
No. After the merger is completed, you will receive a letter of transmittal from the paying agent for the merger with detailed written instructions for exchanging your shares of TRW common stock for the consideration to be paid to former TRW stockholders in connection with the merger. If you are the beneficial owner of shares of TRW common stock held in "street name," you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares. Do not send in your stock certificates now.

Q.
What does it mean if I get more than one proxy card or voting instruction card?

A.
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.
What is householding and how does it affect me?

A.
The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or TRW at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon oral request to either TRW's agent at (800) 579-1639 or an email request to sendmaterial@proxyvote.com, or to TRW's Investor Relations Department at (800) 219-7411 or written request to Investor Relations, TRW, 12001 Tech Center Drive, Livonia, Michigan 48150.

Q.
When will TRW announce the voting results of the special meeting, and where can I find the voting results?

A.
TRW intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the meeting. All reports that TRW files with the SEC are publicly available when filed.

Q:
Who can help answer my other questions?

A:
If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Georgeson, which is acting as the proxy solicitation agent for TRW in connection with the merger.

Georgeson Inc.
480 Washington Blvd.
26th Floor
Jersey City, New Jersey 07310
Domestic Stockholders Call: (866) 821-0284
International Stockholders Call: (781) 575-2137

  If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement and the attached annexes contain "forward-looking" statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning regulatory approvals and the expected timing, completion and effects of the proposed merger, TRW's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. When used in this proxy statement, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "Management Projections," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are so designated. All forward-looking statements are based upon our current expectations and various assumptions, and apply only as of the date of this proxy statement. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will be achieved.

        There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions contemplated by the merger agreement; risks related to disruption of management's attention from TRW's ongoing business operations due to the transactions contemplated by the merger agreement; the effect of the announcement of the proposed merger on TRW's relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; economic conditions adversely affecting our business, results or the viability of our supply base; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; pricing pressures from our customers adversely affecting our profitability; global competition adversely affecting our sales, profitability or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any shortage of supplies causing a production disruption for any customers or us; the loss of any of our largest customers or a significant amount of their business, or a significant decline in their production levels, adversely affecting us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; our contingent liabilities and tax matters causing us to incur losses or costs; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; commodity inflationary pressures adversely affecting our profitability or supply base; costs or adverse effects on our business, reputation or results from governmental regulations; work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability and other risks and uncertainties set forth in TRW's Annual Report on Form 10-K for fiscal year ended December 31, 2013 under "Item 1A. Risk Factors."

        All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

 THE PARTIES TO THE MERGER

TRW Automotive Holdings Corp.

TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
(800) 219-7411

        TRW Automotive Holdings Corp., which we refer to in this proxy statement as TRW, is a Delaware corporation formed in 2002 with a business history stretching back to the turn of the twentieth century.

        TRW is among the world's largest and most diversified suppliers of automotive systems, modules and components to global automotive original equipment manufacturers and related aftermarkets. We conduct substantially all of our operations through subsidiaries. These operations primarily encompass the design, manufacture and sale of active and passive safety related products and systems. Active safety related products and systems principally refer to vehicle dynamic controls (primarily braking and steering) and electronics (primarily driver assist cameras and radars), and passive safety related products and systems principally refer to occupant restraints (primarily airbags and seat belts) and electronics (primarily airbag electronic control units, and crash and occupant weight sensors).

        We operate our business along four segments: Chassis Systems, Occupant Safety Systems, Electronics and Automotive Components. We are primarily a "Tier 1" original equipment supplier, with approximately 83% of our end-customer sales in 2013 made to major original equipment manufacturers. Of our 2013 sales, approximately 41% were in Europe, 36% were in North America, 19% were in Asia, and 4% were in the rest of the world.

        Shares of TRW common stock are listed with, and trade on, the NYSE under the ticker "TRW." Our corporate web address is www.trw.com. The information provided on the TRW website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to TRW's website provided in this proxy statement.

        For additional information about TRW included in documents incorporated by reference into this proxy statement, see the section entitled "Where You Can Find More Information" on page 102.

ZF Friedrichshafen AG

ZF Friedrichshafen AG
Graf-von-Soden-Platz 1
88046 Friedrichshafen, Germany
+49 7541 77-0

        ZF is a privately held stock corporation organized and existing under the laws of the Federal Republic of Germany which, directly and through its subsidiaries, is a leading producer of driveline and chassis technology for the passenger car, commercial vehicle, construction and machinery industries. ZF also operates in the electronic systems, wind power, marine propulsion, aviation technology, rail drives, special drives and test systems sectors. ZF commenced its business in Friedrichshafen, Germany in 1915 and currently operates in Europe, North and South America, as well as in the Asia-Pacific region. Along with producing transmission and chassis systems, units and components, ZF offers spare parts, maintenance and repair services.

        ZF's website is www.zf.com. The information provided on ZF's website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to ZF's website provided in this proxy statement.

 Merger Sub

MSNA, Inc.
15811 Centennial Dr.
Northville, Michigan 48168
(734) 416-6200

        ZF formed Merger Sub, a Delaware corporation and a wholly owned subsidiary of ZF held directly by ZNA, on July 29, 2014, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with ZF's acquisition of TRW. Upon completion of the merger, Merger Sub will merge with and into TRW, and Merger Sub will cease to exist.

 THE SPECIAL MEETING

        This proxy statement is being provided to the TRW stockholders as part of a solicitation by the TRW Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

        The special meeting is scheduled to be held at Airport Atlanta Marriott Gateway, 2020 Convention Center Concourse, Atlanta, Georgia 30337 on November 19, 2014 at 10:00 a.m., Eastern Time.

Purpose of the Special Meeting

        At the special meeting, TRW stockholders will be asked to consider and vote on the following proposals:

  •
  the merger proposal, which is further described in the sections entitled "The Merger Proposal (Proposal 1)" and "The Merger Agreement," beginning on pages 31 and 75, respectively;

  •
  the named executive officer merger-related compensation proposal, discussed under "The Merger Proposal (Proposal 1)—Interests of TRW's Executive Officers and Directors in the Merger" and "Advisory Vote on Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)" beginning on pages 56 and 93, respectively; and

  •
  the adjournment proposal, which is further described in the section entitled "Adjournment Proposal (Proposal 3) beginning on page 94.

        Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the TRW Board.

        TRW stockholders must approve the merger proposal as a condition to the completion of the merger. If the TRW stockholders fail to approve the merger proposal, the merger will not occur. The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on TRW, ZF or the surviving corporation. Accordingly, because TRW is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

        Other than the matters described above, TRW does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly brought before the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the TRW Board of Directors

        The TRW Board unanimously approved and declared advisable the merger agreement. Certain factors considered by the TRW Board in reaching its decision to approve and declare advisable the merger agreement can be found in "The Merger Proposal (Proposal 1)—Recommendation of the TRW Board and Reasons for the Merger" beginning on page 41.

        The TRW Board unanimously recommends that the TRW stockholders vote "FOR" the merger proposal, "FOR" the named executive officer merger-related compensation proposal and "FOR" the adjournment proposal.

Record Date; Stockholders Entitled to Vote

        Only holders of TRW common stock at the close of business on October 17, 2014, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 110,629,393 shares of TRW common stock were issued and outstanding.

        Holders of TRW common stock are entitled to one vote for each share of TRW common stock they own at the close of business on the record date.

Quorum

        The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of TRW common stock outstanding at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, the affirmative vote of a majority of the shares of TRW common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the meeting to another place, date or time. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject TRW to additional expense.

        If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the special meeting.

Required Vote

        The approval of the merger proposal requires the affirmative vote of a majority of the shares of TRW common stock outstanding at the close of business on the record date and entitled to vote thereon.

        Approval of each of the named executive officer merger-related compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the shares of TRW common stock present or represented by proxy at the special meeting and entitled to vote thereon.

Abstentions and Broker Non-Votes

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote "AGAINST" the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

        If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted "FOR" (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal, and (iii) approval of the adjournment proposal.

        Broker non-votes are shares held in "street name" by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal.

Because, under NYSE rules, brokers, banks and other nominees holding shares in "street name" do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of TRW common stock held in "street name" does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

Failure to Vote

        If you are a stockholder of record and you do not sign and return your proxy card or vote over the internet, by telephone or in person at the special meeting, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted as present for purposes of determining whether a quorum exists.

        As discussed above, under NYSE rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in "street name" and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy at the special meeting or counted as present for purposes of determining whether a quorum exists.

        A failure to vote will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of TRW common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote "AGAINST" the merger proposal.

 Voting by TRW's Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of TRW and their affiliates were entitled to vote 872,200 shares of TRW common stock, or approximately 0.79% of the shares of TRW common stock issued and outstanding on that date. TRW's directors and executive officers have informed us that they intend to vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of TRW's directors and executive officers is obligated to do so.

Voting at the Special Meeting

        If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record" and there are four methods by which you may vote your shares at the special meeting. You may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card, or you may vote your shares by authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting by returning the proxy card by mail, through the internet, or by telephone. Although TRW offers four different voting methods, TRW encourages you to vote over the internet or by telephone, as TRW believes they are the most convenient, cost-effective and reliable voting methods. If you choose to vote your shares by submitting a proxy over the internet or by telephone, there is no need for you to mail back your proxy card. We also recommend that you vote by submitting a proxy as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed.

  •
  To Vote in Person:  If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting.

  •
  To Vote Over the Internet:  To vote by proxy over the internet, go to www.proxyvote.com and follow the steps outlined on the secured website. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote via proxy over the internet. If you submit your vote via proxy over the internet, you do not have to mail in a proxy card.

  •
  To Vote by Telephone:  To vote by proxy by telephone, call toll-free (800) 690-6903 within the United States, Canada and Puerto Rico any time on a touchtone phone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your vote via proxy by telephone, you do not have to mail in a proxy card.

  •
  To Vote by Mail:  To vote by proxy by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of TRW common stock to be voted with regard to a particular proposal, your shares of TRW common stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the special meeting and cannot be voted.

        If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

        If you participate in the TRW Automotive 401(k) Savings Plan or the TRW Automotive Retirement Savings Plan for Hourly Employees, then you will receive a set of the proxy materials through the mail (which will include a proxy card). You may vote your shares over the internet, by telephone or by mail, as described herein. By voting, you are instructing the plan trustees, plan committees or independent fiduciaries of those plans how to vote your shares. They will vote the shares in accordance with your instructions and the terms of the plan. If you do not provide voting instructions for shares held for you in any of these plans, then your shares will be voted by an independent fiduciary. In accordance with the terms of the applicable employee plan and to the extent permitted under applicable law, you are considered the "named fiduciary" (as defined in the Employee Retirement Income Security Act of 1974, as amended) of the employee plan with regard to the stock funds in which you invest and otherwise exercise control. If you participate in any of these plans or maintain other accounts under more than one name, you may have received more than one set of proxy materials. To be sure that all shares are counted, you must provide a separate valid proxy for shares held in each such name.

        Stockholders who are entitled to vote at the special meeting may attend the special meeting. Beneficial owners should bring a copy of an account statement reflecting their ownership of TRW common stock as of the record date. All stockholders should bring photo identification.

Revocation of Proxies

        You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy by:

  •
  submitting another proxy over the internet or by telephone prior to 11:59 p.m., Eastern Time, on November 18, 2014;

  •
  timely delivering a written notice that you are revoking your proxy to our Secretary;

  •
  timely delivering a valid, later-dated proxy; or

  •
  attending the special meeting and notifying the election officials that you wish to revoke your proxy to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

        If you are the beneficial owner of shares held in "street name," you should contact your broker, bank or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

        The TRW Board is soliciting your proxy, and TRW will bear the cost of soliciting proxies. Georgeson has been retained to assist with the solicitation of proxies. Georgeson will be paid approximately $28,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of TRW common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Georgeson or, without additional compensation by certain of TRW's directors, officers and employees.

Adjournment

        In addition to the merger proposal and the named executive officer merger-related compensation proposal, TRW stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. Whether or not a quorum is present, the affirmative vote of the holders of a majority of the shares of TRW common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time. In addition, the special meeting could be postponed before it commences. If the special meeting is adjourned or postponed for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

        The TRW Board unanimously recommends a vote "FOR" the adjournment proposal, if necessary or appropriate, to solicit additional proxies.

Other Information

        You should not return your stock certificate or send documents representing TRW common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of TRW common stock for the consideration to be paid to the former TRW stockholders in connection with the merger.

Questions

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Georgeson, our proxy solicitor, by calling (866) 821-0284 (for domestic stockholders) or (781) 575-2137 (for international stockholders).

THE MERGER PROPOSAL
(PROPOSAL 1)

        The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement.

Structure of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into TRW, the separate corporate existence of Merger Sub will cease and TRW will survive the merger as an indirect wholly owned subsidiary of ZF.

What Stockholders Will Receive in the Merger

        At the effective time, each outstanding share of TRW common stock (other than TRW common stock held by us (including in treasury), or by ZF, ZNA, Merger Sub or any other direct or indirect wholly owned subsidiary of ZF, or shares owned by stockholders who have properly made and not withdrawn a demand for appraisal rights under the DGCL) will be automatically converted into the right to receive $105.60 in cash, without interest. After the merger is completed, holders of TRW common stock will have only the right to receive a cash payment in respect of their shares of TRW common stock, and will no longer have any rights as holders of TRW common stock, including voting or other rights. Shares of TRW common stock held by us or by ZF, ZNA, Merger Sub or any of ZF's other direct or indirect wholly owned affiliates will be cancelled at the effective time.

Treatment of TRW Equity Awards

        Immediately prior to the effective time, each outstanding option to purchase shares of TRW common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $105.60 over the exercise price of the option.

        Immediately prior to the effective time, each outstanding SAR relating to shares of TRW common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such SAR multiplied by (y) the excess, if any, of $105.60 (or the "maximum value" of any SAR, if less than $105.60) over the per share fair market value on the date of the relevant grant under such SAR.

        Immediately prior to the effective time, any vesting conditions applicable to each outstanding Stock Unit will accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Units immediately prior to the effective time multiplied by (y) $105.60

        Immediately prior to the effective time, each outstanding PSU will become immediately vested at the maximum level of performance (150% of the target level, reflecting the level of total stockholder return performance as of the date of the merger agreement) and each PSU will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time multiplied by (y) $105.60.

 Effects on TRW if the Merger Is Not Completed

        If the merger proposal is not approved by TRW stockholders or if the merger is not completed for any other reason, TRW stockholders will not receive any payment for their shares in connection with the merger. Instead, TRW will remain an independent public company and shares of TRW common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, TRW expects that management will operate TRW's business in a manner similar to that in which it is being operated today and that TRW stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which TRW operates and adverse economic conditions.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of TRW's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of TRW's common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of TRW's common stock. If the merger is not completed, the TRW Board will continue to evaluate and review TRW's business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger proposal is not approved by TRW stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to TRW will be offered or that TRW's business, prospects or results of operation will not be adversely impacted.

        Further, if the merger agreement is terminated under specified circumstances, TRW may be required to pay ZF a termination fee of $450,000,000 and/or reimburse ZF's and Merger Sub's expenses up to $20,000,000, or ZF may be required to pay TRW a termination fee of $450,000,000. See "The Merger Agreement—Termination Fees and Expenses" beginning on page 90 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Background of the Merger

        From time to time, TRW and the TRW Board, together with their legal and financial advisors, have reviewed and evaluated strategic opportunities and alternatives with a view to enhancing stockholder value. Such opportunities and alternatives included, among other things, remaining as a stand-alone entity, potential acquisitions of other companies or businesses in the industries in which TRW operates, dispositions of one or more of TRW's businesses, joint ventures and other strategic alliances, share repurchases (including pursuant to the aggregate $2 billion share repurchase program authorized in 2012 and 2013), extraordinary dividends and other transactions.

        As part of these ongoing evaluations, Goldman Sachs has periodically met with TRW's Board and management and advised TRW with respect to such strategic opportunities and alternatives. TRW has had a longstanding relationship with Goldman Sachs and retained Goldman Sachs to act as its financial advisor in connection with the proposed merger based on Goldman Sachs' overall reputation and experience as an investment banking firm, and its knowledge of the automotive supplier industry generally and TRW's business and operations in particular.

        On February 17, 2014, Mr. John Plant, Chairman of the Board of Directors, President and Chief Executive Officer of TRW, received a letter from Dr. Stefan Sommer, Chief Executive Officer of ZF, suggesting that the two discuss potential opportunities in connection with their respective businesses, particularly with respect to driveline and chassis technologies. Dr. Sommer offered to meet Mr. Plant in Livonia, Michigan, the location of TRW's headquarters, to engage in such discussions. Mr. Plant and Dr. Sommer subsequently agreed to meet at a mutually convenient date.

        Mr. Plant and Dr. Sommer met on May 16, 2014 at TRW's offices in Livonia, Michigan, and at that meeting Dr. Sommer expressed his view that there could be benefits to a potential collaboration involving ZF and TRW, including an enhanced ability to meet the business requirements of the global automotive original equipment manufacturers. Mr. Plant and Dr. Sommer also discussed, among other things, industry dynamics, the strengths and challenges of each of their businesses and developments in the areas of innovation and automotive technologies. At the conclusion of the meeting, Mr. Plant indicated that he would reflect on their discussion and be in touch if it made sense to further explore possibilities for their companies to collaborate.

        Following the May 16th meeting, Mr. Plant asked Goldman Sachs to assist TRW with research and analysis so that it could anticipate the universe of feasible structures for collaboration between ZF and TRW, as mentioned by Dr. Sommer in their meeting.

        On May 30, 2014, Mr. Plant contacted Neil Simpkins, TRW's Lead Independent Director, to discuss his thoughts regarding the May 16th meeting and the subsequent research and analysis performed with assistance from Goldman Sachs. He also solicited Mr. Simpkins's thoughts as to the merits of exploring a potential collaboration with ZF. Following discussion, Mr. Plant and Mr. Simpkins concluded that it would be advisable for Mr. Plant to further explore the possibilities and details of a potential collaboration with ZF.

        Following his May 30th discussions with Mr. Simpkins, Mr. Plant contacted Dr. Sommer to arrange a meeting for June 13th to continue their prior discussions, and he and Dr. Sommer agreed that, at such meeting, Dr. Sommer would provide ZF's perspective on the specific type of potential collaboration ZF was contemplating. They also agreed that the parties' respective Chief Financial Officers and external financial advisors should participate in the meeting.

        In anticipation of the meeting, the parties entered into a non-disclosure agreement on June 11, 2014. ZF resisted providing a standstill agreement given the preliminary nature of the discussions and the mutual understanding that no sensitive company information was to be shared at that time. The parties agreed to revisit ZF entering into customary standstill restrictions in the event discussions progressed further.

        On June 13, 2014, Mr. Plant, Mr. Joseph S. Cantie, TRW's Executive Vice President and Chief Financial Officer, representatives from Goldman Sachs, Dr. Sommer, Dr. Konstantin Sauer, ZF's Chief Financial Officer, and representatives from Citigroup Inc. and its affiliates including Citigroup Global Markets Deutschland AG (collectively, "Citi"), ZF's financial advisor, met as previously planned. At the meeting, Dr. Sommer presented ZF's rationale and vision for collaboration between the two companies, and after some discussion between Mr. Plant and Dr. Sommer, Dr. Sommer indicated that he was specifically contemplating an acquisition of TRW by ZF in an all cash transaction. Dr. Sommer did not, however, provide any specifics as to valuation or other terms of a potential acquisition. The Citi representatives then requested that TRW provide certain non-public information to ZF and Citi so that they could refine their analysis of TRW, and Dr. Sommer indicated that with such information he expected that ZF, with the assistance of Citi, would be in a position to make an initial proposal to acquire TRW by July 3, 2014.

        On June 14, 2014, Mr. Plant contacted Mr. Simpkins to brief him on the June 13th meeting and to solicit his feedback regarding further engagement with ZF. Following such discussion, Mr. Plant contacted Dr. Sommer and indicated that, subject to the full TRW Board's concurrence, there could be merit to the parties continuing to explore ZF's contemplated proposal.

        On June 20, 2014, the TRW Board, joined by Mr. Cantie, met telephonically and received a summary of the prior communications between TRW and ZF and a briefing of the June 13th meeting between ZF and TRW and their respective financial advisors. The TRW Board inquired as to whether ZF indicated any specific valuation (or valuation range), transaction terms or ZF's plans for TRW's management in connection with an acquisition by ZF. Mr. Plant informed the TRW Board that ZF had provided few details of its proposal and no discussions had occurred on such topics. Mr. Plant also indicated that he would not have any discussions regarding employment arrangements (or related matters) unless and until authorized by the TRW Board to do so. Following further discussion, the TRW Board indicated it would like TRW management and Goldman Sachs to further explore a financial analysis of TRW, including a review of TRW's standalone plan and management projections, as well as other potential strategic alternatives. The TRW Board also indicated that TRW management was authorized to continue the discussions with ZF in order to ascertain the specific details of the proposal ZF was considering. The TRW Board also authorized TRW management to provide the limited non-public due diligence information requested by ZF, subject to ZF entering into a standstill agreement.

        On June 23, 2014, ZF executed a standstill agreement and TRW provided ZF the limited non-public due diligence information requested by ZF. On June 26, 2014, Mr. Cantie, representatives from Goldman Sachs, representatives from ZF and representatives from Citi held a telephonic due diligence call to address ZF's high priority due diligence requests, responses to which ZF had indicated were a pre-condition to its formulation of a specific acquisition proposal.

        Messrs. Plant and Cantie and representatives from Goldman Sachs met with Dr. Sommer, Dr. Sauer and representatives from Citi on July 3, 2014 in London, England so that Dr. Sommer could present ZF's preliminary, non-binding acquisition proposal to TRW. ZF furnished the written preliminary proposal to TRW at the conclusion of the meeting. Among other things, ZF proposed acquiring all of the outstanding shares of TRW common stock at a price of $100.00 per share, which ZF emphasized it believed was a full and attractive valuation for a variety of reasons, including the recent, strong performance of TRW's stock and the current stage of the automotive industry cycle. The proposal also included a so called "highly confident" letter from Citi indicating that Citi was highly confident in the market's ability to support debt financing sufficient to finance the acquisition. Attached as an addendum to the preliminary proposal was a due diligence request list setting out further due diligence that ZF indicated was necessary for it to complete prior to entering into any definitive acquisition agreement.

        At the meeting, the TRW representatives principally listened to Dr. Sommer's recitation of the terms of the preliminary proposal. TRW representatives did, however, inquire as to the details of ZF's required internal approvals, including the mechanics of its Supervisory Board and Management Board approvals. The parties also discussed the allocation of antitrust risk in any transaction and the expectation that ZF would sell its 50% interest in ZF Lenksysteme GmbH (the "Steering Joint Venture"), a joint venture with Robert Bosch GmbH ("Bosch") the primary business of which is a steering business, to Bosch in order to address any potential antitrust related concerns associated with TRW's and ZF's respective steering businesses. ZF indicated to TRW that it had already planned to approach Bosch regarding such a sale, independently of any potential acquisition of TRW. At the conclusion of the meeting, Mr. Plant indicated that, subject to the TRW Board's approval, he would make himself available for a dinner meeting on July 7th with Dr. Sommer and Prof. Dr. Giorgio Behr, the Chairman of ZF's Supervisory Board, in order to, among other things, explore the ZF Supervisory Board's level of support for the proposed transaction.

        On July 5, 2014, the TRW Board held a meeting in New York, at which Mr. Cantie and representatives of Goldman Sachs and Simpson Thacher & Bartlett LLP ("Simpson Thacher"), TRW's outside counsel, were present, the agenda of which meeting included discussion of ZF's preliminary, non-binding proposal, an update on TRW management's projections, a preliminary financial analysis by Goldman Sachs and a summary of the TRW Board's fiduciary duties by Simpson Thacher. Mr. Plant first updated the TRW Board on the contact between representatives of TRW and ZF since the June 20th board meeting. Following this update, representatives from Simpson Thacher discussed the TRW Board's fiduciary duties in connection with their review and consideration of ZF's preliminary proposal and the exploration of other strategic alternatives more generally. Next, as requested by the TRW Board at the previous meeting in order to provide sufficient context for analyzing ZF's preliminary proposal, Mr. Plant and Mr. Cantie presented management's projections (discussed under "The Merger Proposal (Proposal 1)—Certain Financial Projections") and the current company strategy overview, which strategy overview had most recently been presented to the TRW Board at its May 14, 2014 meeting as part of its customary annual review process. This presentation included a market and industry overview, a review of TRW's current key priorities and strategies, and information on TRW's position in the market. Mr. Plant also conveyed his view of the uncertainty inherent in those management projections, particularly given the cyclical nature of the automotive supplier business and the automotive industry generally. Following the presentation by Messrs. Plant and Cantie, at the direction of the TRW Board, representatives from Goldman Sachs discussed Goldman Sachs' preliminary financial analysis of several potential strategic alternatives for TRW, including the proposal from ZF, as well as other potential strategic alternatives available to TRW, including continuing to operate as an independent company or pursuing a sale to a strategic buyer (either for cash or stock or a combination thereof) or a financial sponsor, a levered recapitalization, or a sale of assets. Following the presentations, the TRW Board, TRW management and their advisors discussed at length the strategic alternatives available to TRW and the potential responses to ZF's preliminary proposal and the advantages and disadvantages of each such response. Although the TRW Board determined that any transaction with ZF should be at a higher price per share than the $100.00 per share provided by ZF's preliminary proposal, given the attractive valuation initially put forward by ZF and the TRW Board's belief that a higher price could be achieved, the TRW Board authorized TRW management and Goldman Sachs to continue discussions with ZF to ascertain the seriousness of its proposal as well as ZF's approach to certain key transaction terms, including the allocation of antitrust risk—which ZF preliminarily indicated it believed would be addressed in part via the sale of its interest in the Steering Joint Venture to Bosch—the details of ZF's contemplated debt financing and ZF's internal approval processes and overall timing contemplated by ZF. To that end, it was agreed that Mr. Plant would attend dinner on July 7, 2014 with Dr. Sommer and Prof. Dr. Behr so that Mr. Plant could obtain a better understanding of ZF's approach on these issues.

        On July 7, 2014, Mr. Plant and Dr. Sommer met in Konstanz, Germany and Mr. Plant indicated that, while TRW would be interested in further exploring ZF's preliminary proposal, the TRW Board had concluded that $100.00 per share did not present a sufficient valuation for the TRW stockholders. Prof. Dr. Behr then joined Mr. Plant and Dr. Sommer for dinner, and Prof. Dr. Behr confirmed that, assuming the parties could agree to mutually satisfactory terms, he expected that the full ZF Supervisory Board would be supportive of an acquisition of TRW. Prof. Dr. Behr, Mr. Plant and Dr. Sommer also discussed, among other things, industry trends, financial markets and anticipated changes in automotive technologies and the automotive industry generally.

        On July 10, 2014, certain media outlets reported that TRW had received a preliminary acquisition proposal from ZF. Later that day, TRW issued a press release confirming that it had received a preliminary, non-binding proposal to acquire TRW and that TRW was evaluating the proposal as well as other strategic alternatives to enhance stockholder value. In its press release, TRW also indicated that it had retained Goldman Sachs as its financial advisor. Later that same day, ZF publicly confirmed that it was in the preliminary stages of discussing a possible acquisition of TRW. The closing price of TRW's common stock on July 10, 2014 was $98.91, up $7.51 from the closing price of TRW's common stock on July 9, 2014, the trading day before the media reports and the TRW and ZF public statements. In the following days and weeks, in light of the publicity regarding the acquisition proposal, various research analysts and other commentators speculated as to the likelihood of TRW undertaking a sale of the company, as well as the anticipated price and timing of any such sale.

        Following the news leak and the parties' confirmations of ZF's preliminary proposal, Dr. Sommer called Mr. Plant to discuss the feasibility of continuing to explore the potential transaction. In particular, Dr. Sommer indicated that, in light of Mr. Plant's response to ZF's prior proposal, he thought ZF could potentially increase its proposal to $104.00 per share, subject to approval of ZF's Supervisory Board. Dr. Sommer further noted that given the news leak, it was critical for the parties to move quickly in order to minimize disruption and distraction to their respective organizations and, therefore, it was important for ZF to commence due diligence immediately. Mr. Plant indicated that he was not certain whether $104.00 would be viewed by the TRW Board as a sufficiently attractive price for TRW to agree to move forward on a potential transaction.

        On July 11, 2014, Dr. Sommer contacted Mr. Plant to indicate that ZF was prepared to increase its offer to $105.00 per share, but he reiterated the need to proceed expeditiously given the increased risks presented by the public nature of the transaction and the increased speculation by research analysts, the press, customers, suppliers and employees. To that end, Dr. Sommer indicated that ZF was prepared to complete its due diligence of TRW within two weeks. Mr. Plant indicated that he would discuss ZF's increased proposal with the TRW Board. Mr. Plant also received an update from Dr. Sommer on ZF's discussions with Bosch regarding the divestiture of its interest in the Steering Joint Venture. Dr. Sommer indicated that he was hopeful that ZF and Bosch would reach agreement on a sale of its interest in the Steering Joint Venture to Bosch in the coming weeks.

        On July 12, 2014 the TRW Board held a telephonic meeting to discuss, among other things, ZF's increased offer. Mr. Cantie and representatives of Goldman Sachs and Simpson Thacher participated in the telephonic meeting. The TRW Board explored Mr. Plant's views as to ZF's willingness to further increase its price, its commitment to complete all necessary due diligence within two weeks and the ZF Supervisory Board's support for a potential transaction. The TRW Board also received an update as to the status of ZF's discussions with Bosch. Goldman Sachs discussed the likelihood of another potential buyer emerging and confirmed that no other party had contacted it indicating an interest to submit a proposal to acquire TRW, notwithstanding the fact that TRW's July 10th press release noted that TRW had engaged Goldman Sachs. Mr. Plant and Mr. Cantie confirmed that neither of them had been contacted by any other third party indicating an interest to submit a proposal to acquire TRW. The TRW Board members discussed with the Goldman Sachs representatives whether there was any merit to affirmatively reaching out to potential bidders, and determined that, for the time being, Goldman Sachs should wait to see the full effects of TRW's July 10th announcement and other press speculation regarding a transaction before potentially disrupting the process with ZF by proactively reaching out to third parties, particularly given the extensive press coverage regarding the potential transaction and the market's awareness of Goldman Sachs' involvement. After further discussion and a review by Goldman Sachs of the financial analyses previously discussed with the TRW Board at the July 5th meeting, the TRW Board concluded that in light of the compelling valuation presented by ZF's increased offer it was appropriate to permit ZF to commence full due diligence.

        On July 13, 2014, Mr. Plant and Dr. Sommer discussed the status of a potential transaction. Mr. Plant indicated that while TRW had not agreed to pursue a transaction at $105.00 per share, TRW would permit ZF to commence its requested due diligence. During the week of July 14, 2014, ZF commenced its due diligence. Representatives of ZF also conducted site visits to certain TRW facilities, including facilities in China, Germany, Poland, Mexico and the United States.

        On July 15, 2014, Sullivan & Cromwell LLP ("Sullivan & Cromwell"), counsel to ZF, provided a draft merger agreement to Simpson Thacher. The draft merger agreement did not include a full "hell or high water" antitrust efforts covenant, nor did the draft merger agreement provide any provisions specifically relating to the sale of ZF's Steering Joint Venture interest to Bosch. The draft merger agreement also contemplated, among other things, a fiduciary termination fee equal to 3.75% of transaction equity value (plus reimbursement of ZF's transaction expenses up to an unspecified cap), a termination fee equal to 1% of transaction equity value (plus reimbursement of expenses up to an unspecified cap) in the event TRW failed to obtain the required stockholder approval and a placeholder for a closing condition relating to TRW's receipt of unspecified third party (non-governmental) consents depending on the results of ZF's due diligence.

        On July 18, 2014, Simpson Thacher sent Sullivan & Cromwell a draft merger agreement that contemplated, among other things, a full "hell or high water" antitrust efforts covenant, a fiduciary termination fee equal to 2.5% of the transaction equity value and no fee in the event of a termination of the merger agreement solely as a result of TRW failing to obtain the required stockholder approval. The draft merger agreement also indicated that provisions relating to ZF's sale of its interest in the Steering Joint Venture to Bosch would likely need to be reflected in the merger agreement, depending on the timing and terms of such sale.

        During the week of July 21, 2014, TRW hosted management presentations and expert meetings in Michigan to provide ZF and its advisors with summaries of key areas of ZF's requested due diligence. At TRW's request, the parties scheduled a meeting for July 23, 2014, following that day's management presentations, during which ZF was to provide TRW with an update as to the status of its negotiations with Bosch. Prior to such meeting, ZF and its advisors indicated to TRW and its advisors that ZF expected to reach a commercial understanding with Bosch within the two week timeline ZF had proposed to potentially proceed with an acquisition of TRW. TRW indicated to ZF that TRW's willingness to proceed with any transaction was contingent on ZF addressing, to TRW's satisfaction, uncertainties created by the Steering Joint Venture. TRW further indicated that in the absence of a definitive agreement between Bosch and ZF regarding the sale of the joint venture interest, TRW would not proceed with a transaction unless the merger agreement between ZF and TRW contained a full "hell or high water" covenant. ZF indicated such a provision was not acceptable but agreed to continue to work quickly to reach agreement with Bosch.

        On July 22, 2014, the TRW Board held a telephonic meeting to receive an update as to the status of the TRW management presentations and ZF's due diligence, the status of the draft merger agreement, ZF's negotiations with Bosch, the status of ZF's committed debt financing and the transaction process more generally. Mr. Cantie, Ms. Robin Walker-Lee, TRW's Executive Vice President, General Counsel and Secretary, and representatives of Goldman Sachs and Simpson Thacher participated in the telephonic meeting.

        On July 23, 2014, Sullivan & Cromwell provided Simpson Thacher with a revised draft of the merger agreement, and on July 24, 2014 representatives from Sullivan & Cromwell, ZF and Simpson Thacher met at Sullivan & Cromwell's offices to discuss the revised merger agreement. While the parties did reach agreement on several issues at such meeting, critical issues, including the details of the antitrust covenant and fiduciary termination fee triggers and amounts, were not resolved. On July 25, 2014, Simpson Thacher furnished Sullivan & Cromwell with a revised draft of the merger agreement.

        On August 3, 2014, at TRW's request, ZF provided Simpson Thacher and Gleiss Lutz, TRW's German counsel, with a letter from Bosch and a redacted, non-binding term sheet between Bosch and ZF regarding the sale of ZF's interest in the Steering Joint Venture. Simpson Thacher reviewed a translation of the letter and term sheet and on August 4, 2014 conveyed to Sullivan & Cromwell its observation that, in addition to being non-binding, the term sheet appeared to be insufficiently definitive in several significant respects. Also on August 3, 2014, Sullivan & Cromwell furnished Simpson Thacher with a draft of the credit agreement ZF intended to enter into to secure the debt financing it needed to finance an acquisition of TRW.

        On August 8, 2014, the TRW Board held a meeting in New York at which Mr. Cantie, Ms. Walker-Lee, and representatives of Goldman Sachs and Simpson Thacher participated. Mr. Plant provided an update as to ZF's due diligence and representatives from Simpson Thacher provided an update as to the status of the merger agreement and ZF's draft credit agreement as well as their understanding of the status of ZF's negotiations with Bosch. The TRW Board discussed at length the risks presented by proceeding with a transaction prior to ZF entering into a definitive agreement with Bosch, and the countervailing risks presented by delaying a transaction until such time as such agreement might be reached. After soliciting input from Goldman Sachs and Simpson Thacher, the TRW Board and TRW management ultimately concluded that in the absence of ZF's agreement to accept all antitrust risk, TRW would not be prepared to proceed with a transaction prior to ZF and Bosch reaching a definitive agreement regarding the sale of ZF's interest in the Steering Joint Venture to Bosch.

        Mr. Plant conveyed to Dr. Sommer that given ZF's unwillingness to accept all antitrust risk in connection with a potential transaction, TRW would not proceed with a transaction until ZF entered into a binding, definitive agreement with Bosch that was subject only to customary conditions to closing. ZF and TRW then agreed that they would put their discussions on hold and revisit the feasibility of a transaction if and when ZF reached agreement with Bosch. ZF indicated that it intended to continue working over the next several weeks to reach definitive agreements with Bosch providing for the closing certainty TRW desired.

        During the weeks of August 18, 2014 and August 25, 2014, ZF and its advisors provided TRW and its advisors, including Gleiss Lutz, with updates as to the status of the ongoing negotiations with Bosch. In view of the progress ZF and Bosch appeared to be making on their definitive agreement, Sullivan & Cromwell provided Simpson Thacher with a revised draft of the merger agreement on August 22, 2014 and ZF, Sullivan & Cromwell, TRW and Simpson Thacher recommenced discussions of the merger agreement during the week of August 25, 2014. Throughout such discussions, the specific allocation of antitrust risk remained a significant open issue in the merger agreement. On August 29, 2014, Mr. Plant and Dr. Sommer discussed the concept of ZF paying a reverse termination fee in case the transaction failed to close due to a failure to obtain any required antitrust approvals. On September 2, 2014, Simpson Thacher sent a revised draft of the merger agreement to Sullivan & Cromwell, which assumed that a definitive agreement with respect to sale of ZF's interest in the Steering Joint Venture would be reached, and which contemplated, among other things: (i) detailed covenants with respect to ZF's obligations to consummate such sale, (ii) an obligation to use reasonable best efforts to take all actions necessary to address any other antitrust concerns in connection with the proposed transaction, subject to a limitation on any actions that would result in a "substantial detriment," the details of which were to be discussed and (iii) a reverse termination fee, the amount of which was to be discussed, payable to TRW in the event that the parties failed to obtain necessary antitrust approvals or that the merger agreement was terminated due to a final order related to antitrust laws or the Steering Joint Venture.

        During the week of September 2, 2014, ZF and its advisors indicated general agreement with certain concepts in the antitrust provisions included in the draft merger agreement, including the concept of a reverse termination fee previously discussed between Mr. Plant and Dr. Sommer and ZF and its advisors and TRW and its advisors continued to negotiate the amount of the reverse termination fee and the specific triggers for its payment. ZF conveyed its belief that in light of TRW's insistence that ZF enter into a binding agreement with Bosch prior to ZF and TRW entering into a merger agreement, ZF had effectively addressed TRW's antitrust-related concerns and, therefore, any reverse termination fee should be modest. TRW maintained that its willingness to proceed with a transaction was predicated on both a definitive agreement between ZF and Bosch and a substantial reverse termination fee.

        On September 3, 2014, representatives from ZF, Sullivan & Cromwell, TRW and Simpson Thacher met at Simpson Thacher's offices to discuss the draft merger agreement. While the parties reached agreement on several more issues at such meeting, several critical issues, including the details of the antitrust provisions and termination fee triggers and amounts, were not resolved. Later that day, Sullivan & Cromwell furnished Simpson Thacher with a revised draft of the merger agreement.

        On September 5, 2014, the TRW Board held a telephonic meeting at which Mr. Cantie, Ms. Walker-Lee and representatives of Goldman Sachs and Simpson Thacher participated. Mr. Plant provided the TRW Board with an update as to the status of negotiations, including the fact that neither price nor the sizes of the fiduciary termination fee or reverse termination fee had yet been agreed with ZF. Also on September 5, 2014, Simpson Thacher provided Sullivan & Cromwell with a revised draft of the merger agreement.

        On September 8, 2014, Dr. Sommer and Mr. Plant met and discussed the status of negotiations and their perspectives regarding the path for ultimately reaching agreement on a potential transaction. Dr. Sommer also indicated his expectation that ZF would execute a definitive agreement with Bosch during the course of the upcoming weekend. On September 10, 2014, Mr. Plant, Mr. Cantie, Dr. Sommer, Andreas Hartmann, Chief Representative of ZF, and Dr. Sauer met in Livonia, Michigan to discuss the key open issues in the merger agreement and Simpson Thacher provided Sullivan & Cromwell with a revised draft of the merger agreement. Mr. Plant also reiterated his expectation that ZF would need to further increase its price for the parties to ultimately reach agreement. The TRW and ZF representatives agreed upon several of the key open issues, but the meeting concluded without agreement on price. ZF did signal that it would likely agree to a proposal regarding the size of the fiduciary termination fee and the size of the reverse termination fee along the lines of TRW's then current proposal. After the conclusion of the meeting, Sullivan & Cromwell provided Simpson Thacher with a revised draft of the merger agreement.

        On September 10, 2014, the TRW Board held a meeting in New York at which Mr. Cantie, Ms. Walker-Lee and representatives of Goldman Sachs and Simpson Thacher participated. Mr. Plant provided an update as to the status of negotiations, including ZF's reluctance to further increase its price (beyond $105.00) for several reasons, including recent movement in the Euro-to-US dollar exchange rate. Mr. Plant further conveyed ZF's indication regarding the termination fees, but cautioned that TRW and Simpson Thacher would need to review the details of any such proposal before coming to a definitive conclusion regarding its desirability. Representatives from Goldman Sachs then discussed its financial analyses of the contemplated transaction, as well as an updated financial analysis of the various potential strategic alternatives discussed at the July 5th and July 12th meetings of the TRW Board. After discussion of the various potential strategic alternatives, the TRW Board concluded that the levered recapitalization and asset sale alternatives raised substantial execution issues and that such alternatives were not reasonably likely to be in the best interests of TRW's stockholders. After discussion with Goldman Sachs, the TRW Board also concluded that the sale of TRW to a private equity firm would be difficult due to several factors, including the large equity investment that would be needed for such a transaction. In response to a question from a member of the TRW Board, representatives of Goldman Sachs also confirmed, again, that they had not been contacted by any potential strategic or private equity bidders suggesting an interest in submitting a proposal to acquire TRW. Messrs. Plant and Cantie also confirmed that neither of them had been contacted by any potential strategic or private equity bidders suggesting an interest in submitting a proposal to acquire TRW. The TRW Board members revisited with the Goldman Sachs representatives whether there was any merit to affirmatively reaching out to potential bidders, and reaffirmed that, given the extensive press coverage of the potential transaction and the absence of any proposals to acquire TRW, such outreach was unlikely to be productive, and would likely be disruptive. Representatives of Simpson Thacher then provided a summary of the key terms of the then-current draft merger agreement, also highlighting the points that remained subject to further discussion with ZF.

        On September 11, 2014, Dr. Sommer indicated to Mr. Plant that, subject to finalizing the remaining key aspects of ZF's due diligence, ZF could potentially increase its proposed price to $106.00 per share based on several key assumptions regarding the anticipated performance and cash position of the TRW business which would need to be borne out in final due diligence to the satisfaction of ZF's governing boards and subject to the resolution of certain key transaction terms in the manner previously proposed by ZF. Dr. Sommer cautioned that such a price would be challenging for several reasons, including recent movement in the Euro-to-US dollar exchange rate.

        From September 11, 2014 through September 15, 2014, TRW and ZF and their respective advisors worked to finalize the merger agreement and other documentation necessary for the transaction and ZF and its advisors completed their remaining due diligence. Among other things, the parties agreed that the reverse termination fee construct would cover the transaction not closing due to any failure to obtain the required antitrust approvals or certain adverse orders from government authorities, and that the fiduciary termination fee and the reverse termination fee would both be equal to $450 million, without any additional amounts payable in respect of ZF's transaction expenses in such circumstances. ZF signaled that it would agree to an expenses reimbursement, capped at $20 million, in the event of a termination due to TRW stockholders failing to approve the merger, rather than a fee or expense reimbursement up to 1% of the transaction equity value (i.e., over $120 million) as ZF had previously requested. Also, the parties agreed on the "substantial detriment" definition (which is described in more detail in "The Merger Agreement—Efforts to Complete the Merger") which sets certain limitations on the actions required to be taken by ZF in connection with obtaining the necessary approvals and clearances pursuant to antitrust laws and the CFIUS Clearance, and TRW agreed to the level of efforts it would be required to take at the request of ZF with respect to obtaining antitrust approvals and clearances and the CFIUS Clearance.

        On September 14, 2014, the TRW Board held a telephonic meeting at which Mr. Cantie, Ms. Walker-Lee and representatives of Goldman Sachs and Simpson Thacher participated. In addition to a general update on status, Mr. Plant informed the TRW Board that ZF and Bosch had reached agreement and the definitive agreement for the Steering Joint Venture sale was in the process of being notarized as required under German law. Mr. Plant also informed the TRW Board that Dr. Sommer had indicated a tentative willingness to further increase ZF's offer to $106.00, subject to confirmation on certain remaining due diligence items to the satisfaction of ZF's governing boards. Mr. Plant noted his belief that it was uncertain whether ZF would ultimately agree to $106.00 per share. The TRW Board discussed with representatives of TRW's management, Goldman Sachs and Simpson Thacher the strategic and legal considerations relating to the proposed merger, the risks and benefits of the transaction compared to other potential strategic alternatives available to TRW and the terms of the merger agreement, as well as the resolutions to be adopted by the TRW Board in connection with the proposed transaction with ZF should the parties ultimately reach agreement.

        During the early morning of September 15, 2014, Dr. Sommer contacted Mr. Plant to inform him that ZF's governing boards would be unable to agree to $106.00 given that certain of the assumptions underlying ZF's tentative increase in price were not supported by ZF's final due diligence. After lengthy discussion, Dr. Sommer and Mr. Plant then agreed, subject to the TRW Board's approval, to propose moving forward with a transaction at $105.60 per share. At approximately 5:00 am (New York time) Mr. Plant indicated that if Dr. Sommer could not provide a firm confirmation of such price within the hour, the parties would likely have to abandon the transaction for the time being. Shortly thereafter, Dr. Sommer contacted Mr. Plant to confirm that ZF would proceed with a transaction to acquire all outstanding shares of TRW common stock at $105.60 per share in cash. By that time, Bosch and ZF had publicly announced that they had entered into an agreement for the acquisition by Bosch of ZF's 50% interest in the Steering Joint Venture on the morning of September 15th.

        Shortly thereafter on the morning of September 15th, the TRW Board held a telephonic meeting at which Mr. Cantie, Ms. Walker-Lee and representatives of Goldman Sachs and Simpson Thacher participated. Representatives of Simpson Thacher reviewed for the TRW Board the final material terms of the proposed merger agreement that had changed since the prior review. Representatives of Goldman Sachs reviewed the financial analysis of the proposed transaction with ZF. After responding to questions, Goldman Sachs delivered to the TRW Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, to the effect that, as of September 15, 2014 and based upon and subject to the qualifications, limitations, factors, procedures and assumptions stated therein, the $105.60 cash per share merger consideration to be paid to holders (other than ZF and its affiliates) of shares of TRW common stock pursuant to the proposed merger agreement was fair from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. See also "The Merger Proposal (Proposal 1)—Opinion of TRW's Financial Advisor."

        Following the presentations and discussion, including further discussion of the resolutions to be adopted by the TRW Board, the TRW Board unanimously approved and declared advisable the merger agreement and the merger with ZF, and resolved to unanimously recommend that TRW stockholders vote to adopt the merger agreement.

        Following the meeting of the TRW Board on September 15, 2014, prior to the opening of trading of TRW's common stock on the NYSE, the parties executed the merger agreement and finalized the other documentation related to the proposed transaction and ZF executed its credit agreement (and related ancillary agreements) providing for its committed debt financing. Each of TRW and ZF also issued press releases announcing the transaction.

Recommendation of the TRW Board and Reasons for the Merger

  The TRW Board recommends that you vote "FOR" the merger proposal.

        At a meeting of the TRW Board held on September 15, 2014, the TRW Board, acting in consultation with its outside counsel and financial advisor, unanimously determined that it is in the best interest of the TRW stockholders that TRW enter into the merger agreement, approved and declared advisable the merger agreement, resolved that the merger agreement be submitted for consideration by the TRW stockholders at a special meeting of stockholders and recommended that the TRW stockholders vote to adopt the merger agreement.

        When you consider the TRW Board's recommendation, you should be aware that TRW's directors may have interests in the merger that may be different from, or in addition to, the interests of TRW stockholders generally. These interests are described in "The Merger Proposal (Proposal 1)—Interests of TRW Executive Officers and Directors in the Merger."

        In the course of reaching its decision, the TRW Board consulted with our senior management, financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including, among others, the following (not necessarily in order of relative importance):

  •
  Merger consideration.  The TRW Board considered the $105.60 per share in cash to be paid as merger consideration in relation to (i) the TRW Board's estimate of the current and future value of TRW as an independent entity, (ii) the multiple of enterprise value to adjusted EBITDA implied by such price and (iii) the market price of TRW's common stock prior to the initial public report of TRW's receipt of ZF's preliminary proposal and in relation to its market price at various other periods, including in relation to the all-time high market price of TRW's common stock.

  •
  Negotiations with ZF.  The TRW Board considered the benefits that we and our advisors were able to obtain during our extensive negotiations with ZF, including a significant increase in ZF's offer price per share from the beginning of the process to the end of the negotiations. The TRW Board concluded that we had obtained the highest price per share that ZF was willing to agree to pay, considering the extensive negotiations between the parties.

  •
  Cash consideration.  The TRW Board considered the fact that the merger consideration would be paid solely in cash, which, compared to non-cash consideration, provides certainty and immediate liquidity and value to our stockholders.

  •
  Strategic alternatives.  The TRW Board considered the potential values, benefits, risks and uncertainties facing TRW's stockholders associated with possible strategic alternatives to the merger (including alternative acquisition proposals, scenarios involving dispositions of business segments and the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives. The TRW Board also considered that, notwithstanding TRW's public confirmation that it had received a preliminary proposal to acquire TRW and was considering its strategic alternatives, as well as broad press coverage of the potential transaction, neither it nor its financial advisors had received any proposals from other potential strategic or private equity bidders concerning an acquisition of TRW.

  •
  Fairness opinion.  The TRW Board considered the financial analyses presented by Goldman Sachs, as well as the opinion of Goldman Sachs, dated September 15, 2014, to the TRW Board to the effect that, as of such date and based upon and subject to the qualifications, limitations, factors, procedures and assumptions set forth in such opinion, the $105.60 cash per share merger consideration to be paid to holders (other than ZF and its affiliates) of shares of TRW common stock pursuant to the proposed merger agreement was fair from a financial point of view to such holders. The Goldman Sachs opinion is more fully described in "The Merger Proposal (Proposal 1)—Opinion of TRW's Financial Advisor" and the full text of the opinion is attached to this proxy statement as Annex B.

  •
  TRW's current condition.  The TRW Board considered information with respect to our financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions, trends and cycles.

  •
  TRW's future prospects.  The TRW Board considered TRW's future prospects if we were to remain independent, including the competitive landscape and the business, financial and execution risks, our relationships with customers and suppliers, and the risks associated with continued independence discussed below.

  •
  Risks associated with continued independence.  While the TRW Board remained supportive of our strategic plan and optimistic about our prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including the potential execution risks associated with the strategic plan. The TRW Board concluded that the merger consideration enabled TRW's stockholders to realize a substantial portion of TRW's potential future value without the market or execution risks associated with continued independence.

  •
  Economic conditions.  The TRW Board considered the current state of the economy and its assessment of the stage of the automotive industry cycle, debt financing markets and uncertainty surrounding forecasted economic conditions both in the near term and the long term, generally, and within our industry in particular.

  •
  Merger agreement.  The TRW Board considered the terms of the merger agreement, including:

  •
  the representations, warranties and covenants of the parties, the conditions to the parties' obligations to complete the merger and their ability to terminate the merger agreement;

  •
  ZF's covenants in furtherance of obtaining required regulatory approvals and the fact that the consummation of the merger agreement is conditioned on obtaining regulatory approvals only in specified jurisdictions;

  •
  the obligation of ZF under certain circumstances to pay us a reverse termination fee of $450 million, including in connection with a failure to obtain antitrust approvals;

  •
  the right of TRW and the TRW Board to respond to a competing superior proposal from any bidder, subject to certain restrictions and the requirement that we pay ZF the applicable fiduciary termination fee if we terminate the merger agreement to accept a superior proposal;

    •
    the belief of the TRW Board that, although the termination fee provisions might have the effect of discouraging competing third party proposals, such provisions are customary for transactions of this type, and its belief that the $450 million fiduciary termination fee was reasonable in the context of comparable transactions; and

    •
    the TRW Board's right to change its recommendation, subject to certain restrictions, in connection with an intervening event or a superior proposal.

  •
  ZF's reputation.  The TRW Board considered the business reputation and capabilities of ZF and its management.

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  ZF's resources.  The TRW Board concluded that ZF had access to the resources needed to complete the merger.

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  Financing.  The TRW Board considered the terms of the executed credit agreement providing for ZF's committed debt financing in connection with the merger and the financial capabilities and reputation of the financing sources, including the fact that such financing was committed on a so-called UK style "certain funds" basis.

  •
  Steering Joint Venture Sale.  The TRW Board considered the fact that ZF and Bosch had entered into a definitive agreement providing for the sale of ZF's Steering Joint Venture interest immediately prior to the execution of the Merger Agreement, as well as the fact that ZF agreed to a number of provisions in the Merger Agreement with respect to its commitments to consummate the sale of its Steering Joint Venture interest as promptly as practicable.

  •
  Likelihood of consummation.  The TRW Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, ZF's representation that it will have sufficient financial resources to pay the merger consideration and consummate the merger, and the remedies available to us under the merger agreement.

  •
  Possibility of more favorable bid.  The TRW Board considered our assessment as to the possibility that a third party with the financial means would agree to a transaction at a higher price than ZF on substantially similar or more favorable terms, as more fully described in "The Merger Proposal (Proposal 1)—Background of the Merger."

  •
  Appraisal Rights.  The TRW Board considered the fact that stockholders who vote against the merger will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

  •
  Stockholders' ability to reject the merger.  The TRW Board considered the fact that the merger is subject to approval by TRW's stockholders.

        In the course of reaching its decision, the TRW Board also considered a number of potentially negative factors including, among others, the following:

  •
  Participation in future gains.  The TRW Board considered the fact that we will no longer exist as an independent public company and TRW stockholders will forgo any future increase in TRW's value that might result from our earnings or possible growth as an independent company. The TRW Board was optimistic about our prospects on a standalone basis and our strategic plan, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by our strategic plan particularly on a risk-adjusted basis.

  •
  Regulatory risk.  The TRW Board considered the risk that necessary regulatory approvals may be delayed, conditioned or denied, including the fact that any reverse termination fee would be unlikely to fully compensate TRW for the costs of non-consummation noted above.

  •
  Risks associated with announcement and pendency of the merger.  The TRW Board considered the risk that the announcement and pendency of the merger may cause substantial harm to relationships with our employees, vendors, customers and strategic partners and may divert management and employee attention away from the day-to-day operation of our business.

  •
  Risks associated with a failure to consummate the merger.  The TRW Board considered the fact that there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed. The TRW Board noted the fact that, if the merger is not completed, (i) we will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the merger not to be completed, it is likely that the price of TRW's common stock will decline, potentially significantly and (iii) the market's perception of our prospects could be adversely affected.

  •
  Financing risk.  The TRW Board considered the risk that, while the merger agreement is not subject to any financing condition, if ZF fails to obtain sufficient financing, the merger is unlikely to be consummated.

  •
  Strategic alternatives.  The TRW Board considered the possible strategic alternatives to the merger, the potential benefits accruing to TRW's stockholders associated with such alternatives, and the timing and likelihood of accomplishing such alternatives.

  •
  Restrictions on the operation of our business.  The TRW Board considered the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from realizing certain business opportunities or taking certain actions with respect to our operations we would otherwise take absent the pending merger.

  •
  Non-solicitation provision.  The TRW Board considered the fact that the merger agreement precludes us from actively soliciting alternative proposals.

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  Termination fees.  The TRW Board considered the possibility that the termination fee payable to ZF if the merger agreement is terminated under certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals. The TRW Board also considered that the company could be responsible for up to $20 million of ZF's expenses if TRW's stockholders do not adopt the merger agreement.

  •
  Tax treatment.  The TRW Board considered the fact that an all cash transaction would be taxable to TRW's stockholders that are U.S. holders for U.S. federal income tax purposes.

        While the TRW Board considered potentially positive and potentially negative factors, the TRW Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the TRW Board unanimously determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, TRW and its stockholders.

        The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the TRW Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the TRW Board in that regard. In view of the number and variety of factors and the amount of information considered, the TRW Board did not find it practicable to, and did not make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the

TRW Board may have given different weights to different factors. Based on the totality of the information presented, the TRW Board collectively reached the unanimous decision to approve and declare advisable the merger agreement and the merger in light of the factors described above and other factors that the members of the TRW Board felt were appropriate.

        Portions of this explanation of TRW's reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Opinion of TRW's Financial Advisor

        In connection with the merger, TRW's financial advisor, Goldman Sachs, delivered its opinion to the TRW Board that, as of September 15, 2014 and based upon and subject to the factors and assumptions set forth therein, the $105.60 in cash per share to be paid to the holders (other than ZF and its affiliates) of shares of TRW common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated September 15, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B, and is incorporated by reference herein. Goldman Sachs provided its opinion for the information and assistance of the TRW Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of TRW common stock should vote with respect to the merger proposal, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

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  annual reports to stockholders and Annual Reports on Form 10-K of TRW for the five fiscal years ended December 31, 2013 and the annual reports of ZF for the five years ended December 31, 2013;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of TRW;

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  certain other communications from TRW to its stockholders;

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  certain publicly available research analyst reports for TRW; and

  •
  the Management Projections, which were approved for Goldman Sachs' use by TRW and are further described below in the subsection entitled "The Merger Proposal (Proposal 1)—Certain Financial Projections."

        Goldman Sachs also held discussions with members of the senior management of TRW regarding their assessment of the past and current business operations, financial condition, and future prospects of TRW; reviewed the reported price and trading activity for TRW common stock; compared certain financial and stock market information for TRW with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the automotive supplier industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

        For purposes of rendering this opinion, Goldman Sachs, with TRW's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with TRW's consent, that the Management Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of TRW. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of TRW or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to Goldman Sachs' analysis.

        Goldman Sachs' opinion does not address the underlying business decision of TRW to enter into the merger agreement or engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to TRW; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, TRW or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point of view to holders (other than ZF and its affiliates) of shares of TRW common stock, as of September 15, 2014, of the $105.60 in cash per share to be paid to such holders pursuant to the merger agreement. Goldman Sachs does not express any view on, and Goldman Sachs' opinion does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of TRW; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of TRW, or class of such persons in connection with the merger, whether relative to the $105.60 in cash per share of common stock to be paid to the holders (other than ZF and its affiliates) of shares of TRW common stock pursuant to the merger agreement or otherwise. Goldman Sachs' opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the impact of the merger on the solvency or viability of TRW or ZF or the ability of TRW or ZF to pay their respective obligations when they come due. Goldman Sachs' advisory services and its opinion were provided for the information and assistance of the TRW Board in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of TRW common stock should vote with respect to the merger proposal or any other matter. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the TRW Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 12, 2014, the last trading day before the public announcement of the execution of the merger agreement, and is not necessarily indicative of current market conditions.

  Historical Stock Trading Analysis

        Goldman Sachs reviewed the historical trading prices and volumes for TRW common stock for the five-year period ended September 12, 2014. In addition, Goldman Sachs analyzed the consideration to be paid to holders of TRW common stock pursuant to the merger agreement in relation to (i) the closing price of the TRW common stock on July 9, 2014, the last trading day before press speculation related to a potential sale of TRW was publicly reported on July 10, 2014, which is referred to in this proxy statement as the Disturbed Date; (ii) the undisturbed 52-week (and all-time) high closing price of the TRW common stock before the Disturbed Date; (iii) the undisturbed 30-day average closing price of the TRW common stock before the Disturbed Date; (iv) the undisturbed 52-week average closing price of the TRW common stock before the Disturbed Date; and (v) the closing price of the TRW common stock on September 12, 2014, the last trading day prior to the date Goldman Sachs rendered its opinion to the TRW Board.

        This analysis indicated that the $105.60 in cash per share to be paid to TRW's stockholders pursuant to the merger agreement represented:

  •
  a premium of 15.5% based on the closing price of $91.40 per share on July 9, 2014;

  •
  a premium of 15.3% based on the undisturbed 52-week (and all-time) high closing price of $91.62 per share on July 7, 2014;

  •
  a premium of 20.7% based on the undisturbed 30-day average closing price of $87.52 per share

  •
  a premium of 36.9% based on the undisturbed 52-week average closing price of $77.15 per share; and

  •
  a premium of 1.7% based on the closing price of $103.85 per share on September 12, 2014.

  Selected Companies Analysis

        Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples for TRW to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the automotive supplier industry (collectively referred to as the selected companies):

  •
  American Axle & Manufacturing Holdings, Inc.

  •
  Autoliv, Inc.

  •
  BorgWarner Inc.

  •
  Dana Holding Corporation

  •
  Delphi Automotive PLC

  •
  Lear Corporation

  •
  Magna International Inc.

  •
  Tenneco Inc.

        Although none of the selected companies is directly comparable to TRW, the companies included were chosen because they are publicly traded companies in the automotive supplier industry with operations that, based on Goldman Sachs' professional judgment and experience, for purposes of analysis may be considered similar to certain operations of TRW.

        Goldman Sachs also calculated and compared various financial multiples and ratios based on financial data as of September 12, 2014, information it obtained from filings with the SEC and Institutional Brokers' Estimate System ("IBES") estimates. The multiples and ratios of TRW were based on the Management Projections and TRW's closing stock price on July 9, 2014, the day prior to the Disturbed Date. The multiples and ratios for each of the selected companies were based on the most recent publicly available information, IBES estimates and such companies' closing stock prices, in each case, as of September 12, 2014. With respect to TRW and the selected companies, Goldman Sachs calculated:

  •
  enterprise value ("EV"), which is the fully diluted market value of common equity plus the book value of debt less cash plus minority interests, as a multiple of the latest twelve months ("LTM") estimated earnings before interest, taxes and depreciation and amortization, or "EBITDA" (adjusted for certain non-recurring charges, with the estimated future EBITDA for TRW being based on "Adjusted EBITDA" and those non-recurring charges as presented in the subsection entitled "The Merger Proposal (Proposal 1)—Certain Financial Projections");

  •
  EV as a multiple of estimated calendar years 2014 and 2015 EBITDA;

  •
  EV, adjusted for the amount of combined underfunded or overfunded pension and other post-employment benefits ("OPEB") liabilities (referred to as "Adjusted EV"), as a multiple of estimated calendar years 2014 and 2015 EBITDA, adjusted for income or expense associated with pension plans and other post-retirement employee benefits plans (referred to as "EBITDAPO");

  •
  estimated calendar years 2014 and 2015 price to earnings ratios; and

  •
  estimated calendar years 2014 and 2015 price to earnings ratios adjusted for UK pension income (referred to as "Adjusted Earnings").

        The results of these analyses are summarized as follows:

Current Multiples	TRW (Management Projections)* Jul. 9, 2014 Undisturbed Closing Price	Median of Selected Companies (IBES Estimates) Sept. 12, 2014 Closing Price
EV / LTM EBITDA	6.6x	6.7x
EV / 2014E EBITDA	6.4x	6.8x
EV / 2015E EBITDA	6.0x	6.1x
Adjusted EV / 2014E EBITDAPO	6.7x	7.0x
Adjusted EV / 2015E EBITDAPO	6.3x	6.4x
Price / 2014E Earnings	11.7x	13.0x
Price / 2015E Earnings	10.6x	11.1x
Price / 2014E Adjusted Earnings	13.2x	13.0x
Price / 2015E Adjusted Earnings	12.2x	11.1x

*
Based on undisturbed July 9, 2014 closing price, which represents day prior to press speculation related to the potential sale of TRW.

        In addition, with respect to TRW and the selected companies, Goldman Sachs calculated average EV as a multiple of one-year forward estimated EBITDA (per IBES estimates for both TRW and the selected companies), and average Adjusted EV as a multiple of one-year forward estimated EBITDAPO (per IBES estimates for both TRW and the selected companies), in each case, averaged over the period starting from TRW's February 2004 initial public offering ("IPO") and averaged over the past five years and over the past one year. Furthermore, Goldman Sachs calculated TRW's and the selected companies' all-time high valuation multiples of EV to one-year forward estimated EBITDA and Adjusted EV to one-year forward estimated EBITDAPO, in each case per IBES estimates, since TRW's IPO.

        The results of these analyses are summarized as follows:

Trading Multiples	Average Over Past One Year	Average Over Past Five Years	Average Since IPO	Peak Since IPO
EV / One-Year Forward EBITDA (TRW Per IBES Estimates)*	5.6x	4.3x	4.5x	6.5x
EV / One-Year Forward EBITDA (Median of Selected Companies Per IBES Estimates)	6.5x	5.1x	5.2x	7.3x
Adjusted EV / One-Year Forward EBITDAPO (TRW Per IBES Estimates)*	5.8x	4.9x	5.3x	6.7x
Adjusted EV / One-Year Forward EBITDAPO (Median of Selected Companies Per IBES Estimates)	7.2x	6.0x	6.1x	7.7x

*
Based on undisturbed July 9, 2014 closing price, which represents day prior to press speculation related to the potential sale of TRW.

        Goldman Sachs observed that the $105.60 per share in cash to be paid to holders of TRW common stock in the merger implied the following:

TRW (Management Projections)
EV / LTM EBITDA	7.6x
EV / 2014E EBITDA	7.4x
EV / 2015E EBITDA	6.9x
Adjusted EV / 2014E EBITDAPO	7.7x
Adjusted EV / 2015E EBITDAPO	7.2x
Price / 2014E Earnings	13.5x
Price / 2015E Earnings	12.3x
Price / 2014E Adjusted Earnings	15.3x
Price / 2015E Adjusted Earnings	14.1x

  Selected Transactions Analysis.

        Goldman Sachs analyzed certain information relating to the following selected transactions in the automotive supplier industry involving target companies having transaction enterprise values over $250 million since 2004:

Date	Target	Acquirer
October 2004	Tesma International Inc.	Magna International Inc.
November 2004	Beru AG	BorgWarner Inc.
August 2006	Metaldyne Corporation	Asahi Tec Corporation
October 2006	Pacifica Group Ltd	Robert Bosch GmbH
May 2007	Sumitomo Wiring Systems, Ltd.	Sumitomo Electric Industries, Ltd.
January 2008	Mando Corp.	Investor Group
July 2008	Federal-Mogul Corporation	Icahn Enterprises Holdings LP
July 2008	Continental AG	Schaeffler AG
July 2010	Tomkins Ltd.	Onex / CPP Investment Board
November 2010	UCI International	Rank Group Limited
September 2011	TMD Friction Holding GmbH	Nisshinbo Holdings
May 2012	Schrader Electronics	Madison Dearborn Partners
February 2013	WET Automotive Systems AG	Gentherm Europe GmbH
January 2014	Johnson Controls—Auto Electronics	Visteon Corporation

        For each of the selected transactions, Goldman Sachs calculated and compared the EV as a multiple of the target's LTM EBITDA based on public filings and press releases. While none of the companies that participated in the selected transactions are directly comparable to TRW, Goldman Sachs selected these transactions because they are transactions since 2004 that, in Goldman Sachs' professional judgment and experience, involve companies in the automotive supplier industry with operations that, for the purposes of analysis, may be considered similar to certain of TRW's operations.

        The following table presents the results of this analysis:

EV/LTM EBITDA
Selected Transactions Range	4.6 - 7.9x
Selected Transactions Median	5.9x

        Based on its review of the foregoing calculations and applying its professional judgment and experience, Goldman Sachs applied illustrative estimated EV / LTM EBITDA ratios ranging from approximately 4.5x to 8.0x to TRW's EBITDA for the twelve months ended June 27, 2014, per TRW's public filings, to derive implied values per share of TRW common stock ranging from $59 to $112.

  Public Deal Premia Review

        Goldman Sachs reviewed the implied premia paid in cash transactions involving U.S. target companies having transaction enterprise values over $250 million from 2004 through September 12, 2014. For each of the transactions, Goldman Sachs compared, based on information it obtained from Thomson Financial Securities Data, the implied premium paid in such transaction represented by the per share acquisition price as compared to the acquired company's closing share price one trading day prior to announcement (except for those transactions subject to pre-announcement media speculation and transactions where the target company announced it was considering strategic alternatives, in which case the premia reviewed were those calculated on an undisturbed basis) and the 52-week high share price prior to announcement of the transaction. The following table presents the results of this review:

Median Premium
One Day Prior to Announcement	27%
52-Week High	8%

        Based on its review of the foregoing and applying its professional judgment, Goldman Sachs applied illustrative premia ranging from 7.5% to 30.0% to the $91.40 closing share price of TRW common stock on July 9, 2014, one day before the Disturbed Date, to derive implied values per share of TRW common stock ranging from $98 to $119.

  Illustrative Discounted Cash Flow Analysis

        Goldman Sachs performed an illustrative discounted cash flow analysis for TRW using the Management Projections to determine a range of per share equity values for TRW. Goldman Sachs conducted its discounted cash flow analysis using estimated unlevered free cash flows (calculated as after-tax earnings before interest, plus depreciation and amortization, less any increases in working capital or plus any decreases in working capital, less pension income, plus OPEB related expenses, less cash funding for pension and OPEB, less tax-affected restructuring charges, less capital expenditures) for TRW for the years 2014 through 2018, and discounting back to June 27, 2014 by applying discount rates ranging from 9.5% to 11.5%, reflecting estimates of TRW's weighted average cost of capital. Goldman Sachs then calculated and aggregated the present values of the illustrative terminal values (based on perpetuity growth rates ranging from 2.5% to 3.5%) with the present values of the illustrative cash flows for each of the calendar years ending 2014 through 2018 and subtracted the assumed amount of TRW's net debt as of June 27, 2014, based on public filings, to calculate the present values of illustrative equity values of TRW as of June 27, 2014. Goldman Sachs then divided such present values of such illustrative equity values by the number of shares of TRW common stock on a fully diluted basis to calculate the illustrative per-share equity values. This analysis resulted in a range of illustrative value indications of $79 to $120 per share of TRW common stock.

  Illustrative Present Value of Future Share Price Analysis

        Goldman Sachs performed an illustrative analysis of the implied present value of the potential future price per share of TRW common stock at the year-end of each of the calendar years 2014 through 2017 using one-year forward EBITDA estimates set forth in the Management Projections for the calendars years 2015 through 2018, respectively. This analysis is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's estimated future EBITDA, net debt and its assumed EV to EBITDA multiples. Goldman Sachs first calculated the implied values per share of TRW common stock at the year-end of each of the calendar years 2014 through 2017 by applying a range of EV to one-year forward EBITDA multiples of 5.0x to 7.0x to EBITDA estimates for each of the calendar years 2015 to 2018. Goldman Sachs then subtracted the assumed amount of net debt as of the relevant year-end per the Management Projections. Goldman Sachs then calculated the present values for the implied per share future values for the TRW common stock by discounting the implied per share future values to June 27, 2014, using a discount rate of 13.0%, reflecting an estimate of TRW's cost of equity. This analysis resulted in a range of implied present values of $71 to $109 per share of TRW common stock.

        In addition, Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of TRW common stock using assumed Adjusted EV to EBITDAPO multiples. For this analysis, Goldman Sachs used the Management Projections for each of the calendar years 2015 through 2018. Goldman Sachs first calculated the implied values per share of TRW common stock as of year-end for each of the calendar years 2014 through 2017 by applying Adjusted EV to EBITDAPO multiples of 5.5x to 7.5x to EBITDAPO estimates for each of the years 2015 to 2018. Goldman Sachs then subtracted the assumed amount of net debt as of the relevant year-end per the Management Projections and the amount of combined underfunded or overfunded pension and OPEB liabilities. Goldman Sachs then calculated the present values for the implied per share future values for the TRW common stock by discounting the implied per share future values to June 27, 2014, using a discount rate of 13.0%, reflecting an estimate of TRW's cost of equity. This analysis resulted in a range of implied present values of $76 to $117 per share of TRW common stock.

  Illustrative Leveraged Buyout Analysis

        Goldman Sachs performed an illustrative leveraged buyout analysis to determine the range of illustrative prices per share of TRW common stock a hypothetical financial buyer would be willing to pay to acquire TRW, assuming such financial buyer had the resources available to fund the implied equity contribution in connection with an acquisition of TRW. For purposes of this analysis, Goldman Sachs assumed a target exit of year-end of 2018, a target annual internal rate of equity return ranging from 20% to 30% to be realized upon exit, an illustrative leverage level at entry of 4.75x calendar year-end 2014 EBITDA, which implies an equity contribution from the financial buyer of at least $5.6 billion (based on the contemplated merger consideration of $105.60 per share of TRW common stock) and an exit EV / EBITDA multiple ranging from 5.5x to 7.0x applied to calendar year 2018 EBITDA. The analysis assumed all levered free cash flow generated annually from calendar year 2015 through calendar year-end 2018 is used to pay down debt incurred to finance the leveraged buyout transaction. This analysis resulted in illustrative prices that a hypothetical buyer would be willing to pay ranging from $84 to $110 per share.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to TRW or the merger.

        Goldman Sachs prepared these analyses for the purpose of providing Goldman Sachs' opinion to the TRW Board as to the fairness from a financial point of view to holders (other than ZF and its affiliates) of shares of TRW common stock, as of September 15, 2014, of the $105.60 in cash per share to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of TRW, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined through arm's-length negotiations between TRW and ZF and was approved by the TRW Board. Goldman Sachs provided advice to TRW during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to TRW or the TRW Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

        As described above, Goldman Sachs' opinion to the TRW Board was one of many factors taken into consideration by the TRW Board in making its determination to approve the merger agreement.

The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities which they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of TRW, ZF, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement. Goldman Sachs acted as financial advisor to TRW in connection with, and participated in certain of the negotiations leading to, the entry into the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to TRW and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint book-running manager with respect to an offering of TRW's 4.50% senior notes due 2021 (aggregate principal amount $400,000,000) in February 2013 and with respect to an offering of TRW's 4.45% senior notes due 2023 (aggregate principal amount $400,000,000) in November 2013. During the two-year period ended September 15, 2014, Goldman Sachs has not been engaged by ZF or its affiliates to provide financial advisory or underwriting services for which the Investment Banking Division of Goldman Sachs has received compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to TRW, ZF and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

        The TRW Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated July 1, 2014, TRW engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transactions. Pursuant to the terms of this engagement letter, TRW has agreed to pay Goldman Sachs a transaction fee of approximately $38 million, $8 million of which became payable upon execution of the merger agreement and the remainder of which is payable upon consummation of the merger. In addition, TRW has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Financial Projections

        TRW does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in June 2014, we provided to ZF in connection with its due diligence review certain non-public financial forecasts prepared by TRW's management, which we refer to herein as the "Management Projections." The Management Projections were also provided to Goldman Sachs, and Goldman Sachs relied on the Management Projections in performing its financial analysis summarized under "The Merger Proposal (Proposal 1)—Opinion of TRW's Financial Advisor" and the Management Projections were the only financial management projections with respect to TRW used by Goldman Sachs in performing such financial analysis. A summary of the Management Projections is set forth below.

        The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available, in whole or in part, to ZF in connection with their due diligence review of TRW, and the information with respect to the Management Projections was made available to Goldman Sachs for use in connection with its financial analysis summarized under "The Merger Proposal (Proposal 1)—Opinion of TRW's Financial Advisor."

The Management Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as "GAAP," the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Ernst & Young LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to the Management Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Management Projections included in this proxy statement have been prepared by, and are the responsibility of, our management. The Management Projections were prepared solely for internal use of TRW and are subjective in many respects.

        Although this summary of the Management Projections is presented with numerical specificity, the projections reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions or political uncertainty in some regions adversely affecting our business, results or financial condition, current expansion efforts adversely impacting our business or results, any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation, pricing pressures from our customers adversely affecting our profitability, global competition adversely affecting our sales, profitability or financial condition, any disruption in our information technology systems adversely impacting our business and operations, any shortage of supplies causing a production disruption for any customers or us, the loss of any of our largest customers or a significant amount of their business, or a significant decline in their production levels, adversely affecting us, strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results, our contingent liabilities and tax matters causing us to incur losses or costs, any inability to protect our intellectual property rights adversely affecting our business or our competitive position, commodity inflationary pressures adversely affecting our profitability or supply base, costs or adverse effects on our business, reputation or results from governmental regulations, work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition, any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability, unsuccessful execution of cost saving strategies, inaccuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, and changes in tax laws. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The inclusion of this information should not be regarded as an indication that the TRW Board, TRW, Goldman Sachs or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting.

        The Management Projections are forward-looking statements. For information on factors that may cause TRW's future results to materially vary, see the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 23.

        The key assumptions underlying the Management Projections include:

  •
  Sales forecasts are highly dependent on the underlying original equipment manufacturers' light vehicle production forecasts in our two primary geographical regions. The Management Projections assumed the following (units in millions):

	2014	2015	2016	2017	2018
North America	17.0	17.2	17.6	17.7	17.8
Europe	19.9	20.5	21.1	22.0	22.8
  •
  TRW's results are highly dependent on global currency exchange rates, the most significant of which is the euro/dollar exchange rate. The Management Projections assume the average euro/dollar exchange rate is 1.36 for 2014 and 1.35 for years 2015-2018.

  •
  TRW's results include assumptions for non-cash pension income pertaining to the U.S. GAAP accounting for its U.K. Pension Plan of $140 million in 2014 growing to $160 million in 2018.

  •
  Earnings per share calculations assumed diluted weighted average shares outstanding of 118.3 million in 2014; 112.7 million in 2015; 106.5 million in 2016; 100.7 million in 2017 and 95.4 million in 2018 reflecting significant anticipated share repurchases in each of the years.

  •
  Capital expenditures are assumed to be $720 million in 2014; $750 million in 2015; $730 million in 2016; $750 million in 2017; and $760 million in 2018.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Management Projections to reflect circumstances existing after the date when TRW prepared the Management Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Management Projections are shown to be in error. By including in this document a summary of certain financial forecasts, neither TRW nor any of its representatives or advisors (including Goldman Sachs) makes any representation to any person regarding the ultimate performance of TRW or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.

        Certain of the measures included in the Management Projections may be considered non-GAAP financial measures, including Adjusted EBIT and Adjusted EBITDA. Adjusted EBIT means earnings before interest and taxes and Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, in each case exclusive of certain planned restructuring costs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by TRW may not be comparable to similarly titled amounts used by other companies.

 Management Projections

	Management Projections
(US$ in millions, except per share amounts) FYE 31-Dec	FY2014E	FY2015E	FY2016E	FY2017E	FY2018E
Revenue	$17,700	$18,200	$19,350	$20,225	$21,330
Operating Earnings	$1,305	$1,380	$1,590	$1,705	$1,870
GAAP Net Income Attributable to TRW	$870	$909	$1,045	$1,117	$1,213
Adjusted EBIT (Excl. Planned Restructuring Costs)(1)	$1,370	$1,450	$1,650	$1,760	$1,920
Adjusted EBITDA (Excl. Planned Restructuring Costs)(2)	$1,835	$1,970	$2,215	$2,360	$2,565
GAAP diluted earnings per share	$7.42	$8.14	$9.81	$11.09	$12.72
Adjusted diluted earnings per share	$7.82	$8.59	$10.22	$11.49	$13.10
Levered Free Cash Flow(3)	$250	$405	$624	$729	$773

Source: TRW Management as of June 2014

(1)
Adjusted EBIT means earnings before interest and taxes excluding certain planned restructuring costs. Adjusted EBIT is a common financial measure in the industrial sector but is not defined under GAAP.

(2)
Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization excluding certain planned restructuring costs. Adjusted EBITDA is a common financial measure in the industrial sector but is not defined under GAAP. We believe that Adjusted EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles, ages of related assets and certain restructuring costs among otherwise comparable companies in our industry. We further believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We believe that Adjusted EBITDA facilitates company-to-company operating performance comparisons by adjusting for potential differences caused by variations in capital structures (affecting net interest expense), taxation (such as the impact of differences in effective tax rates or net operating losses), the age and book depreciation of facilities and equipment (affecting relative depreciation expense) and certain restructuring costs, which may vary for different companies for reasons unrelated to operating performance. Adjusted EBITDA has limitations, including that it is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

(3)
Levered Free Cash Flow is a non-GAAP financial measure calculated by starting with GAAP net cash provided by operating activities less capital expenditures. Net cash provided by operating activities begins with non-GAAP operating income, subtracting taxes, interest and investment in working capital and then adds back depreciation and amortization expense.

Interests of TRW's Executive Officers and Directors in the Merger

        In considering the recommendation of the TRW Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as TRW stockholders, TRW's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of TRW stockholders generally.

        With regard to our directors serving on the TRW Board (other than Mr. John C. Plant, whose interests are as an executive officer and further described below), these interests relate to the impact of the transaction on the directors' outstanding equity awards (which consist solely of Stock Units) and the provision of indemnification and insurance arrangements pursuant to the merger agreement and TRW's certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the TRW Board. In addition, ZF has agreed in the merger agreement to perform under indemnification agreements between TRW and the directors serving on the TRW Board.

        With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on September 30, 2014 and the executive's employment was terminated for "cause" or for "good reason" (each as defined below) immediately thereafter, and coverage under indemnification and insurance arrangements, in each case as further described below:

  •
  accelerated vesting of executive officer equity awards, in the maximum aggregate amount of $97,714,785 for all executive officers (including one former executive officer);

  •
  accelerated vesting of the unvested account balances in the aggregate amount of $562,731 for two of the participating executive officers and payment of all executive account balances under the TRW Automotive Benefits Equalization Plan;

  •
  possible cash severance payments and other termination benefits under the executive's employment agreement, in a maximum aggregate amount of $47,798,181 for all executive officers;

  •
  possible payments to Mr. Plant under his 2009 Supplemental Retirement Plan (the "JCP SERP"), in the aggregate amount of $2,994,463, and contributions to the "rabbi trust" utilized to assist in meeting funding obligations with respect to the JCP SERP, in the aggregate amount of $5,950,862; and

  •
  the provision of indemnification and insurance arrangements pursuant to the merger agreement and TRW's certificate of incorporation and bylaws, and performance under indemnification agreements between TRW and its executive officers.

  Treatment of Director and Executive Officer Common Stock

        As is the case for any stockholder of TRW, TRW's directors and executive officers will receive $105.60 in cash, without interest, for each share of TRW common stock that they own at the effective time. For information regarding beneficial ownership of TRW common stock by each of TRW's current directors, TRW's named executive officers and all directors and executive officers as a group, see the section entitled "Security Ownership of Certain Beneficial Owners and Management" beginning on page 96.

  Treatment of Director and Executive Officer Equity Awards

        As described under "The Merger Agreement—Treatment of TRW Equity Awards" beginning on page 76, the merger agreement provides that each option to purchase shares of TRW common stock, each SAR, each PSU and each Stock Unit will be treated as set forth below.

  Treatment of Stock Options

        Immediately prior to the effective time, each outstanding option to purchase shares of TRW common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $105.60 over the exercise price of the option.

  Treatment of SARs

        Immediately prior to the effective time, each outstanding SAR relating to shares of TRW common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such SAR multiplied by (y) the excess, if any, of $105.60 (or the "maximum value" of any SAR, if less than $105.60) over the per share fair market value on the date of the relevant grant under such SAR.

  Treatment of Stock Units

        Immediately prior to the effective time, any vesting conditions applicable to each outstanding Stock Unit will accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Unit immediately prior to the effective time multiplied by (y) $105.60.

  Treatment of PSUs

        Immediately prior to the effective time, each outstanding PSU will become immediately vested at the maximum level of performance (150% of the target level, reflecting the level of total stockholder return performance as of the date of the merger agreement) and each PSU will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time multiplied by (y) $105.60.

  Other Incentive Awards

        In the event that TRW grants any long-term incentive awards in 2015 as part of its ordinary course practice but prior to the effective time of the merger, the merger agreement provides that such awards will be granted in a fixed cash amount in lieu of equity, and with a value that is equivalent to the value of the participant's 2014 long term incentive award. Any such awards granted to TRW's independent directors will pay out at the effective time, and any such awards granted to TRW employees, including its executive officers, will pay out in full on a termination without cause or resignation for good reason within two years after the effective time. In addition, in the event that the effective time of the merger occurs prior to the time that TRW pays bonuses under its Operational Incentive Plan Bonus Program with respect to 2014, the merger agreement provides that such bonuses will be paid immediately prior to the consummation of the merger.

  Payments for Unvested Equity Awards

        The following table sets forth the amounts that each director and executive officer of TRW (including a former director and former executive officer) would receive with respect to unvested SARs, Stock Units and PSUs, assuming the completion of the merger occurred on September 30, 2014. The actual number of unvested SARs, Stock Units and PSUs that will accelerate vesting will depend on whether, between the September 30, 2014 assumed merger date and the effective time of the merger, a vesting period occurs. None of the individuals listed in the table below hold any unvested stock options. The number of vested options and vested SARs beneficially owned as of September 30, 2014 by each individual listed in the table below is included in the "Security Ownership of Certain Beneficial Owners and Management" table beginning on page 96.

 Payments for Unvested Equity Awards Table

Executive Officers and Directors	Aggregate Number of Unvested SARs (#)	Aggregate Amount Payable for Unvested SARs ($)	Aggregate Number of Unvested Stock Units (#)	Aggregate Amount Payable for Unvested Stock Units ($)	Aggregate Number of Unvested PSUs (#)	Aggregate Amount Payable for Unvested PSUs ($)
John C. Plant(1)	981,351	37,757,405	140,677	14,855,491	39,000	4,118,400
Joseph S. Cantie	305,955	11,780,150	43,865	4,632,144	12,125	1,280,400
Peter J. Lake	124,428	4,812,052	17,876	1,887,706	4,850	512,160
Neil E. Marchuk	114,516	4,354,118	16,323	1,723,709	4,749	501,494
G. Patrick Olney	70,936	1,638,622	9,700	1,024,320	7,275	768,240
Robin A. Walker-Lee	61,618	2,376,281	8,829	932,342	2,426	256,186
Steven Lunn(2)	—	—	23,708	2,503,565	—	—
James F. Albaugh	—	—	1,638	172,973	—	—
Francois J. Castaing	—	—	1,638	172,973	—	—
Robert L. Friedman	—	—	1,638	172,973	—	—
Michael R. Gambrell	—	—	1,638	172,973	—	—
J. Michael Losh	—	—	1,638	172,973	—	—
David W. Meline	—	—	1,638	172,973	—	—
Jody G. Miller	—	—	1,638	172,973	—	—
Paul H. O'Neill(3)	—	—	—	—	—	—
Neil P. Simpkins	—	—	1,638	172,973	—	—
David S. Taylor	—	—	1,638	172,973	—	—

(1)
As of September 30, 2014, the assumed date for the above table, Mr. Plant met the age and service "retirement" requirements in the award agreements governing the Stock Units and SARs awarded to him in 2013 and 2014. As a result, whether or not the merger is consummated, Mr. Plant would have been eligible to retire on September 30, 2014 and would continue to vest in 105,225 Stock Units (valued in the table at $11,111,760) and 787,552 SARs (valued in the table at $28,088,773). These Stock Units and SARs in which Mr. Plant would continue to vest if he were to retire at any time have been included in the table to indicate the total number and value of his equity awards that will accelerate vesting at the effective time of the merger.

(2)
Mr. Lunn, who was one of our named executive officers for 2013, retired effective February 28, 2014. At the time of his retirement, he met the age and service "retirement" requirements in the award agreement governing the Stock Units awarded to him in 2013. As a result, if the merger is not consummated, Mr. Lunn will continue to vest in 23,708 Stock Units (valued in the table at $2,503,565). These Stock Units have been included in the table to indicate the total number and value of his equity awards that will accelerate vesting at the effective time of the merger.

(3)
Mr. O'Neill, who was one of our directors during 2013, did not stand for re-election at the May 13, 2014 annual stockholders' meeting.

  Indemnification and Insurance

        The merger agreement provides that from and after the effective time, each of ZF and the surviving corporation will indemnify and hold harmless each present and former director and officer of TRW (in each case, when acting in such capacity), determined as of the effective time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal, arising out of matters existing or occurring at or prior to the effective, to the fullest extent that TRW would have been permitted under

Delaware law and our organizational documents as of the date of the merger agreement to indemnify such person (and ZF or the surviving corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law), subject to certain limitations. In addition, following the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation's organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in our organizational documents as of the date of the merger agreement and ZF will honor and perform under certain indemnification agreements between TRW and our directors and executive officers. The merger agreement further provides that ZF will not take any action to prevent our subsidiaries from complying with any obligations or rights to indemnification, advancement of expenses and exculpation for periods prior to the closing as provided in their respective organizational documents. The merger agreement also provides that, at or prior to the effective time, we will (or if we are unable ZF will cause the surviving corporation to) purchase a directors' and officers' liability "tail" insurance policy with benefits and coverage the same or at least as favorable as TRW's existing directors' and officers' liability (and fiduciary) insurance maintained by us covering pre-closing matters for a period of at least six years from the effective time, in an amount not to exceed 300% of the annual premiums of the current policies maintained by us.

        The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or legal representatives.

  Employment Agreements

        TRW has employment agreements with each of Messrs. Plant, Cantie, Olney, Lake and Marchuk and Ms. Walker-Lee that provide for severance benefits in the case of certain termination scenarios, with certain additional severance benefits in the case of terminations that occur in connection with a change in control. The discussion below describes the benefits each such executive would be entitled to receive upon an involuntary termination in connection with the merger. The actual amounts payable will depend on the effective time of the merger and, as to any amounts that are payable upon a specified termination event, the date of such termination. For additional information regarding severance and termination benefits that would be payable by TRW for termination of employment scenarios that are unrelated to the occurrence of a change in control, see the proxy statement for TRW's 2014 annual meeting of stockholders.

  John C. Plant

        If (i) Mr. Plant's employment is terminated without "cause," as described below, after the merger (or prior to the merger, if the merger subsequently occurs), (ii) Mr. Plant resigns for "good reason," as described below, after the merger (or prior to the merger, if the merger subsequently occurs) or (iii) Mr. Plant resigns for any reason during the 60 day period following the first anniversary of the merger (the "Window Period"), TRW will pay or provide Mr. Plant:

  •
  a cash severance amount equal to:

  •
  if the termination occurs prior to the merger (and the merger subsequently occurs): (x) three times (3x) the sum of (A) his current base salary and (B) the average of four of his last eight annual cash incentive payments that produce the highest average ("Plant Average Annual Cash Incentive Payment"), paid in a lump sum;

  •
  if the termination occurs within one year after the merger: (x) two times (2x) the sum of (A) his current base salary and (B) Plant Average Annual Cash Incentive Payment plus (y) a pro rata portion (based on the number of months from termination until the first anniversary of the merger) of his base salary and Plant Average Annual Cash Incentive Payment, paid in a lump sum;

    •
    if Mr. Plant resigns for any reason during the Window Period: (x) two times (2x) the sum of (A) his current base salary and (B) the Plant Average Annual Cash Incentive Payment, paid in a lump sum (if Mr. Plant's employment is terminated without "cause" during or subsequent to the Window Period or Mr. Plant resigns for "good reason" subsequent to the Window Period, he receives the same amount, but it is paid over a two year period rather than in a lump sum);

  •
  a pro rata cash incentive payment for the year of termination;

  •
  an additional two years of service credit under the JCP SERP, as described below;

  •
  retiree medical benefits;

  •
  health, welfare and certain other benefit continuation for two (2) years from the date of his termination of employment—including vehicle allowance, medical, dental, life insurance, disability benefit coverage and club membership benefits at the level provided immediately prior to the date of his termination of employment; and

  •
  a gross up payment for certain taxes and penalties incurred in the event that Mr. Plant receives any "excess parachute payments" in connection with the merger; however, based on TRW's current estimates, he would not receive any "excess parachute payments" in connection with the merger and therefore no gross up payment is expected.

  Joseph S. Cantie, Patrick Olney, Peter J. Lake, Neil E. Marchuk, and Robin A. Walker-Lee

        If the employment of any of the above-named executives is terminated without "cause" or the executive resigns for "good reason," each as described below, in each case, after the merger (or prior to the merger, if the merger subsequently occurs), TRW will pay or provide to each executive:

  •
  a cash severance amount equal to:

  •
  if the termination occurs prior to the merger (and the merger subsequently occurs): (x) two and one-half times (2.5x) the sum of (A) the executive's current base salary and (B) the average of the executive's three most recent annual cash incentive payments or, for Mr. Olney, (i) his target bonus opportunity if his employment is terminated prior to December 31, 2014 or (ii) the average of his three most recent annual cash incentive payments if he is terminated on or following December 31, 2014 ("Average Annual Cash Incentive Payment"), paid in a lump sum;

  •
  if the termination occurs within one year after the merger: (x) one and one-half times (1.5x) the sum of (A) the executive's current base salary and (B) the executive's Average Annual Cash Incentive Payment, plus (y) a pro rata portion (based on the number of months from termination until the first anniversary of the merger) of the executive's base salary and Average Annual Cash Incentive Payment, paid in a lump sum;

  •
  if the termination occurs after the first anniversary of the merger: for one and one-half (1.5) years (A) continued payment of the executive's current base salary and (B) a monthly payment equal to the executive's Average Annual Cash Incentive Payment divided by twelve;

  •
  a pro rata cash incentive payment for the year of termination; and

  •
  health, welfare and certain other benefit continuation for one and one-half (1.5) years from the date of executive's termination of employment—including vehicle allowance, medical, dental, life insurance and disability benefit coverage at the level provided immediately prior to the date of executive's termination of employment.

        None of the above-named executives (other than Mr. Plant) is entitled to a gross up payment in the event such executive receives any "excess parachute payments" in connection with the merger.

        Each of the executives' employment agreements include an indefinite confidentiality provision and a noncompetition and non-solicitation provision for a term of one and one-half years (two years for Mr. Plant) following the termination of the executive's employment. The executives' agreements also provide that TRW is entitled to stop making certain post-termination payments to the executives in the event of a breach of these provisions.

        While the current terms of the executives' employment agreements extend until December 31, 2014 and then automatically renew for successive one (1) year periods thereafter, pursuant to the terms of the merger agreement, TRW has reserved the right to extend the term of each employment agreement for a period of two (2) years.

  Definitions

        With respect to the foregoing employment agreements, "cause" and "good reason" are defined as follows. For purposes of the following definitions, "TAI" is TRW Automotive Inc., which is a wholly owned subsidiary of TRW.

        "Cause" means:

  •
  the executive's continued failure to work on a full-time basis and failure substantially to perform the executive's duties, provided that TAI may not terminate the executive's employment for cause because of dissatisfaction or disagreement with the actions taken by the executive in the good faith performance of such executive's duties;

  •
  the executive's conviction of, or plea of nolo contendere to, a crime constituting a felony;

  •
  the executive's willful malfeasance or willful misconduct in connection with the executive's duties which injures the financial condition or business reputation of TAI or any of its subsidiaries or affiliates; or

  •
  the executive's breach of the non-competition or confidentiality provisions of his employment agreement, other than an insignificant breach of the confidentiality provisions as reasonably determined by TAI;

provided, that no act or omission shall be "willful" (1) to the extent taken by the executive at the direction of the Board (or, in the case of Messrs. Cantie, Olney, Lake or Marchuk or Ms. Walker-Lee, at the direction of the Board or the CEO), or (2) if effected with the executive's reasonable belief that such action or failure to act was in TAI's best interest.

        "Good Reason" means any of the following events, which are not cured within a specified number of days after receipt of written notice from the executive:

  •
  TAI's failure to pay the executive's base salary, annual bonus or employee benefits when due;

  •
  any relocation of the executive's principal office outside of a specified area;

  •
  any adverse change in the executive's reporting relationship;

  •
  any material diminution for a period of at least 30 days in the executive's authority or responsibilities; or

  •
  for Mr. Plant, the company's failure to provide to the executive directors' and officers' insurance which is comparable to that provided by similar companies, as determined in the reasonable business judgment of the board of directors of TAI.

  Continuation of Employee Compensation and Benefit Levels

        Under the merger agreement, for a period from the effective time and ending on the later of (x) the 18 month anniversary of the effective time and (y) December 31st of the year following the year in which the effective time occurs, continuing employees of TRW or its subsidiaries, including the executive officers (other than employees of TRW whose terms and conditions of employment are governed by a collective bargaining agreement), will receive (i) salary, wages, target bonus opportunities and commissions opportunities (but excluding equity awards) that are no less favorable than the salary, wages, target bonus opportunities and commissions opportunities (but excluding equity awards) that were provided to the continuing employees immediately prior to the effective time and (ii) employee pension, welfare and other benefits (but excluding severance) that are substantially comparable in the aggregate to the employee pension, welfare and other benefits (but excluding severance) provided to the continuing employees immediately prior to the effective time. For a period beginning on the effective time and ending on the later of (x) the 18 month anniversary of the effective time and (y) December 31st of the year following the year in which the effective time occurs, continuing employees, including the executive officers (other than employees of TRW whose terms and conditions of employment are governed by a collective bargaining agreement), will receive a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time.

  Retirement Plans and Deferred Compensation Plans

  John C. Plant 2009 Supplemental Retirement Plan

        Mr. Plant currently accrues a fully vested retirement benefit pursuant to the terms of his 2009 Supplemental Retirement Plan (the "JCP SERP"). In the event of Mr. Plant's termination without "cause" or for "good reason" (each as defined in Mr. Plant's employment agreement) at any time prior to or following the merger, or in the event that Mr. Plant elects to resign for any reason during the Window Period, Mr. Plant will be entitled to receive an additional payment under the JCP SERP equal to the value of two additional years of service credit under the JCP SERP. Any such supplemental payment would be payable in equal monthly installments commencing upon the first day of the seventh month following Mr. Plant's termination of employment and ending on the 2nd anniversary of his employment termination.

        TRW currently utilizes a "rabbi trust" to assist in meeting its funding obligations with respect to the JCP SERP. Under the terms of the trust agreement governing the "rabbi trust," following the merger, TRW will make an irrevocable contribution to the "rabbi trust" such that, immediately after such contribution, the then fair market value of the "rabbi trust" equals the actuarial present value of accrued benefits under the JCP SERP assuming Mr. Plant had terminated employment as of the consummation of the merger.

  TRW Automotive Benefits Equalization Plan

        Pursuant to the terms of the merger agreement, the TRW Automotive Benefits Equalization Plan will be terminated prior to the occurrence of the merger in accordance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and participants will become fully vested in their account balances under such plan and such account balances will be paid to the participants immediately prior to the merger.

  Other Interests

        As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of our executive officers has entered into any agreement with ZF regarding employment with, or compensation from, the surviving corporation or ZF on a going-forward basis following the completion of the merger. However, ZF (or its representatives) and some or all of our executive officers may have discussions from time to time with respect to such arrangements.

  Potential Merger-Related Payments to Named Executive Officers

        The following table, "Golden Parachute Compensation," along with its footnotes, shows the compensation required by Item 402(t) of Regulation S-K regarding the amounts of payments and benefits payable to TRW's named executive officers, assuming the merger occurred on September 30, 2014 and the executive's employment was terminated without "cause" or for "good reason" immediately thereafter. The actual amounts payable will depend on the effective time of the merger and, as to any amounts that are payable upon a specified termination event, the date of such termination. More detail on the payments and benefits are set forth above in this section of this proxy statement.

        The information contained in the following table and accompanying footnotes are subject to a non-binding, advisory vote of TRW's shareholders, as described under the section titled "Advisory Vote on Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)" beginning on page 93. For each of the executive officers, certain post-termination payments are subject to the executive's continued compliance with the confidentiality, noncompetition and non-solicitation provisions of the executive's employment agreement, as described above under "—Employment Agreements."

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Pension / NQDC(3)	Perquisites / Benefits(4)	Tax Reimbursements	Other(5)	Total
John C. Plant	$22,190,250	$56,731,296	$2,994,463	$1,240,997	—	$4,589,250	$87,746,256
Joseph S. Cantie	3,721,875	17,692,694	—	150,567	—	675,338	22,240,474
Steven Lunn(6)	—	2,503,565	—	—	—	—	2,503,565
Peter J. Lake	3,229,645	7,211,918	—	150,262	—	606,825	11,198,650
Neil E. Marchuk	2,833,875	6,579,321	—	75,362	—	528,525	10,017,083

(1)
The amounts in this column reflect the cash severance, payable in a lump sum, to which the named executive officers would be entitled assuming that the merger occurred on September 30, 2014 and the executives' employment was terminated without "cause" or for "good reason" immediately thereafter, with each amount calculated as described under "—Employment Agreements" above. Because we are assuming that the termination occurs immediately following the merger, the pro rata portion of the executive's base salary and average annual cash incentive payment (calculated from termination until the first anniversary of the merger) yields a full year's worth of salary and cash incentive payment, resulting in the same calculated cash severance payments that would be due if employment was terminated prior to the merger and the merger subsequently occurred. As indicated above under "—Employment Agreements," a different cash severance amount may be due if the termination of employment occurred at a different point in time relative to the effective time of the merger. If the named executive officer's employment is terminated without "cause" or for "good reason" at any time prior to the merger, such executive would receive the same amounts reflected in the "Cash" column in the table above, payable in a lump sum. Amounts payable where the named executive officer's employment is terminated without "cause" or for "good reason" after the merger and prior to the one year anniversary of the merger vary, as such amounts are based, in part, on a pro rata amount depending when the termination occurs relative to the effective time of the merger. In addition, if the named executive officer's employment is terminated without "cause" or for "good reason" on or after the first anniversary of the merger (including, as to Mr. Plant, a termination without "cause" during or subsequent to the Window Period or for "good reason" subsequent to the Window Period) each executive would receive the following cash severance amounts, payable over two years for Mr. Plant and over 18 months for the other named executive officers: Mr. Plant $14,793,500; Mr. Cantie $2,233,125; Mr. Lake $1,937,787; and Mr. Marchuk $1,700,325, with each amount calculated as described under "—Employment Agreements." If Mr. Plant resigns for any reason during the Window Period, he would receive a cash severance payment of $14,793,500, payable in a lump sum. There are no "single trigger" cash severance arrangements under which a named executive officer would receive payments or benefits solely upon a change in control, other than

  Mr. Plant's modified single trigger arrangement under which he may end his employment for any reason during the Window Period.

(2)
The amounts reported in the table for each named executive officer represent the following unvested SARs, Stock Units and PSUs: Mr. Plant(a): $37,757,405 in SARs, $14,855,491 in Stock Units and $4,118,400 in PSUs; Mr. Cantie: $11,780,150 in SARs, $4,632,144 in Stock Units and $1,280,400 in PSUs; Mr. Lunn(b): $2,503,565 in Stock Units; Mr. Lake: $4,812,052 in SARs, $1,887,706 in Stock Units and $512,160 in PSUs; and Mr. Marchuk: $4,354,118 in SARs, $1,723,709 in Stock Units and $501,494 in PSUs. Under the terms of the merger agreement, all outstanding equity is treated as if it was subject to single trigger provisions, given that no rights to TRW equity will remain outstanding after the merger is effective.

(a)
The amount reported in the table for Mr. Plant includes equity valued at $39,200,533 (Stock Units valued at $11,111,760 and SARs valued at $28,088,773) in which Mr. Plant would continue to vest if he were to have retired at September 30, 2014 or thereafter, having met the requisite age and service "retirement" requirements under the respective award agreements. This amount has been included in the table above to indicate the total value of Mr. Plant's equity awards that will accelerate vesting at the effective time of the merger.

(b)
Mr. Lunn retired effective February 28, 2014, at which time he met the age and service "retirement" requirements in the award agreement governing his Stock Units. As a result, if the merger is not consummated, Mr. Lunn will continue to vest in all of the Stock Units reflected in the table (valued at $2,503,565). These Stock Units have been included in the table to indicate the value of Mr. Lunn's equity awards that will accelerate vesting at the effective time of the merger.

(3)
Pension/NQDC consists of compensation related to the John C. Plant 2009 Supplemental Retirement Plan. This amount is not subject to a single trigger payout to Mr. Plant. As described above under "Retirement Plans and Deferred Compensation Plans," Mr. Plant is entitled to a supplemental payment if his employment is terminated without "cause" or for "good reason" (each as defined in Mr. Plant's employment agreement) at any time prior to or following the merger, or in the event that Mr. Plant elects to resign for any reason during the Window Period.

(4)
The amounts reflected in this column include: as to Mr. Plant, $79,200 for a vehicle allowance, $144,303 for medical, dental, life insurance and disability premium coverage and $35,701 for club membership fees, with each such continued benefit payable for a period of two years following the date of termination and payable at the level provided immediately prior to the date of termination, and $981,793 for retiree medical benefits for Mr. Plant and his spouse estimated at present value (see additional information below in this footnote); as to Mr. Cantie, $32,940 for a vehicle allowance and $117,627 for medical, dental, life insurance and disability premium coverage, with each such continued benefit payable for a period of 18 months following the date of termination and payable at the level provided immediately prior to the date of termination; as to Mr. Lake, $32,940 for a vehicle allowance and $117,322 for medical, dental, life insurance and disability premium coverage, with each such continued benefit payable for a period of 18 months following the date of termination and payable at the level provided immediately prior to the date of termination; and as to Mr. Marchuk, $32,940 for a vehicle allowance and $42,422 for medical, dental, life insurance and disability premium coverage, with each such continued benefit payable for a period of 18 months following the date of termination and payable at the level provided immediately prior to the date of termination. None of these amounts are subject to a single trigger payout. The amount reported as retiree medical benefits for Mr. Plant is payable if Mr. Plant's employment is terminated for any reason, other than by TRW for "cause." This amount has been included in the table above to indicate the total amount payable to Mr. Plant in connection with the merger.

(5)
The amounts in this column reflect the pro rata cash incentive payment for the year of termination, payable in a lump sum, to which the named executive officers would be entitled assuming that the merger occurred on September 30, 2014 and the executives' employment was terminated without "cause" or for "good reason" immediately thereafter. The pro rata cash incentive payment was calculated at the payout level provided under the terms of the merger agreement. None of these amounts are subject to a single trigger payout.

(6)
Mr. Lunn, who was one of our named executive officers for 2013, retired effective February 28, 2014. He is not entitled to any cash severance, pension benefits or perquisites in connection with the merger.

Financing of the Merger

        We anticipate that the total funds needed to complete the merger, including the funds to pay TRW stockholders and holders of other equity-based interests the amounts due to them under the merger agreement (which would be approximately $11.9 billion based upon the number of shares of TRW common stock (and other equity-based interests) outstanding as of October 2, 2014) will be funded through a EUR 12.5 billion (equivalent) debt financing (of which EUR 11.0 billion (equivalent) will be available for, among other things, the payment of the aggregate merger consideration) and ZF's cash on hand.

        ZF, ZNA and Merger Sub (the "borrowers") have executed a definitive credit agreement (the "credit agreement"), dated September 15, 2014, with Citigroup Global Markets Limited and Deutsche Bank AG, Filiale Luxemburg (the "arrangers"). Pursuant to and subject to the terms of the credit agreement, the arrangers have committed to arrange and underwrite multi-currency unsecured credit facilities in an aggregate amount of up to EUR 12.5 billion (equivalent). We refer to the credit agreement and ancillary documents entered into in connection therewith as the "loan documents" herein.

        The obligation of the lenders to provide debt financing under the credit agreement is subject to a number of conditions, including without limitation: (a) accuracy of certain specified representations in the loan documents, (b) absence of certain specified defaults in the loan documents, (c) consummation of the merger in accordance with the merger agreement, (d) satisfaction of certain documentary conditions precedent and (e) prepayment and cancelation of certain existing facilities of ZF and its subsidiaries. The unutilized commitments under the term facilities will be automatically cancelled on September 15, 2015 if the merger has not been completed by that time, and will be cancelled earlier in certain circumstances, including: (i) the date on which the merger agreement is terminated in accordance with its terms prior to the consummation of the merger; and (ii) the date on which ZF publicly announces that it is no longer pursuing the merger.

        The completion of the merger is not conditioned upon ZF's receipt of financing.

Regulatory Clearances and Approvals Required for the Merger

  U.S. Antitrust

        Under the HSR Act, we cannot complete the merger until we have given notification and furnished information to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and until the applicable waiting period has expired or has been terminated. On October 6, 2014, TRW and ZF each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period would be expected to expire by November 5, 2014 at 11:59 p.m., Eastern Time, unless otherwise terminated or extended by the antitrust authorities.

  CFIUS

        The merger agreement provides for the parties to file a joint voluntary notice under Section 721 of Exon-Florio. Exon-Florio provides for national security reviews and, where appropriate, investigations by CFIUS of transactions in which a foreign person or entity acquires control of a U.S. business (a "covered transaction"). CFIUS review of a covered transaction is subject to an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. Both the initial review period and the investigation period may be suspended if the parties to the transaction fail to respond promptly to additional questions or requests from CFIUS. At the close of its review or investigation, CFIUS may determine that the proposed transaction is not a covered transaction or may decline to take any action relative to the covered transaction; may propose mitigation terms to resolve any national security concerns with the covered transaction; or may send a report to the President of the United States recommending that the transaction be suspended or prohibited or notifying the President of the United States that CFIUS cannot agree on a recommendation related to the covered transaction. The President of the United States then has 15 days to decide whether to block the transaction or to take other action. The parties filed a draft joint voluntary notice with CFIUS on October 6, 2014. On October 16, 2014, CFIUS accepted the parties' joint voluntary notice and began its initial 30-day review period. Under the terms of the merger agreement, consummation of the merger is subject to the condition that, either: (a) CFIUS has determined that Section 721 of Exon-Florio does not apply to the transactions contemplated by the merger agreement; (b) CFIUS has concluded its review and determined that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement; or (c) following an investigation conducted by CFIUS, CFIUS reports the transactions contemplated by the merger agreement to the President of the United States and the President of the United States has made a decision not to suspend or prohibit the transactions contemplated by the merger agreement pursuant to his authorities under Exon-Florio (the satisfaction of one of the foregoing options is referred to herein as the "CFIUS Clearance").

  Non-U.S. Regulatory Approvals

        In addition to the required U.S. antitrust approval and the CFIUS Clearance described above, pursuant to conditions to the consummation of the merger set forth in the merger agreement, the parties are seeking governmental antitrust or merger control approvals in the European Union from the European Commission, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey and Ukraine. As of October 15, 2014, the parties submitted either final or draft premerger control filings in all of these jurisdictions. The parties filed in Serbia on September 30th, in Russia on October 9th, in India on October 13th, in the Republic of Korea on October 14th, and in Mexico, South Africa, Turkey, and Ukraine on October 15th. Also on October 15th, the parties submitted draft notifications in Brazil, Canada, China, and the European Union. There can be no assurance that such approvals will be obtained.

  General

        Under the merger agreement, TRW and ZF have both agreed to use reasonable best efforts to complete the merger, including to gain clearance from U.S. antitrust authorities, CFIUS and antitrust or merger control authorities in the European Union, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey and Ukraine. Governmental entities with which filings are made may seek commitments or remedies as conditions for granting approval of the merger. Each party is required to use reasonable best efforts to satisfy the closing conditions relating to required antitrust and regulatory consents, including by making required antitrust and CFIUS filings and using reasonable best efforts to resolve any objections, orders or decisions so as to permit the consummation of the merger as promptly as reasonably practicable (taking into account the time reasonably necessary or advisable to negotiate, contest and litigate against any governmental entity) (including by licensing, selling, holding separate or disposing of any business or assets, imposing any limitation or modification on the ability to conduct business or own certain assets or agreeing to any of the foregoing), provided that no party will be obligated to commit, agree or submit to any action, term or condition that is not conditioned on the consummation of the merger and that ZF shall not be required to commit, agree or submit to (or cause TRW to commit, agree or submit to) any action, term or condition that, individually or in the aggregate, would or would reasonably be expected to have a "substantial detriment" (which is described in more detail in "The Merger Agreement—Efforts to Complete the Merger"), provided, further, however that ZF shall be required to commit, agree or submit to any actions, terms and conditions unless such actions, individually or in the aggregate, would or would reasonably be expected to have a substantial detriment). ZF has also committed to use its best efforts to consummate the transactions contemplated by a definitive agreement entered into between ZF and Bosch and announced as of the same date as the merger agreement which provides for the purchase by Bosch of ZF's 50% interest in ZF Lenksysteme GmbH (which we refer to herein as the Steering Joint Venture), a joint venture the primary business of which is a steering business; the referenced definitive agreement entered into by ZF and Bosch is referred to herein and in the merger agreement as the "Section 6.4 Contract."

        While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner or without the imposition of a substantial detriment, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement, that any such approvals would not be conditioned upon actions that would constitute a substantial detriment, or that a CFIUS or other regulatory challenge to the merger will not be made. If a challenge is made, we cannot predict the result. For example, at any time before or after completion of the merger, the U.S. Federal Trade Commission or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of TRW or ZF. Private parties may also bring actions under the antitrust and other laws under certain circumstances.

        The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by TRW's stockholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the merger.

        ZF has agreed to pay TRW a termination fee of $450,000,000 if the merger agreement is terminated in certain circumstances where the cause therefor is a final and non-appealable order under or pursuant to any antitrust law (or related to the Section 6.4 Contract) or the failure to obtain any necessary consents, approvals and the expiration of any applicable waiting periods required under the HSR Act or the antitrust laws of the European Union, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey or Ukraine, as described in greater detail below under "The Merger Agreement—Termination Fees and Expenses" beginning on page 90.

Material U.S. Federal Income Tax Consequences of the Merger

        The exchange of TRW common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 98) whose shares of TRW common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares.

        You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 98 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of TRW Common Stock

        As promptly as practicable following the completion of the merger, the TRW common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Transaction Litigation

        Following the announcement of the execution of the merger agreement on September 15, 2014, five purported stockholders of TRW initiated legal actions challenging the merger. Three lawsuits have been filed in Michigan state court, and two lawsuits have been filed in Delaware Chancery Court. On September 19, 2014, purported stockholder New Jersey Laborers Pension Fund filed a putative class action petition in the Oakland County Circuit Court in the State of Michigan against TRW, ZF, ZNA, Merger Sub, and the members of the TRW Board, in an action styled New Jersey Laborers Pension Fund vs. TRW Automotive Holdings Corp., et al., No. 2014-143032-CB. On September 26, 2014, purported stockholder Joseph Bidwell filed a putative class action petition in the Wayne County Circuit Court in the State of Michigan against TRW, ZF, ZNA, Merger Sub, and the members of the TRW Board, in an action styled Bidwell vs. TRW Automotive Holdings Corp., et al., No. 14-012463-CB. On October 3, 2014, purported stockholder Daniel Fumia filed a putative class action petition in Wayne County Circuit Court in the State of Michigan against TRW, ZF, ZNA, Merger Sub, and the members of the TRW Board, in an action styled Daniel Fumia v. James F. Albaugh, Francois J. Castaing, Robert L. Friedman, Michael R. Gambrell, J. Michael Losh, David W. Meline, Jody G. Miller, MSNA, Inc., John C. Plant, Neil P. Simpkins, David S. Taylor, TRW Automotive Holdings Corp., ZF Friedrichshafen AG, ZF North America, Inc., No. 14-012818-CB. On October 6, 2014, purported stockholder Alan Abramson filed a putative class action petition in Delaware Chancery Court against TRW, ZF, Merger Sub, and the members of the TRW Board, in an action styled Alan Abramson v. TRW Automotive Holdings Corp., John C. Plant, Neil P. Simpkins, James F. Albaugh, Francois J. Castaing, Robert L. Friedman, Michael R. Gambrell, J. Michael Losh, David W. Meline, Jody G. Miller, David S. Taylor, ZF Friedrichshafen AG, and MSNA, Inc., No. 10203-VCL. On October 14, 2014, purported stockholder Zhao Nie filed a putative class action petition in Delaware Chancery Court against TRW, ZF, ZNA, Merger Sub, and the members of the TRW Board, in an action styled Zhao Nie v. TRW Automotive Holdings Corp., ZF Friedrichshafen AG, ZF North America, Inc., MSNA, Inc., John C. Plant, Neil P. Simpkins, James F. Albaugh, Francois J. Castaing, Robert L. Friedman, Michael R. Gambrell, J. Michael Losh, David W. Meline, Jody G. Miller, and David S. Taylor, No. 10236-VCL. The complaints include claims for breach of fiduciary duty against the individual directors, alleging that the directors violated the duties of loyalty, good faith and due care owed to TRW's stockholders. The complaints also include claims for aiding and abetting breaches of fiduciary duty. The New Jersey Laborers Pension Fund and Bidwell complaints assert the aiding and abetting claim against TRW, ZF, ZNA, and Merger Sub; the Fumia complaint asserts the aiding and abetting claim against ZF only; the Abramson complaint asserts the aiding and abetting claim against TRW, ZF, and Merger Sub; and the Nie complaint asserts the aiding and abetting claim against ZF, ZNA, and Merger Sub. The plaintiffs seek, among other forms of relief, an order enjoining the transaction, rescinding the merger agreement to the extent it has already been implemented, and awarding attorneys' fees and costs.

        The lawsuits are in their early stages. TRW and the members of the TRW Board have filed an answer in the action styled New Jersey Laborers Pension Fund vs. TRW Automotive Holdings Corp., et al., No. 2014-143032-CB. TRW and the TRW Board believe that the claims raised in each of these complaints are without merit and intend to defend their position in these matters vigorously.

Appraisal Rights

        If the merger is completed, TRW's stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions established therein.

        Under the DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of TRW common stock and to receive payment in cash for the fair value of your shares of TRW common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of TRW common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $105.60 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. TRW's stockholders who do not vote in favor of the merger proposal and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended only as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

        Under Section 262 of the DGCL where a merger agreement is to be submitted for adoption at a meeting of stockholders, TRW must notify the stockholders who were stockholders of record on the record date for notice of such meeting with respect to shares for which appraisal rights are available, not less than 20 days before the meeting to vote on the merger, that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes TRW's notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of TRW common stock, TRW believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

        If you wish to demand appraisal of your shares of TRW common stock, you must satisfy each of the following conditions: You must deliver to TRW a written demand for appraisal of your shares of TRW common stock before the vote is taken to approve the merger proposal, which must reasonably inform us of the identity of the holder of record of shares of TRW common stock who intends to demand appraisal of his, her or its shares of TRW common stock; and you must not vote or submit a proxy in favor of the merger proposal.

        If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive payment for your shares of TRW common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of TRW common stock. A holder of shares of TRW common stock wishing to exercise appraisal rights must hold of record the shares of TRW common stock on the date the written demand for appraisal is made and must continue to hold the shares of TRW common stock of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted "FOR" of the merger proposal, and it will result in the loss of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote

"AGAINST" the merger proposal or abstain from voting on the merger proposal. Voting against or failing to vote for the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal.

        All demands for appraisal should be addressed to TRW Automotive Holdings Corp, Attention: General Counsel, 12001 Tech Center Drive, Livonia, Michigan, 48150, and must be delivered to TRW before the vote is taken to approve merger proposal at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of TRW common stock. The demand must reasonably inform TRW of the identity of the stockholder and the intention of the stockholder to demand appraisal of the "fair value" of his, her or its shares of TRW common stock. A stockholder's failure to deliver to TRW the written demand for appraisal prior to the taking of the vote on the merger proposal at the special meeting of stockholders will result in the loss of appraisal rights.

        Only a holder of record of shares of TRW common stock is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a stockholder of TRW common stock must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder's name as it appears on the stockholder's stock certificate(s) or in the transfer agent's records, in the case of uncertificated shares, should specify the stockholder's mailing address and the number of shares registered in the stockholder's name. The demand must state that the person intends thereby to demand appraisal of the stockholder's shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of TRW common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of TRW common stock. If you hold your shares of TRW common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date of the merger.

        If shares of TRW common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of TRW common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of TRW common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of TRW common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of TRW common stock as to which appraisal is sought. Where no number of shares of TRW common stock is expressly mentioned, the demand will be presumed to cover all shares of TRW common stock held in the name of the record owner. If a stockholder holds shares of TRW common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.

        Within 10 days after the effective time of the merger, the surviving corporation in the merger must give notice of the date that the merger became effective to each of TRW's record stockholders who has complied with Section 262 of the DGCL and who did not vote in favor of the merger proposal. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder's demand and accept the consideration specified by the merger agreement for that stockholder's shares of TRW common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw such stockholder's demand for appraisal and accept the merger consideration offered in the merger within 60 days after the effective date of the merger. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of TRW common stock determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

        Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of TRW common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of TRW common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of TRW common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder's previous written demand for appraisal. In addition, within 120 days after the effective time of the merger, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the merger proposal, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of TRW common stock not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of TRW common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of TRW common stock and with whom agreements as to the value of their shares of TRW common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of TRW common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of TRW common stock, the Delaware Court of Chancery will appraise the shares of TRW common stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of TRW common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

        You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the "fair value" of a share of TRW common stock is less than the per share merger consideration. In determining "fair value," the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of TRW common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of TRW common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of TRW common stock, other than with respect to payment as of a record date prior to the effective time of the merger. If no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be deemed to have been converted at the effective time of the merger into the right to receive the $105.60 per share cash payment (without interest) for his, her or its shares of TRW common stock pursuant to the merger agreement. Inasmuch as TRW has no obligation to file such a petition, and TRW has no present intention to do so, any holder of shares of TRW common stock who desires such a petition to be filed is advised to file it on a timely basis. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder's statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, TRW's stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

THE MERGER AGREEMENT

        The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find More Information," beginning on page 102.

 The Merger

        Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, Merger Sub will merge with and into TRW, the separate corporate existence of Merger Sub will cease, and TRW will survive the merger as a wholly owned indirect subsidiary of ZF.

Closing and Effectiveness of the Merger

        The closing of the merger will take place on the fifth business day following the day on which the conditions to its completion have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing), or such other time as TRW and ZF may agree, provided that if such conditions have been satisfied or waived, but ZF's marketing period (described below under the subsection entitled "The Merger Agreement—Marketing Period and Efforts") has not ended, the closing will occur at the earlier of (i) a date during the marketing period specified by ZF with no less than five business days' notice to TRW and (ii) the final day of the marketing period or, if earlier, the business day prior to September 15, 2015.

Merger Consideration

        At the effective time, each outstanding share of TRW common stock (other than TRW common stock held by us (including in treasury), or by ZF, ZNA, Merger Sub or any other direct or indirect wholly owned subsidiary of ZF, or shares owned by stockholders who have properly made and not withdrawn a demand for appraisal rights under the DGCL) will be converted into the right to receive $105.60 in cash, without interest (the "merger consideration"). After the merger is completed, holders of TRW common stock will have only the right to receive the merger consideration, and will no longer have any rights as holders of TRW common stock, including voting or other rights. Shares of TRW common stock held by us or by ZF, ZNA or Merger Sub or any other direct or indirect wholly owned subsidiary of ZF will be cancelled at the effective time and shares held by stockholders who have properly made and not withdrawn a demand for appraisal rights under the DGCL will instead be entitled to such appraisal rights as provided under the DGCL and described under "The Merger Proposal (Proposal 1)—Appraisal Rights." Pursuant to the merger agreement ZF and the surviving corporation shall be entitled to deduct and withhold from the consideration otherwise payable in respect of the TRW common stock, options to purchase shares of TRW common stock, SARs, Stock Units, or PSUs such amounts as it is required to deduct and withhold with respect to the payment of certain taxes as required by applicable law.

Exchange Procedures

        Concurrently with the effective time, ZF shall deposit (or cause to be deposited) with a paying agent sufficient funds for payment of the aggregate merger consideration as provided by the merger agreement in respect of shares of TRW common stock. Promptly after the effective time, ZF shall mail to each record holder of shares of TRW common stock that have converted into the right to receive the merger consideration with respect thereto (which excludes TRW common stock held by us (including in treasury), or by ZF, ZNA, Merger Sub or any other direct or indirect wholly owned subsidiary of ZF, or shares owned by stockholders who have properly made and not withdrawn a demand for appraisal rights under the DGCL) a form of letter of transmittal and instructions for use in effecting the surrender of such holder's certificates or book-entry shares. Each holder of such certificates or book-entry shares will be entitled to receive the merger consideration for each share represented by such holder's certificate or book-entry share, upon surrendering to the paying agent such holder's certificates together with a properly completed and executed letter of transmittal (in the case of certificated shares), or upon the receipt by the paying agent of a customary "agent's message" constituting the deemed surrender of such holder's book-entry shares (in the case of book-entry shares).

Treatment of TRW Equity Awards

        Immediately prior to the effective time, each outstanding option to purchase shares of TRW common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $105.60 over the exercise price of the option.

        Immediately prior to the effective time, each outstanding SAR relating to shares of TRW common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such SAR multiplied by (y) the excess, if any, of $105.60 (or the "maximum value" of any SAR, if less than $105.60) over the per share fair market value on the date of the relevant grant under such SAR.

        Immediately prior to the effective time, any vesting conditions applicable to each outstanding Stock Unit will accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Units immediately prior to the effective time multiplied by (y) $105.60.

        Immediately prior to the effective time, each outstanding PSU will become immediately vested at the maximum level of performance (150% of the target level, reflecting the level of total stockholder return performance as of the date of the merger agreement) and each PSU will be cancelled and the holder thereof will be entitled to receive, at or promptly after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time multiplied by (y) $105.60.

Representations and Warranties

        The merger agreement contains representations and warranties that we, on the one hand, and ZF and Merger Sub, on the other hand, have made to one another (in some cases, as of specific dates) relating to our and their respective businesses. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Accordingly, TRW stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, were negotiated for purposes of allocating contractual risk among the parties to the merger agreement rather than to establish matters as facts, and may be subject to contractual standards of materiality different from those generally applicable to stockholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in our public disclosures. This description of the representations and warranties is included to provide TRW stockholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

        Our representations and warranties relate to, among other things:

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  our and our subsidiaries' organization, existence, good standing, qualification to do business and similar corporate matters;

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  certain of our joint ventures;

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  our and our subsidiaries' capitalization and capital structure;

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  our corporate power and authority to enter into and perform our obligations under the merger agreement and complete the merger, and the enforceability and due execution and delivery of the merger agreement;

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  TRW stockholder approval required to complete the merger;

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  the absence of conflicts with our (and our subsidiaries' and certain of our joint ventures') organizational documents, applicable law (assuming that certain regulatory filings are made and certain regulatory consents are obtained) or our and our subsidiaries' contracts in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

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  the absence of defaults, accelerations of obligations or certain rights of third parties under our and our subsidiaries' contracts, or creation of certain liens on our material assets, in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

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  consents, approvals, authorizations, permits, notifications and filings required by governmental entities to enter into the merger agreement, perform thereunder and complete the merger;

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  our and our subsidiaries' and certain of our joint ventures' compliance with applicable law, including applicable anti-corruption laws and antitrust law;

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  financial statements and SEC filings, disclosure controls and procedures, the Sarbanes-Oxley Act of 2002, and undisclosed liabilities;

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  the absence from December 31, 2013 through the date of the merger agreement of any events, developments, changes, effects or occurrences that have had or would reasonably be expected to have a material adverse effect on TRW, and of certain actions that would have required ZF's consent under the merger agreement as described under "The Merger Agreement—Conduct of Business Pending the Merger" if taken after the date of the merger agreement;

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  our and our subsidiaries' material contracts;

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  the absence of actions, suits, claims, proceedings, investigations or arbitrations pending or threatened against us and our subsidiaries and the absence of certain orders or injunctions against us and our subsidiaries;

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  labor and employment matters affecting us or our subsidiaries, including our benefits plans;

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  our insurance policies;

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  our real and personal property;

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  certain tax matters;

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  intellectual property;

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  environmental matters;

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  our receipt of an opinion from Goldman Sachs regarding the fairness, from a financial point of view, of the consideration to be received by holders of TRW common stock (other than ZF and its affiliates);

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  brokers, investment bankers and financial advisors;

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  applicability of Delaware state takeover statutes to the merger;

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  our top customers and suppliers; and

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  quality and safety of our and our subsidiaries' and certain of our joint ventures' products and product recalls.

        Some of our representations and warranties are qualified as to materiality or by exceptions related to the absence of a material adverse effect. Under the merger agreement, "material adverse effect" with respect to TRW means any event, development, change, effect or occurrence that, individually or in the aggregate, has a material adverse effect on the business, results of operations or financial condition of TRW and our subsidiaries, taken as a whole; provided that no events, developments, changes, effects or occurrences arising out of or resulting from any of the following events, either alone or in combination, shall constitute or contribute to a material adverse effect (except, in the case of the first, second, fifth and sixth bullet points below, to the extent that we are disproportionately affected thereby as compared with other participants in the industries in which we operate, in which case the incremental disproportionate impact may be taken into account in determining whether there has been a material adverse effect):

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  general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions;

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  general changes or developments in the industries in which TRW or its subsidiaries operate, including changes in relevant commodity pricing;

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  the execution and delivery of the merger agreement or the public announcement or pendency of the merger or other transactions contemplated thereby, including any impact on relationships, contractual or otherwise, with customers, suppliers, distributors, lenders, partners or employees of TRW and its subsidiaries, or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth in the merger agreement and any action taken or omitted to be taken by TRW at the request of or with the consent of ZF or Merger Sub;

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  any actions required under the merger agreement to obtain any approval or authorization under applicable antitrust or competition or other laws for the consummation of the merger;

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  changes or prospective changes in any applicable laws or regulations or applicable accounting regulations or principles or interpretation thereof;

  •
  any hurricane, tornado, earthquake, flood, tsunami or other natural disaster or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, or any change in general national or international political or social conditions;

  •
  any change in the price or trading volume of the shares or the credit rating of TRW (except the underlying events, developments, changes, effects or occurrences, which may constitute or contribute to a material adverse effect); or

  •
  any failure by TRW to meet any published analyst estimates or expectations of TRW's revenue, earnings or other financial performance or results of operations for any period, or any failure by TRW to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (except the underlying events, developments, changes, effects or occurrences, which may constitute or contribute to a material adverse effect).

        ZF and Merger Sub also make a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

  •
  organization, existence, good standing, qualification to do business and similar corporate matters;

  •
  corporate power and authority to enter into and perform their obligations under the merger agreement and complete the merger, and the enforceability and due execution and delivery of the merger agreement;

  •
  the absence of conflicts with their respective organizational documents, applicable law (assuming that certain regulatory filings are made and certain regulatory consents are obtained) or ZF's or its subsidiaries' contracts, in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

  •
  the absence of defaults, accelerations of obligations or certain rights of third parties under ZF's or its subsidiaries' contracts, or creation of liens on ZF's, Merger Sub's or ZNA's material assets in either case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

  •
  the absence of suits, claims, actions, proceedings or arbitrations pending or threatened against them and the absence of certain material orders or injunctions against them;

  •
  ownership by ZF, ZNA, Merger Sub and their respective subsidiaries of TRW common stock;

  •
  ZF's ownership of 100% (directly or indirectly) of Merger Sub and the absence of any liabilities or obligations of Merger Sub other than in connection with the merger agreement and the merger;

  •
  brokers, investment bankers and financial advisors;

  •
  the committed financing and the availability and sufficiency of funds to complete the merger;

  •
  the solvency of the surviving corporation immediately following the effective time;

  •
  that ZF and Merger Sub have conducted their own independent investigation and analysis of TRW; and

  •
  that ZF has delivered a true, complete and correct fully executed copy of the Section 6.4 Contract and certain matters in respect therewith.

        Some of ZF's and Merger Sub's representations and warranties are qualified as to materiality or by exceptions related to the absence of any circumstances which would or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement by ZF or Merger Sub.

        The representations and warranties of each of the parties to the merger agreement will expire upon the completion of the merger or the termination of the merger agreement.

 Conduct of Business Pending the Merger

        We have agreed to restrictions on the operation of our business until the earlier of the effective time or the termination of the merger agreement. In general, we have agreed to conduct our business in the ordinary and usual course of business and use commercially reasonable efforts, and cause our subsidiaries to use their commercially reasonable efforts, to preserve substantially intact our existing business relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors and employees. In addition, we have agreed that, subject to specified exceptions, neither we nor our subsidiaries will, without the prior written consent of ZF (not to be unreasonably withheld, conditioned or delayed):

  •
  amend or otherwise change our or our subsidiaries' certificate of incorporation or bylaws or any similar governing instruments;

  •
  acquire any interest or make any investment in any person or assets other than in our subsidiaries or ordinary course investments in certain of our joint ventures, purchases of inventory or other assets in the ordinary course of business or pursuant to existing contracts, or in suppliers not in excess of $10,000,000 per supplier;

  •
  issue, sell or otherwise dispose of, or grant any rights to acquire, any shares of our or our subsidiaries' equity securities, other than by a subsidiary to us or another subsidiary, in connection with outstanding equity awards, in connection with the purchase and issuance of matching 401(k) plans shares, or as required for the valid exchange of any outstanding exchangeable note;

  •
  adopt a plan of, or resolutions providing for a, complete or partial liquidation or dissolution;

  •
  reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of our capital stock, other than the acquisition of shares tendered by our directors or employees in connection with outstanding options or SARs or in order to pay taxes in connection with the exercise of options or SARs, in connection with the settlement or vesting of PSUs or Stock Units, or in connection with the purchase and issuance of matching 401(k) plans shares;

  •
  create or incur any lien, other than permitted liens, liens securing certain permitted indebtedness, or other liens on any assets of TRW or its subsidiaries which, in the aggregate, would be immaterial in scope and amount;

  •
  make any loans or advances to any person, other than our subsidiaries or ordinary course loans to certain of our joint ventures or to any individual supplier not in excess of $10,000,0000;

  •
  sell or otherwise dispose of assets or businesses, other than certain dispositions in the ordinary course of business, pursuant to an existing contract, or dispositions with a value of less than $25,000,000 in the aggregate;

  •
  declare, set aside, make or pay any dividend or other distribution (except by one of our subsidiaries to us or another subsidiary, or in the ordinary course and pro rata by our joint ventures);

  •
  make or commit non-budgeted capital expenditures in excess of $50,000,000 in the aggregate in any 12-month period;

  •
  other than in the ordinary course of business or as required by law, extend, modify or fail to perform under any material contract in any material respect or terminate any material contract;

  •
  enter into certain material contracts, other than with customers or suppliers in the ordinary course of business;

  •
  other than under our existing credit facilities and limited new borrowings (which must be on terms no less favorable to us and our subsidiaries in the aggregate than our existing facilities) subject to certain limitations and intercompany loans, incur any indebtedness, or assume, guarantee or otherwise become responsible for the obligations of another person, in excess of $25,000,000 in each case, other than replacement indebtedness in the ordinary course of business or certain commodity, currency, sale or hedging agreements;

  •
  except as required by our benefit plans or applicable law, grant any severance or termination pay or increase in severance or termination pay (except in the ordinary course to employees who are not executive officers or directors), enter into employment, consulting or severance agreements with any present or former director, officer, or other employees (except for offers of employment in the ordinary course to employees who are not executive officers or directors or in connection with replacement hiring), increase the compensation or benefits of any of our directors, officers or employees (except in the ordinary course to employees who are not executive officers or directors), adopt, enter into, terminate or materially amend any benefit plan, fund any new rabbi trust or similar arrangement or materially change any assumption used in the calculation of funding obligations or the manner in which contributions are made to any pension plan or 401(k) plan;

  •
  except as required by law or GAAP, materially change our financial accounting methods or make or change any material tax election, or settle or compromise any material tax liability;

  •
  other than in the ordinary course of business or as required by law, enter into or amend in any material respect a material collective bargaining agreement;

  •
  settle or compromise material legal proceedings, other than in an amount not to exceed $10,000,000 individually or $20,000,000 in the aggregate; and

  •
  agree, authorize or commit TRW or any of its subsidiaries to take, or consent to certain of our joint ventures taking, any of the foregoing actions.

Restrictions on Solicitation of Acquisition Proposals

  Non-Solicitation Provisions and Exceptions

        From the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement, TRW is subject to restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the approval of the merger proposal by TRW stockholders at the special meeting described further below). Specifically, TRW shall not, and shall cause its subsidiaries, directors, officers and employees not to (and shall direct and use its reasonable best efforts to cause its attorneys, investment bankers and other advisors and representatives not to), directly or indirectly:

  •
  initiate, solicit or knowingly encourage or facilitate any inquiries with respect to an acquisition proposal or any offer or proposal that could reasonably be expected to lead to an acquisition proposal;

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  engage, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books, records or confidential information or data to any person relating to an acquisition proposal or any offer or proposal that could reasonably be expected to lead to an acquisition proposal;

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  approve, endorse or recommend (or propose publicly to approve, endorse or recommend) any acquisition proposal; or

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  execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any acquisition proposal.

Additionally, TRW shall not resolve or agree to do any of the foregoing prohibited activities.

        Notwithstanding the foregoing, nothing in the provisions of the merger agreement relating to acquisition proposals prevents us from taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, making other disclosures as are required by law or making any "stop-look-and-listen" communication pursuant to Rule 14d-9(f) under the Exchange Act (provided, that, any such disclosure must reaffirm the TRW Board's recommendation concerning the merger proposal or state that the TRW Board has not changed such recommendation, as applicable, otherwise such disclosures shall constitute a change of recommendation as discussed further below).

        Further, notwithstanding the foregoing non-solicitation restrictions, prior to approval of the merger proposal by the TRW stockholders at the special meeting, in response to a bona fide acquisition proposal that was not initiated, solicited, encouraged or facilitated in violation in any material respect of the merger agreement (including the non-solicitation restrictions described above), we may (and may resolve or agree to) provide access to our properties, books and records and other information in response to a request therefore and engage in negotiations or discussions with the person making such acquisition proposal (or its representatives), if the TRW Board determines in good faith, after consultation with legal counsel and financial advisors, that such acquisition proposal would reasonably be expected to constitute, result in or lead to a superior proposal and that failure to provide such access or engage in such negotiations or discussions would be reasonably likely to be inconsistent with its fiduciary duties. Additionally, with respect to the provision of access to properties, books, records and other information, (i) the person making the acquisition proposal must have signed an acceptable confidentiality agreement (which is one that is substantially no less restrictive to our counterparty thereto than the confidentiality agreement between TRW and ZF) with TRW and (ii) any such access, information or data must have been previously provided to ZF or be substantially concurrently provided to ZF.

        In response to the receipt of any inquiries, proposals or offers, any requests for information, or any requests for discussions or negotiations with TRW or its representatives with respect to an acquisition proposal (or any offer or proposal that could reasonably be expected to lead to an acquisition proposal), we must:

  •
  provide prompt notice to ZF orally and in writing, including a summary of the material terms of such acquisition proposal (including copies of any such written requests, proposals or offers) and the identity of the person making such acquisition proposal; and

  •
  keep ZF informed on a reasonably current basis of any material developments related to the terms, conditions and process associated with such proposals and offers.

        In addition, prior to approval of the merger proposal by the TRW stockholders at the special meeting, in response to a bona fide acquisition proposal that was not initiated, solicited, encouraged or facilitated in violation in any material respect of the merger agreement (including the non-solicitation restrictions described above), if the TRW Board determines, in good faith after consultation with financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal, then TRW or the TRW Board may (and may resolve or agree to) either: (i) terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal (provided that TRW pays ZF the associated termination fee prior to or concurrently with such termination) or (ii) effect a change of recommendation based on such superior proposal in accordance with the procedures for a change of recommendation further outlined below, in each case subject to the notice procedures discussed below.

  Notice Procedures

        However, prior to terminating the merger agreement to enter into a definitive agreement concerning a superior proposal or effecting a change of recommendation based on such superior proposal:

  •
  we must provide written notice to ZF advising ZF that we propose to take such action, which notice must include the material terms and conditions of the superior proposal that is the basis of the proposed action (including the identity of the third party making the superior proposal and copies of any written proposals or offers and proposed agreements);

  •
  during the five business day period following delivery of such notice (we refer to such five business day period ending at 5:00 pm (New York time) on such fifth business day as the "notice period"), the TRW Board must reaffirm in good faith after consultation with outside legal counsel and financial advisors that such acquisition proposal constitutes a superior proposal;

  •
  if requested by ZF, during the notice period, we must negotiate with ZF and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement such that the superior proposal would cease to be a superior proposal; and

  •
  we must notify ZF if, during the notice period, we determine not to terminate the merger agreement and enter into a definitive agreement regarding such superior proposal.

        Notwithstanding the foregoing, any material amendment to the terms of a proposed agreement relating to a superior proposal are considered a new proposal, including with respect to the notice period, and we must follow the above requirements set forth in the bullet points with respect to such new proposal, except that the five business day period shall be reduced to a three business day period (but shall in no event shorten the original notice period).

  TRW Board Recommendation and Change of Recommendation

        Under the terms of the merger agreement, subject to the exceptions described below, the TRW Board has agreed to recommend that the TRW stockholders vote in favor of the merger proposal. If the TRW Board withdraws, modifies, or changes its recommendation (or formally resolves to effect or publicly announces an intention to do any of the foregoing), it constitutes a "change of recommendation" of the TRW Board. The TRW Board may effect a change of recommendation only if either (x) a bona fide acquisition proposal that was not initiated, solicited, encouraged or facilitated in violation in any material respect of the merger agreement (including the non-solicitation restrictions described above) is made to TRW and the TRW Board determines in good faith after consultation with financial advisors and outside legal counsel that such acquisition proposal constitutes a superior proposal or (y) there exists any event, development, change, effect or occurrence that was not known by the TRW Board (or if known, the consequences of which were not known or reasonably foreseeable) as of the date of the merger agreement (each, an "intervening event"), and, in either case, the TRW Board determines in good faith after consultation with outside legal counsel that failure to effect such change of recommendation would be reasonably likely to be inconsistent with its fiduciary duties. Additionally, prior to effecting a change of recommendation based on a superior proposal described in clause (x) above, TRW must comply with the notice procedures described above in the subsection entitled "—Notice Procedures" and prior to effecting a change of recommendation based on an intervening event as described in clause (y) above, TRW must deliver to ZF a written notice informing ZF that the TRW Board proposes to change its recommendation based on such intervening event no less than three business days prior to effecting such change of recommendation.

        Unless the merger agreement is terminated, we are required to take all reasonable action to duly call, give notice of, convene and hold the stockholders' meeting to adopt the merger agreement, even if the TRW Board has changed its recommendation with respect to the merger.

  Certain Definitions

        In this proxy statement, we refer to any proposal or offer from any person or group (other than ZF, Merger Sub or their respective affiliates) relating to (A) any merger, consolidation, dissolution, liquidation, recapitalization, reorganization, spin off, share exchange, business combination, purchase, or similar transaction with respect to TRW or any of its significant subsidiaries or (B) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of TRW and its subsidiaries taken as a whole, or 20% or more of the total voting power of the equity securities of TRW, any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the total voting power of the equity securities of TRW, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving TRW (or any subsidiary or subsidiaries of TRW whose business constitutes 20% of more of the net revenues, net income or assets of TRW and its subsidiaries taken as a whole), as an "acquisition proposal."

        In this proxy statement, we refer to a bona fide written acquisition proposal relating to any direct or indirect acquisition or purchase of (A) assets that generate more than 50% of the consolidated total revenues of TRW and its subsidiaries taken as a whole, (B) assets that constitute more than 50% of the consolidated total assets of TRW and its subsidiaries taken as a whole, or (C) more than 50% of the total voting power of the equity securities of TRW, in each case, that the TRW Board in good faith determines would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of TRW than the transactions contemplated by the merger agreement, in each case after taking into account all such factors and matters deemed relevant in good faith by the TRW Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated by the merger agreement and after taking into account any changes to the terms of the merger agreement irrevocably proposed in writing by ZF in response to such superior proposal pursuant to and in accordance with the notice procedures described above in the subsection entitled "—Notice Procedures," as a "superior proposal."

Efforts to Complete the Merger

        Each of the parties will use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done, and will cooperate with respect to, all things necessary, proper or advisable under applicable law and regulations to consummate the merger and the other transactions contemplated by the merger agreement, including effecting, as promptly as reasonably practicable (and within the time limits set forth in the merger agreement) the regulatory filings and obtaining clearances in, the U.S. (including pursuant to the HSR Act and Exon-Florio), the European Union from the European Commission, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey and Ukraine described under "The Merger Proposal (Proposal 1)—Regulatory Clearances and Approvals Required for the Merger" beginning on page 66, including taking action to resolve any objections, orders or decisions so as to permit the consummation of the merger as promptly as reasonably practicable (taking into account the time reasonably necessary or advisable to negotiate, contest and litigate against any governmental entity) (including by licensing, selling, holding separate or disposing of any business or assets, imposing any limitation or modification on the ability to conduct business or own certain assets or agreeing to any of the foregoing), provided that no party will be obligated to commit, agree or submit to any action, term or condition that is not conditioned on the consummation of the merger and that ZF shall not be required to commit, agree or submit to (or cause TRW to commit, agree or submit to) any action, term or condition that, individually or in the aggregate, would or would reasonably be expected to have a substantial detriment (as defined below), provided, further, however that ZF shall be required to commit, agree or submit to any actions, terms and conditions unless such actions, individually or in the aggregate) would or would reasonably be expected to have a substantial detriment). ZF has also committed to use its best efforts to consummate the transactions contemplated by the Section 6.4 Contract, which provides for the purchase by Bosch of ZF's 50% interest in the Steering Joint Venture. The term "substantial detriment" as used herein means any actions taken to obtain necessary approvals and clearances pursuant to antitrust laws and the CFIUS Clearance (other than actions taken to consummate the transactions contemplated by the Section 6.4 Contract) which require the divesture of, or the agreement to divest, assets, businesses or product lines of ZF or TRW, subject to certain specified exceptions, that individually or in the aggregate contributed more than $600,000,000 of revenue to them during the 2013 calendar year or other actions that would result in a greater than $200,000,000 net economic detriment to ZF.

        ZF will have the right to direct and lead on all matters with any governmental entity consistent with its obligations under the merger agreement to obtain regulatory approvals, provided, that ZF shall reasonably consult with TRW in advance, and each party will use reasonable best efforts to permit the other parties to review any communications with governmental entities and to participate in meetings with governmental entities.

        No approval or clearance related to antitrust laws which require the satisfaction of certain remedies not agreed to or deemed agreed to by ZF will be considered obtained for purposes of the merger agreement.

Employee Benefits

        For a period from the effective time and ending on the later of (x) the 18 month anniversary of the effective time and (y) December 31st of the year following the year in which the effective time occurs, continuing employees of TRW or its subsidiaries (other than continuing employees of TRW whose terms and conditions of employment are governed by a collective bargaining agreement) will receive (i) salary, wages, target bonus opportunities and commissions opportunities (but excluding equity awards) that are no less favorable than the salary, wages, target bonus opportunities and commissions opportunities (but excluding equity awards) that were provided to the continuing employees immediately prior to the effective time and (ii) employee pension, welfare and other benefits (but excluding severance) that are substantially comparable in the aggregate to the employee pension, welfare and other benefits (but excluding severance) provided to the continuing employees immediately prior to the effective time. For a period beginning on the effective time and ending on the later of (x) the 18 month anniversary of the effective time and (y) December 31st of the year following the year in which the effective time occurs, continuing employees (other than continuing employees of TRW whose terms and conditions of employment are governed by a collective bargaining agreement) will receive a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time.

Directors' and Officers' Indemnification and Insurance

        The merger agreement provides that from and after the effective time, each of ZF and the surviving corporation will indemnify and hold harmless each present and former director and officer of TRW (in each case, when acting in such capacity), determined as of the effective time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal, arising out of matters existing or occurring at or prior to the effective, to the fullest extent that TRW would have been permitted under Delaware law and our organizational documents as of the date of the merger agreement to indemnify such person (and ZF or the surviving corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law), subject to certain limitations. In addition, following the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation's organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in our organizational documents as of the date of the merger agreement and ZF will honor and perform under certain indemnification agreements between TRW and our directors and executive officers. The merger agreement further provides that ZF will not take any action to prevent our subsidiaries from complying with any obligations or rights to indemnification, advancement of expenses and exculpation for periods prior to the closing as provided in their respective organizational documents as in effect on the date of the merger agreement. The merger agreement also provides that, at or prior to the effective time, we will (or if we are unable ZF will cause the surviving corporation to) purchase a directors' and officers' liability "tail" insurance policy with benefits and coverage levels equal to or at least as favorable as TRW's existing directors' and officers' liability (and fiduciary) insurance maintained by us covering pre-closing matters for a period of at least six years from the effective time, in an amount not to exceed 300% of the annual premiums of the current policies maintained by us.

        The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or legal representatives.

Financing

  Marketing Period and Efforts

        Under the merger agreement, we have agreed to allow ZF a period of 15 consecutive business days to market the debt financing or any replacement financing. This marketing period is a period (i) beginning when ZF has received certain required financial information from TRW (provided, that such period shall not be deemed to have commenced if (A) Ernst & Young LLP shall have withdrawn its audit opinion with respect to any of TRW's financial statements that are part of the required financial information, in which case the marketing period shall not commence until a new unqualified audit opinion is issued, (B) TRW announces an intention to restate any financial statements that are part of the required financial information, in which case the marketing period shall not commence until such restatement has been completed or TRW announces no such restatement is required, or (C) TRW shall have been delinquent with respect to applicable SEC filing deadlines in filing any Form 10-K or Form 10-Q, in which case the marketing period shall not commence until such delinquencies are cured), (ii) throughout which no condition exists that would cause specified conditions to the obligations of ZF and Merger Sub to consummate the merger to fail to be satisfied, assuming the closing of the merger were to be scheduled during such 15 business day period, and (iii) during the last 7 business days of which the conditions to the closing of the merger related to the TRW stockholder approval and antitrust consents have been satisfied; provided that the marketing period shall end on any earlier date that is the date on which the debt financing is obtained. If such 15 consecutive business day period does not end on or prior to December 19, 2014, it will not begin until after January 5, 2015.

        ZF and Merger Sub have agreed in the merger agreement to use their respective reasonable best efforts to do or cause to be done all things necessary, proper or advisable to arrange and consummate their debt financing or any replacement financing on the terms and conditions set forth in the definitive agreements relating thereto, including using reasonable best efforts to satisfy all conditions to funding set forth therein.

  TRW's Cooperation

        We have agreed to provide, and to cause our subsidiaries to use reasonable best efforts to provide, at the sole cost and expense of ZF, all reasonable cooperation as reasonably requested by ZF, in connection with the debt financing or any replacement financing (subject to certain limitations, including that such requested cooperation shall not unreasonably interfere with our or our subsidiaries'

business or operations or subject us to certain liability or expense or violate our organizational documents or any laws), including, among other things, using reasonable best efforts to:

  •
  furnish ZF with the required financial information and such other pertinent financial and other information as may be reasonably requested by ZF that is necessary in connection with the debt financing or any replacement financing;

  •
  cooperate with ZF with respect to the provision of TRW financial statements in connection with ZF's preparation of customary pro forma financial statements reasonably required for the debt financing or any replacement financing;

  •
  to the extent reasonably expected to be used in connection with any replacement financing, reasonably cooperate with the commencement of the preparation of a reconciliation of certain line items in the financial statements included in the required information to reflect the material differences between GAAP and International Financial Reporting Standards;

  •
  participate in a reasonable number of meetings, drafting sessions, lender presentations, road shows, sessions with prospective lenders and investors, due diligence sessions and sessions with rating agencies and cooperating with the lenders' due diligence to the extent customary;

  •
  assist, subject to certain limitations, ZF in its preparation of offering documents, syndication documents, private placement memoranda, offering memoranda, lender and investor presentations, bank information memoranda and other similar documents and materials for rating agency presentations;

  •
  reasonably cooperate with the marketing efforts of ZF for the debt financing or any replacement financing;

  •
  facilitate the obtaining of customary comfort letters, authorization letters and consents of accountants and auditors with respect to TRW's financial statements and other financial information, pay-off letters and lien terminations, customary legal opinions, and any approvals required of works councils;

  •
  reasonably facilitate the pledging and perfection and collateral with respect to TRW and its subsidiaries, in each case to be effective at the closing of the merger;

  •
  provide information required under applicable "know your customer" and anti-money laundering rules and regulations; and

  •
  reasonably cooperate with ZF in connection with the repayment and discharge at or following the closing of TRW's existing indebtedness and the conversion/exchange of exchangeable notes (including the release of any guarantees and applicable liens).

        The obligations of ZF and Merger Sub to consummate the merger are not conditioned upon the obtaining of the debt financing or any replacement financing. None of TRW or its subsidiaries or their respective officers, directors (with respect to any subsidiary) or employees shall be required to execute or enter into or perform any agreement with respect to the debt financing or any replacement financing that is not contingent upon the closing or that would be effective prior to the closing and no directors of TRW shall be required to execute or enter into or perform any agreement with respect to the debt financing or any replacement financing.

Conditions to the Closing of the Merger

        Each party's obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, which include the following:

  •
  the merger agreement is adopted by TRW's stockholders at the special meeting;

  •
  all applicable waiting periods under the HSR Act have expired or been terminated and any approvals required under the merger control laws of the European Union, Brazil, Canada, China, India, the Republic of Korea, Mexico, Russia, Serbia, South Africa, Turkey and Ukraine have been obtained;

  •
  the CFIUS Clearance shall have been obtained; and

  •
  no law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental entity of competent jurisdiction which prohibits, restrains or enjoins the consummation of the merger.

        ZF and Merger Sub will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  our representations and warranties regarding the absence of a material adverse effect are true and correct as of the date of the merger agreement; our representations and warranties regarding our capitalization are true and correct as of the date of the merger agreement and as of the closing of the merger (except to the extent such representations and warranties speak to an earlier date, in which case they shall be true and correct as of such date) except for any de minimis inaccuracies; our representations and warranties regarding our due incorporation and valid existence, certain elements of our capital structure, our authority to enter into the merger agreement, and certain of our indebtedness, and our brokers are true and correct in all material respects as of the date of the merger agreement and as of the closing of the merger (without regard to any qualifications or exceptions as to "materiality," "material adverse effect" or similar qualifications); and each of our other representations and warranties are true and correct as of the date of the merger agreement and as of the closing of the merger (except to the extent such representations and warranties speak to an earlier date, in which case they shall be true and correct as of such date) except where the failure to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on TRW (without regard to any qualifications or exceptions as to "materiality," "material adverse effect" or similar qualifications);

  •
  we have performed or complied in all material respects with each of our obligations, agreements and covenants under the merger agreement at or prior to the closing of the merger;

  •
  ZF has received a certificate executed by our Chief Executive Officer or Chief Financial Officer confirming that the above two conditions have been satisfied; and

  •
  since the date of the merger agreement, there shall not have occurred any events, developments, changes, effects or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have, a material adverse effect on TRW.

        We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  the representations and warranties of ZF and Merger Sub are true and correct as of the closing of the merger (except to the extent such representations and warranties speak to an earlier date, in which case they shall be true and correct as of such date), except where the failure to be so true and correct, in the aggregate, would not reasonably be expected to prevent or have a material adverse effect on the ability of ZF or Merger Sub to consummate the transactions contemplated by the merger agreement;

  •
  ZF and Merger Sub have performed or complied in all material respects with each of their obligations, agreements and covenants under the merger agreement at or prior to the closing of the merger; and

  •
  we have received a certificate executed by the Chief Executive Officer or other senior executive officer of ZF confirming that the above two conditions have been satisfied.

Termination of the Merger Agreement

        TRW and ZF can terminate the merger agreement under the following circumstances:

  •
  by mutual written consent;

  •
  if any court of competent jurisdiction or other governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or shall have become final and nonappealable, provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose material breach of any provision of the merger agreement was the primary cause of the issuance of such order, decree or ruling or the taking of any such other final action;

  •
  if the merger has not occurred on or prior to September 15, 2015 (the "end date"), provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose material breach of any provision of the merger agreement was the primary cause of the merger not having occurred on or prior to the end date; or

  •
  if approval of the merger proposal by the TRW stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

        TRW can terminate the merger agreement:

  •
  if there shall have been a breach of any representation, warranty, covenant or agreement on the part of ZF or Merger Sub contained in the merger agreement, or any such representation or warranty shall be untrue, such that certain conditions to TRW's obligation to close the merger would not be satisfied (and such breach or condition is not curable), provided that the right to terminate the merger agreement under this circumstance will not be available to TRW if TRW is then in material breach of any of its covenants or agreements under the merger agreement; or

  •
  in order to accept a superior proposal and enter into an acquisition agreement providing for such superior proposal, subject to TRW's compliance with the non-solicitation provisions and related notice procedures in the merger agreement and payment of the applicable termination fee, provided that the right to terminate the merger agreement under this circumstance is only available prior to such time as the TRW stockholders approve the merger proposal.

        ZF can terminate the merger agreement:

  •
  if there shall have been a breach of any representation, warranty, covenant or agreement on the part of TRW contained in the merger agreement, or any such representation or warranty shall be untrue, such that certain conditions to ZF's and Merger Sub's obligation to close the merger would not be satisfied (and such breach or condition is not curable), provided that the right to terminate the merger agreement under this circumstance will not be available to ZF if ZF or Merger Sub is then in material breach of any of its covenants or agreements under the merger agreement;

  •
  if (i) prior to such time as the TRW stockholders approve the merger proposal, the TRW Board has made a change of recommendation with respect to the merger, (ii) TRW shall have failed to include the TRW Board's recommendation of the merger agreement in this proxy statement when mailed, (iii) prior to such time as the TRW stockholders approve the merger proposal, the TRW Board has recommended, approved or otherwise declared advisable a different acquisition proposal than that of ZF, or (iv) prior to such time as the TRW stockholders approve the merger proposal, TRW shall have formally resolved or publicly announced an intention to effect any of the foregoing; or

  •
  if TRW shall have failed to take a vote of the TRW stockholders on the merger proposal prior to the fifth business day immediately preceding the end date.

Termination Fees and Expenses

        We will be required to pay ZF a termination fee in the following circumstances:

  •
  if the merger agreement is terminated by TRW (prior to obtaining the TRW stockholder vote approving the merger proposal) to accept a superior proposal and enter into a definitive agreement with respect thereto, we are required to pay ZF $450,000,000 at or prior to the time of termination;

  •
  if the merger agreement is terminated by ZF based on a change of recommendation of the TRW Board (prior to obtaining the TRW stockholder vote approving the merger proposal), the failure of TRW to include the TRW Board's recommendation that the TRW stockholders approve the merger proposal in this proxy statement when mailed, the TRW Board's recommendation, approval or declaration of advisability of, prior to obtaining the TRW stockholder vote approving the merger proposal, another acquisition proposal, or the TRW Board's formal resolution to effect, or public announcement of its intention to effect, prior to obtaining the TRW stockholder vote approving the merger proposal, any of the foregoing, we are required to pay ZF $450,000,000 as promptly as reasonably practicable but in any event within two business days following such termination; or

  •
  if the merger agreement is terminated by (i) (A) either party for failure to obtain TRW stockholder approval of the merger proposal or (B) by ZF for failure of TRW to hold the special meeting of TRW stockholders to vote on the merger proposal prior to the fifth business day immediately preceding the end date or (ii) by ZF upon our uncurable breach of the merger agreement that would cause certain conditions to closing to fail, and (x) prior to the date of the special meeting in the case of a termination described in clause (i) or prior to the breach giving rise to the termination in the case of a termination described in clause (ii), an acquisition proposal or an intent to make an acquisition proposal was publicly announced or publicly made known (which acquisition proposal shall not have been publicly withdrawn at least five business days prior to the date of the special meeting with respect to a termination pursuant to clause (i)(A), at least five business days prior to the end date with respect to termination pursuant to clause (i)(B), or at least five business days prior to the date of termination with respect to a termination pursuant to clause (ii)) and (y) within 12 months after such termination, we enter into a definitive agreement with respect to any acquisition proposal or an acquisition proposal shall have been consummated, then we are required to pay to ZF $450,000,000 within two business days from the earliest to occur of the foregoing events; provided, that for purposes of this termination fee trigger, each reference in the definition of "acquisition proposal" to 20% or more is deemed to be a reference to more than 50%.

        We will be required to reimburse ZF's expenses in the following circumstances:

  •
  if the merger agreement is terminated by either party for failure to obtain TRW stockholder approval of the merger proposal or by ZF for failure of TRW to hold the special meeting of TRW stockholders to vote on the merger proposal prior to the fifth business day immediately preceding the end date, then we are required to promptly, but in no event later than two days after being notified of such by ZF, pay the documented out-of-pocket expenses incurred by ZF or Merger Sub in connection with the merger agreement and the transactions contemplated thereby (including the debt financing or any replacement financing) up to a maximum amount of $20,000,000; provided, that, any such reimbursement shall be credited (without interest) against any termination fee that may be paid to ZF by us.

        ZF will be required to pay us a termination fee in the following circumstances:

  •
  if the merger agreement is terminated because any court of competent jurisdiction or other governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or shall have become final and nonappealable, but only if (A) such applicable final order, decree or ruling is issued or other applicable final action is taken, under or pursuant to any antitrust law or in relation to the Section 6.4 Contract (or the joint venture agreement which is the subject of the Section 6.4 Contract), (B) the conditions to the closing of the merger related to orders (other than any orders entered pursuant to any antitrust law or in relation to the Section 6.4 Contract (or the joint venture agreement which is the subject of the Section 6.4 Contract)) and related to our representations and warranties, compliance with our covenants, and no material adverse effect on TRW would be satisfied if the closing date were the fifth business day prior to the relevant termination, and (C) in the event a vote on the merger proposal was taken by the TRW stockholders at the special meeting, the requisite TRW stockholder vote to approve the merger proposal shall have been obtained, then ZF is required to pay us $450,000,000 at or prior to the time of the relevant termination, in the case of a termination by ZF, or as promptly as reasonably practicable but in any event within two business days following such termination in the case of a termination by TRW; or

  •
  if the merger agreement is terminated by ZF or TRW because the merger has not occurred on or prior to the end date, but only if on the fifth business day prior to the relevant termination the only conditions to the closing of the merger (other than conditions to our obligations only) that have not been satisfied (other than conditions that by their nature are to be satisfied at the closing and which would be capable of being satisfied) are one or more conditions related to orders (but only if the relevant order is entered pursuant to any antitrust law or in relation to the Section 6.4 Contract (or the joint venture agreement which is the subject of the Section 6.4 Contract) and conditions related to antitrust clearances and approvals, then ZF is required to pay us $450,000,000 at or prior to the time of the relevant termination, in the case of a termination by ZF, or as promptly as reasonably practicable but in any event within two business days following such termination in the case of a termination by TRW.

        Except for the termination fee payable by either party under the circumstances in a termination of the merger agreement described above, the expense reimbursement payable by us in the circumstances described above, and the reimbursement by ZF of expenses incurred by TRW in cooperating with ZF's financing, whether or not the merger is completed, we and ZF are each responsible for all respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement. Neither party is required to pay the applicable termination fee on more than one occasion.

 Amendment and Waiver of the Merger Agreement

        Subject to the provisions of applicable law, the merger agreement may be amended by the parties at any time prior to the effective time. The merger agreement may only be amended by written agreement, executed and delivered by duly authorized officers of the respective parties.

        At any time prior to the effective time, any party may extend the time for performance of any obligation or act of the other parties, waive any inaccuracies in the representations or warranties in the merger agreement or any document delivered in connection therewith, or waive the other party's compliance with any of the agreements or conditions contained in provisions of the merger agreement (subject to compliance with applicable law). Such waivers are only valid if set forth in a written and signed instrument.

Specific Performance

        The parties are entitled to seek injunction, specific performance and other equitable remedies to prevent breaches of the merger agreement and to enforce the terms thereof.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED
COMPENSATION PROPOSAL
(PROPOSAL 2)

        In accordance with Section 14A of the Exchange Act, TRW is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of TRW in connection with the merger, the value of which is set forth in the table entitled "Golden Parachute Compensation" on page 64. This proposal, commonly known as "say-on-golden parachutes" is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, TRW is asking its stockholders to vote on the adoption of the following resolution:

          "RESOLVED, that the compensation that may be paid or become payable to TRW's named executive officers in connection with the merger, as disclosed under "The Merger Proposal (Proposal 1)—Interests of TRW's Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers," including the table, associated footnotes and narrative discussion, is hereby APPROVED."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on TRW, ZF or the surviving corporation. Because TRW is contractually obligated to make the potential merger-related payments to the executive officers, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved and regardless of the outcome of the advisory vote.

        Approval of the named executive officer merger-related compensation proposal requires the affirmative vote of the holders of a majority of the shares of TRW common stock present or represented by proxy at the special meeting and entitled to vote thereon (provided a quorum is present in person or by proxy). Abstentions will have the same effect as a vote "AGAINST" the proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes will have no effect on the outcome of the proposal.

        The TRW Board unanimously recommends that the TRW stockholders vote "FOR" the named executive officer merger-related compensation proposal.

ADJOURNMENT PROPOSAL
(PROPOSAL 3)

        TRW stockholders are being asked to approve a proposal that will give us authority from the stockholders to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. Whether or not a quorum exists, the holders of a majority of the shares of TRW common stock present at the special meeting, in person or by proxy, may adjourn the special meeting to another place, date or time.

        In addition, the TRW Board could postpone the special meeting before it commences. If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of the adjournment proposal. TRW does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

        The TRW Board unanimously recommends that the TRW stockholders vote "FOR" the adjournment proposal.

MARKET PRICES OF TRW COMMON STOCK

Market Information

        TRW common stock trades on the NYSE under the symbol "TRW." The following table shows the high and low sales price of TRW common stock for our fourth quarter of fiscal 2014 (through October 17, 2014) and each of our preceding fiscal quarters in 2014, 2013 and 2012.

Fiscal Year	High	Low
2014
Fourth Quarter (through October 17, 2014)	$102.24	$97.04
Third Quarter	$107.25	$88.56
Second Quarter	$89.56	$78.02
First Quarter	$84.17	$68.72
2013
First Quarter	$63.19	$53.02
Second Quarter	$67.12	$52.48
Third Quarter	$74.00	$65.60
Fourth Quarter	$80.22	$70.50
2012
First Quarter	$48.67	$32.82
Second Quarter	$49.08	$35.72
Third Quarter	$48.22	$33.23
Fourth Quarter	$53.94	$43.86

        The closing sales price of TRW common stock on the NYSE on October 17, 2014, the latest practicable date before the printing of this proxy statement, was $100.50 per share. The closing sales price of TRW common stock on the NYSE on September 12, 2014, the last trading day prior to the public announcement of the proposed merger, was $103.85 per share. You are urged to obtain current market quotations for TRW common stock when considering whether to approve the merger proposal.

Holders

        As of October 17, 2014, there were approximately 54 record holders of TRW common stock.

Dividends

        We have never paid a cash dividend on our common stock. In addition, the terms of certain of our debt agreements limit the payment of any cash dividends on our common stock. We would only pay cash dividends from assets legally available for that purpose, and payment of cash dividends would depend on our financial condition, results of operations, current and anticipated capital requirements, restrictions under then-existing debt instruments and other factors then deemed relevant by the TRW Board. Under the merger agreement, described in "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 80, we are prohibited from paying any dividend or other distribution on our common stock prior to the completion of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below shows how much of our common stock was beneficially owned as of September 30, 2014 (unless another date is indicated) by (i) each person known by TRW to beneficially own more than 5% of our common stock, (ii) each director (who was serving as a director as of that date) and nominee for director, (iii) each named executive officer, and (iv) all current directors and executive officers as a group. In general, a person "beneficially owns" shares if he or she has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire such voting or disposition rights within 60 days of September 30, 2014 (such as by exercising options or stock appreciation rights).

Name of Beneficial Owner	Number	Percent
Beneficial Owners of More than 5%:
BlackRock, Inc.(1)	10,502,764	9.5
Harris Associates(2)	6,316,622	5.7
T. Rowe Price Associates, Inc.(3)	6,973,691	6.3
The Vanguard Group(4)	6,050,770	5.5
Directors and Executive Officers:
James F. Albaugh	14,366	*
Francois J. Castaing(5)	19,666	*
Robert L. Friedman	3,376	*
Michael R. Gambrell	14,841	*
J. Michael Losh	14,366	*
David W. Meline(6)	0	*
Jody G. Miller	24,666	*
John C. Plant(7)	661,158	*
Neil P. Simpkins(6)	0	*
David S. Taylor	9,391	*
Joseph S. Cantie(7)	225,246	*
Peter J. Lake(7)	162,391	*
Steven Lunn(8)	0	*
Neil E. Marchuk(7)	63,544	*
All directors and executive officers as a group (16 persons)(7)	1,263,998	1.1

*
Less than 1% of shares of common stock outstanding.

(1)
Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2014 by BlackRock, Inc. ("BlackRock"). BlackRock filed the Schedule 13G as a parent holding company or control person, indicating that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such common stock, but that no one person's interest is more than 5% of the total outstanding common shares. According to such Schedule, BlackRock has sole voting power over 8,614,886 shares and sole investment power over 10,502,764 shares. BlackRock's address is 40 East 52nd Street, New York, New York 10022.

(2)
Based on a Schedule 13G filed with the SEC on February 12, 2014 by Harris Associates L.P. and Harris Associates Inc. (collectively "Harris Associates"). Harris Associates filed the Schedule 13G as an investment advisor, indicating that by reason of advisory and other relationships with the person who owns the shares, Harris Associates may be deemed to be the beneficial owner of 6,316,622 shares. According to such Schedule, Harris Associates has sole voting and investment power over 5,394,300 shares. Harris Associates' address is 2 North LaSalle Street, Suite 500, Chicago, IL 60602-3790.

(3)
Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2014 by T. Rowe Price Associates, Inc. ("Price Associates"). Price Associates has indicated that these securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. According to such Schedule, Price Associates has sole voting power over 1,617,488 shares and sole investment power over 6,973,691 shares. Price Associates' address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
Based on a Schedule 13G filed with the SEC on February 12, 2014 by The Vanguard Group ("Vanguard"). Vanguard filed the Schedule 13G as an investment advisor, indicating that it has sole voting power over 105,923 shares, sole investment power over 5,960,747 shares and shared investment power over 90,023 shares. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Of the shares shown as beneficially owned by Mr. Castaing, 19,666 are held indirectly by Castaing and Associates, in which Mr. Castaing has a controlling interest.

(6)
In February 2014 Mr. Meline became a member of the Board and Mr. Simpkins was first determined to be independent by the Board. Under TRW's stock ownership guidelines, each is required to acquire 8,000 TRW shares within five years.

(7)
Shares shown as beneficially owned by the executive officers include shares underlying stock options and stock-settled stock appreciation rights ("SSARs") which are exercisable or may be exercised within 60 days as follows: (a) 203,628 shares for Mr. Plant, (b) 63,582 shares for Mr. Cantie, (c) 87,850 shares for Mr. Lake, (d) 23,809 shares for Mr. Marchuk and (e) 12,929 shares for an executive officer who is included in the line item "All directors and executive officers as a group." The gross number of the shares underlying the SSARs is included in the table above although, at the time of any exercise, shares will be withheld to cover the applicable withholding taxes and shares representing the grant date fair market value of the SSARs will be netted out upon settlement. Shares shown as beneficially owned by the executive officers also include any shares held through the TRW Automotive 401(k) Savings Plan. Further, 58,939 of the shares shown as beneficially owned by Mr. Plant are held indirectly by one or more trusts set up for his estate planning purposes.

(8)
Mr. Lunn, who was one of our named executive officers for 2013, retired effective February 28, 2014.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following summary is a general discussion of the material U.S. federal income tax consequences of the merger to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of TRW common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. No ruling from the Internal Revenue Service ("IRS") has been or will be sought with respect to any aspect of the merger. This summary is for the general information of the holders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of common stock other than pursuant to the merger, or the tax consequences to holders of stock options issued by TRW which are cancelled or converted, as the case may be, in connection with the merger. Furthermore, this summary applies only to holders that hold their TRW common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

  •
  dealers or traders subject to a mark-to-market method of tax accounting with respect to TRW common stock;

  •
  persons holding TRW common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  persons who acquired TRW common stock through the exercise of employee stock options or otherwise as compensation;

  •
  certain financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  certain former citizens or residents of the United States;

  •
  tax-exempt entities, including an "individual retirement account" or "Roth IRA"; or

  •
  persons liable for the United States alternative minimum tax.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds TRW common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding TRW common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of TRW common stock that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        The exchange of TRW common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of TRW common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of TRW common stock (i.e., shares of TRW common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder's holding period in the shares of TRW common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Non-U.S. Holders

        A "non-U.S. holder" is a beneficial owner of TRW common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes). Payments made to a non-U.S. holder in exchange for shares of TRW common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of TRW common stock for cash pursuant to the merger and certain other conditions are met; or

  •
  the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the TRW common stock at any time during the five-year period preceding the merger, and TRW is or has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held TRW common stock.

        A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

        TRW believes it has not been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

 Information Reporting and Backup Withholding

        Payments made in exchange for shares of TRW common stock generally will be subject to information reporting unless the holder is an "exempt recipient" and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.

        Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder's U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

        THIS DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

 FUTURE TRW STOCKHOLDER PROPOSALS

        TRW has not determined whether it will hold its 2015 annual meeting of stockholders due to the merger proposal. If the merger is not completed, TRW's stockholders will continue to be entitled to attend and participate in TRW's annual meeting of stockholders. If TRW holds its 2015 annual meeting of stockholders, any stockholder proposal intended for inclusion in the proxy materials for the 2015 annual meeting must be received by our secretary at our headquarters no later than November 27, 2014. Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in TRW's bylaws. Accordingly, written notice must be sent to the secretary of TRW not less than 90 or more than 120 calendar days before the first anniversary of the prior year's annual meeting. This means that for the 2015 annual meeting, written notice must be delivered between the close of business on January 13, 2015 and the close of business on February 12, 2015. If the date of the annual meeting, however, is not within 30 days before or 70 days after the anniversary of the prior year's meeting date, a stockholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which TRW first announces the meeting date to the public. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our secretary at 12001 Tech Center Drive, Livonia, Michigan 48150.

        Any stockholder suggestions for director nominations must be submitted by the dates by which other stockholder proposals are required to be submitted as set forth above.

 MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement, as applicable, addressed to those stockholders, unless contrary instructions have been received. This procedure, which is commonly referred to as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

        Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or TRW at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon oral request to either TRW's agent at (800) 579-1639 or an email request to sendmaterial@proxyvote.com, or to TRW's Investor Relations Department at (800) 219-7411 or written request to Investor Relations, TRW, 12001 Tech Center Drive, Livonia, Michigan 48150.

WHERE YOU CAN FIND MORE INFORMATION

        Investors will be able to obtain free of charge this proxy statement and other documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.trw.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, TRW's website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

        The SEC allows us to "incorporate by reference" documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  TRW's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and filed February 14, 2014;

  •
  TRW's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2014 and June 27, 2014 and filed on April 29, 2014 and July 29, 2014, respectively; and

  •
  TRW's Current Reports on Form 8-K filed with the SEC on February 14, 2014, March 3, 2014, March 14, 2014, May 16, 2014, July 10, 2014, September 10, 2014 and September 15, 2014.

        We also incorporate by reference into this proxy statement additional documents that TRW may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

        The directors, executive officers and certain other members of management and employees of TRW may be deemed "participants" in the solicitation of proxies from stockholders of TRW in favor of the proposed merger. You can find information about TRW's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on March 26, 2014.

        You may request a copy of documents incorporated by reference at no cost, by writing Robin A. Walker-Lee, Secretary, TRW Automotive Holdings Corp., 12001 Tech Center Drive, Livonia, Michigan 48150.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 20, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

 Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

Among

TRW AUTOMOTIVE HOLDINGS CORP.,

ZF FRIEDRICHSHAFEN AG

and

MSNA, INC.

Dated as of September 15, 2014

A-i

A-ii

A-iii

 INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	A-55
Acquisition Proposal	A-33
Affiliate	A-55
Agreement	A-1
Alternative Financing	A-45
Antitrust Law	A-36
Applicable Date	A-12
Available Financing	A-46
Bankruptcy and Equity Exception	A-10
Book-Entry Share	A-3
Business Day	A-55
Bylaws	A-8
Cancelled Shares	A-2
Capitalization Date	A-8
Certificate	A-2
Certificate of Incorporation	A-8
Certificate of Merger	A-2
CFIUS	A-10
CFIUS Clearance	A-55
Change of Recommendation	A-34
Charter	A-2
Closing	A-1
Closing Date	A-2
Code	A-17
Common Stock	A-2
Company	A-1
Company Board	A-1
Company Disclosure Schedule	A-7
Company Employees	A-17
Company Joint Venture	A-55
Company Notice	A-32
Company Plan	A-16
Company Plans	A-17
Company Related Parties	A-61
Company Requisite Vote	A-9
Company Securities	A-9
Company Stock Plans	A-8
Company Termination Fee	A-52
Confidentiality Agreement	A-40
Continuing Employees	A-41
Contract	A-14
control	A-55
Costs	A-42
D&O Insurance	A-44
Data Room	A-55
DGCL	A-1
Dissenting Shares	A-7
DOJ	A-36
Effective Time	A-2

A-iv

End Date	A-50
Environmental Laws	A-21
ERISA	A-16
ERISA Affiliate	A-17
Exchange Act	A-10
Exchange Fund	A-4
Exchangeable Notes	A-56
Existing Facilities	A-29
Exon-Florio	A-11
FCPA	A-11
Financial Advisor	A-21
Financing	A-24
Financing Commitments	A-24
FTC	A-36
GAAP	A-56
Governmental Entity	A-10
Hazardous Materials	A-21
HSR Act	A-8
Indemnified Parties	A-42
Intellectual Property	A-20
IRS	A-17
knowledge	A-56
Law	A-56
Liens	A-18
Marketing Period	A-56
Material Adverse Effect	A-56
Material Contract	A-16
Merger	A-1
Merger Sub	A-1
Non-U.S. Antitrust Laws	A-11
Notice Period	A-32
Option	A-3
Parent	A-1
Parent Disclosure Schedule	A-22
Parent Group	A-35
Parent Termination Fee	A-53
Parties	A-1
Party	A-1
Paying Agent	A-4
Per Share Merger Consideration	A-2
Permitted Liens	A-19
Person	A-57
Preferred Stock	A-8
Proceeding	A-42
Proxy Statement	A-33
PSU	A-3
Recommendation	A-10
Representatives	A-30
Required Information	A-46
Revenue Threshold	A-57
SAR	A-3

A-v

Sarbanes Oxley Act	A-12
SEC	A-12
SEC Reports	A-12
Section 6.4 Contract	A-26
Securities Act	A-12
Share	A-2
Significant Customer	A-57
Significant Subsidiary	A-58
Significant Supplier	A-58
Solvent	A-26
Standstill Agreement	A-40
Stock Unit	A-3
Stockholders Meeting	A-34
subsidiaries	A-58
subsidiary	A-58
Substantial Detriment	A-58
Superior Proposal	A-33
Surviving Corporation	A-1
Tax Return	A-20
Taxes	A-20
Termination Fee	A-59
Transaction Litigation	A-48
UKBA	A-11
WARN Act	A-18
Willful Breach	A-59
ZNA	A-1

A-vi

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of September 15, 2014 (this "Agreement"), is entered into by and among TRW Automotive Holdings Corp., a Delaware corporation (the "Company"), ZF Friedrichshafen AG, a stock corporation organized and existing under the laws of the Federal Republic of Germany ("Parent"), and MSNA, Inc., a Delaware corporation and a wholly owned subsidiary of Parent held directly by ZF North America, Inc. ("ZNA") ("Merger Sub" and, together with the Company and Parent, the "Parties" and each, a "Party").

RECITALS

        WHEREAS, the supervisory board of Parent and the board of directors of Merger Sub have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;

        WHEREAS, the board of directors of the Company (the "Company Board") has (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), (b) approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and (c) adopted a resolution recommending this Agreement be adopted by the stockholders of the Company; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

THE MERGER

        SECTION 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and a wholly owned subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

        SECTION 1.2    Closing.     The closing for the Merger (the "Closing") shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, at 9:00 a.m., New York City time, on the fifth Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) have been satisfied or waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing; provided, however, that, notwithstanding the fulfillment or waiver of the conditions set forth in Article VII, the Parties shall not be required to effect the Closing until the earlier of (i) a date during the Marketing Period specified by Parent on no less than five Business Days' prior written notice to the Company and (ii) the final day of the Marketing Period or, if earlier, the Business Day prior to the End Date. The date on which the Closing occurs is referred to herein as the "Closing Date".

        SECTION 1.3    Effective Time.     As soon as practicable following the Closing, the Company and Parent will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger"), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Parties in writing and specified in the Certificate of Merger (the "Effective Time").

        SECTION 1.4    Certificate of Incorporation; Bylaws.

          (a)   At the Effective Time, the certificate of incorporation of the Surviving Corporation (the "Charter") shall be amended in its entirety to read as set forth in Exhibit A, until thereafter amended as provided therein or by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

          (b)   At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

        SECTION 1.5    Directors and Officers.

          (a)   The Parties shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the bylaws of the Surviving Corporation.

          (b)   The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

        SECTION 2.1    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, ZNA, Merger Sub or the holders of any of the following securities:

          (a)    Merger Consideration.    Each share of common stock, par value $0.01 per share (the "Common Stock") issued and outstanding immediately prior to the Effective Time (each, a "Share") (other than (i) Shares owned by Parent, ZNA, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and Shares owned by the Company, including Shares held in treasury by the Company, and in each case not held on behalf of third parties (collectively, the "Cancelled Shares") and (ii) the Dissenting Shares) shall be converted into the right to receive $105.60 per share in cash, without interest (the "Per Share Merger Consideration"). At the Effective Time, each of the Shares that have been converted into the right to receive the Per Share Merger Consideration shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a "Certificate") formerly representing any of the Shares (other than Cancelled Shares and Dissenting Shares) and each non-certificated Share represented by book-entry (other than Cancelled Shares and Dissenting Shares) (a "Book-Entry Share") shall thereafter represent only the right to receive the Per Share Merger Consideration.

          (b)    Cancellation of Cancelled Shares.    Each Cancelled Share shall cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist.

          (c)    Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation and together shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        SECTION 2.2    Treatment of Options, SARs, PSUs, and Stock Units.

          (a)    Treatment of Options.    Immediately prior to the Effective Time, each outstanding option to purchase Shares (an "Option") under any Company Stock Plan, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Option to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to the Option multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Option which has a per Share exercise price that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

          (b)    Treatment of Stock Appreciation Rights.    Immediately prior to the Effective Time, each outstanding stock appreciation right (a "SAR") relating to Shares under any Company Stock Plans, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such SAR to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to the SAR multiplied by (y) the excess, if any, of the Per Share Merger Consideration (or the "maximum value" of any SAR, if less than the Per Share Merger Consideration) over the per Share fair market value on the date of the relevant grant under such SAR, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any SAR which has a per Share fair market value on the date of the relevant grant that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

          (c)    Treatment of Restricted Stock Units.    Immediately prior to the Effective Time, any vesting conditions applicable to each outstanding restricted stock unit, phantom stock unit or similar stock right (any such arrangement, other than a PSU, a "Stock Unit") under any Company Stock Plan shall accelerate in full, and each Stock Unit shall be cancelled and shall only entitle the holder of such Stock Unit to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to such Stock Unit immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Stock Units that constitute nonqualified deferred compensation subject to Section 409A of the Code and that the Company determines prior to the Effective Time are not eligible to be terminated in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), such payment will be made at the earliest time permitted under the applicable Company Stock Plan that will not trigger a Tax or penalty under Section 409A of the Code.

          (d)    Treatment of Performance Share Units.    Immediately prior to the Effective Time, each outstanding performance share unit ("PSU") under any Company Stock Plan shall become immediately vested at the maximum level of performance (150% of the target level, reflecting the level of total stockholder return performance as of the date hereof), and each PSU shall be cancelled and shall only entitle the holder of such PSU to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to such PSU immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.

          (e)    Corporate Actions.    At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Section 2.2(a), Section 2.2(b), Section 2.2(c) and Section 2.2(d). The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Options, SARs, Stock Units or PSUs.

        SECTION 2.3    Surrender of Shares.

          (a)    Paying Agent.    Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent with the Company's prior approval, which approval shall not be unreasonably conditioned, withheld or delayed, to act as agent for the stockholders of the Company in connection with the Merger (the "Paying Agent") to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to this Article II. Concurrently with the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments under this Article II (such cash being hereinafter referred to as the "Exchange Fund") in trust for the benefit of the holders of the Shares. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. Subject to Section 2.3(c), to the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all applicable times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Article II shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a).

          (b)    Exchange Procedures.

            (i)    Transmittal Materials.    Promptly after the Effective Time (and in any event within three Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each holder of record of Shares (other than holders of Cancelled Shares and Dissenting Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title shall pass, with respect to Book-Entry Shares, only upon delivery of an "agent's message" regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), and with respect to Certificates, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.3(f) to the Paying Agent), such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Book-Entry Shares or Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.3(f)) to the Paying Agent.

            (ii)    Certificates.    Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.3(f)) to the Paying Agent in accordance with the terms of such transmittal materials and instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.3(f)) by (B) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

            (iii)    Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the aggregate Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) shall upon receipt by the Paying Agent of an "agent's message" in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such "agent's message" or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Share by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

            (iv)    Unrecorded Transfers; Other Payments.    In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the applicable Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, a check for any cash to be exchanged upon due surrender of the Certificate or Book-Entry Share may be issued to such transferee or other Person if the Certificate or Book-Entry Share formerly representing such Shares is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

            (v)   Until surrendered as contemplated by this Section 2.3(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share

    Merger Consideration as contemplated by this Article II. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration.

          (c)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Cancelled Shares or Dissenting Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates) or acceptable evidence of Book-Entry Shares, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and Parent shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of their claim for the Per Share Merger Consideration payable upon due surrender of their Certificates or Book-Entry Share. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (d)    Transfers.    From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article II. The Per Share Merger Consideration paid upon the surrender of Certificates (or upon receipt by the Paying Agent of an "agent's message," in the case of Book-Entry Shares) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or such Book-Entry Shares.

          (e)    Withholding Rights.    Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options, SARs, PSUs or Stock Units such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts (i) shall be promptly remitted by Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

          (f)    Lost Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (i) the number of Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration.

        SECTION 2.4    Appraisal Rights.     Notwithstanding anything in this Agreement to the contrary, any Shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and as to which the holders thereof have properly demanded appraisal in accordance with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, "Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or lost such Person's right to appraisal under the DGCL, at which time such Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a) , without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(e) and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. Each holder of Dissenting Shares shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares. The Company shall give Parent prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company or any of its Representatives relating to stockholders' rights of appraisal and Parent shall be entitled to participate in all negotiations and proceedings with respect to any demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands, except as required by applicable Law.

        SECTION 2.5    Adjustments.     In the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted; provided, however, that nothing in this Section 2.5 shall be construed to permit the Company, any subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the SEC Reports filed with, or furnished to, the SEC prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or to the extent they are cautionary, predictive or forward-looking in nature) or (ii) as set forth in the corresponding sections or subsections of the disclosure schedules delivered to Parent by the Company concurrently with entering into this Agreement (the "Company Disclosure Schedule"), it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent:

        SECTION 3.1    Organization and Qualification; Subsidiaries.     Each of the Company, its subsidiaries and, to the knowledge of the Company, each of the Company Joint Ventures is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.1(a) of the Company Disclosure Schedule contains a correct and complete list of each jurisdiction where the Company and its Significant Subsidiaries are organized and qualified to do business. Section 3.1(b) of the Company Disclosure Schedule sets forth (i) each of the Company's subsidiaries and the ownership interest of the Company in each such subsidiary, as well as the ownership interest of any other Person or Persons in each such subsidiary and the jurisdiction of organization thereof of each such subsidiary and (ii) the Company's or its subsidiaries' direct or indirect ownership interest in any other Person other than securities consisting of less than five percent of the outstanding capital stock of such Person. The Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

        SECTION 3.2    Certificate of Incorporation and Bylaws.     The Company has heretofore made available to Parent in the Data Room a correct and complete copy of the second amended and restated certificate of incorporation, as amended to date (the "Certificate of Incorporation"), and the fourth amended and restated bylaws, as amended to date (the "Bylaws"), of the Company as currently in effect. The Certificate of Incorporation and the Bylaws are in full force and effect. The Company has made available to Parent in the Data Room prior to the date of this Agreement complete and correct copies of the certificates of incorporation and bylaws or comparable governing documents, each as amended to the date of this Agreement of each of its Significant Subsidiaries, and each as so delivered is in full force and effect.

        SECTION 3.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, and (ii) 250,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the close of business on September 11, 2014 (the "Capitalization Date"):

            (i)    110,587,855 shares of Common Stock were issued and outstanding;

            (ii)   no shares of Preferred Stock were issued or outstanding;

            (iii)  4,668 shares of Common Stock were held by the Company in its treasury;

            (iv)  the maximum number of shares of Common Stock subject to issuance pursuant to outstanding Exchangeable Notes to the extent exchanged in accordance with their terms and giving effect to the transactions contemplated by this Agreement is 4,996,290; and

            (v)   there were (A) 238,746 shares of Common Stock underlying outstanding Options, (B) 2,342,149 shares of Common Stock subject to outstanding SARs, (C) 70,425 shares of Common Stock underlying outstanding PSUs (calculated based on deemed maximum level performance achievement), and (D) 703,342 shares of Common Stock underlying outstanding Stock Units, in each such case as granted or provided for under the Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan or the TRW Automotive Holdings Corp. 2012 Stock Incentive Plan (and applicable award agreements issued thereunder), as applicable (collectively, the "Company Stock Plans").

          (b)   From the close of business on the Capitalization Date through the date of this Agreement, no options or other rights to purchase Shares have been granted and no Shares have been issued, except for Shares issued pursuant to the exercise or vesting of Options or SARs or the vesting of PSUs or Stock Units, or the settlement of the Exchangeable Notes, in each case that were outstanding on the Capitalization Date and in accordance with the terms of the Company Stock Plans or the terms of the Exchangeable Notes, respectively. Other than pursuant to the Exchangeable Notes and except as set forth in Section 3.3(a), as of the date of this Agreement,

  (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) options, warrants, calls, phantom stock or other rights to acquire from the Company, or obligations of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company (collectively, "Company Securities"), and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Assuming a December 31, 2014 Closing, the maximum cash payable in respect of the Exchangeable Notes following the Effective Time will be $527,608,245.33. All outstanding Shares, and all Shares reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive or similar rights. Each of the outstanding shares of capital stock or other voting securities of each of the Company's subsidiaries and each of the Company Joint Ventures (in the case of the outstanding shares of capital stock or other voting securities of the Company Joint Ventures, to the extent held by the Company or one of its subsidiaries) is (i) duly authorized, validly issued, fully paid and nonassessable, (ii) owned by the Company or another subsidiary of the Company or, to the knowledge of the Company, by the other Person or Persons set forth in Section 3.1(b) of the Company Disclosure Schedule and (iii) owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in this Section 3.3(b), there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company's subsidiaries or, to the knowledge of the Company, the Company Joint Ventures, (B) securities of any of the Company's subsidiaries or, to the knowledge of the Company, Company Joint Ventures convertible into or exchangeable for shares of capital stock or voting securities of any such subsidiary or, to the knowledge of the Company, Company Joint Venture or (C) preemptive rights, options, warrants, calls, phantom stock, conversion rights, redemption rights, repurchase rights or other rights to acquire from the Company, any of the Company's subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures, or obligations of the Company, any of the Company's subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company, any such subsidiary or, to the knowledge of the Company, any such Company Joint Venture. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter, except for the Exchangeable Notes.

          (c)   Section 3.3(c) of the Company Disclosure Schedule contains a correct and complete list of Options, SARs, PSUs and Stock Units, including the date of grant, term, number of Shares and, where applicable, exercise price or fair market value on the applicable grant date.

        SECTION 3.4    Authority.     The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger, subject only to the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the "Company Requisite Vote") and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the "Bankruptcy and Equity Exception"). The Company Board, at a duly called and held meeting, has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company's stockholders, approved this Agreement and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger (the "Recommendation") and (b) directed that this Agreement be submitted to the stockholders of the Company for their adoption. The only vote of the stockholders of the Company required to adopt and approve this Agreement and the transactions contemplated hereby is the Company Requisite Vote.

        SECTION 3.5    No Conflict; Required Filings and Consents.

          (a)   Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or Bylaws or the comparable governing documents of any subsidiary of the Company or, to the knowledge of the Company, any Company Joint Venture, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vi) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to the Company, any of its subsidiaries or, to the knowledge of the Company, any Company Joint Venture or by which its or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or, other than in connection with the Financing, result in the creation of a Lien (except a Permitted Lien) on any of the material assets of the Company or any of its subsidiaries pursuant to any Contract to which the Company or any of its subsidiaries is party or by which the Company or any of its subsidiaries is bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and which would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement by the Company.

          (b)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental, quasi-governmental or regulatory (including any stock exchange or other self-regulatory organizations) authority, agency, court, commission or other governmental body, whether supranational, foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof (each, a "Governmental Entity"), except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities, takeover and "blue sky" laws, (ii) the filing of a premerger "Notification and Report Form" by the Company under the HSR Act, (iii) the applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the filing of a joint voluntary notice with the Committee on Foreign Investment in the United States ("CFIUS", which, as the context may require, includes any member agency or governmental subdivision of the United States government that is a CFIUS member as specified in Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007, P.L. 110-49, 121 Stat. 246.

  and otherwise (codified at 50 U.S.C. App. 2170) and regulations thereto, codified at 31 C.F.R. Part 800, et seq., as amended ("Exon-Florio")) in accordance with the requirements of Exon-Florio, (vi) the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under any other applicable competition, merger control, antitrust or similar Law of any jurisdiction or investment Laws relating to foreign ownership ("Non-U.S. Antitrust Laws") set forth in Section 3.5(b) of the Company Disclosure Schedule and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to (A) prevent or materially delay the consummation of the transactions contemplated by this Agreement by the Company or (B) individually or in the aggregate, have a Material Adverse Effect.

        SECTION 3.6    Compliance.

          (a)   The business of the Company and its subsidiaries and, to the knowledge of the Company, the business of the Company Joint Ventures, has not been, since the Applicable Date, and is not being, conducted in violation of any Law applicable to the Company or any of its subsidiaries or, to the knowledge of the Company, any Company Joint Venture, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and the Company, its subsidiaries and, to the knowledge of the Company, the Company Joint Ventures, have not received any written notice or communication from a Governmental Entity of any material noncompliance with any such Laws, except for any such non-compliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   To the knowledge of the Company, neither the Company nor any of its subsidiaries or the Company Joint Ventures or any other Person acting on behalf of the Company, any of its subsidiaries or any of the Company Joint Ventures, including any director, officer, agent, employee or affiliate of the Company, any of its subsidiaries or any of the Company Joint Ventures, has since January 1, 2010 (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official political or governmental action, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or government employee from corporate funds for the purpose of influencing such individual's actions or decisions in his or her official capacity, or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to influence official political or governmental action.

          (c)   To the knowledge of the Company, neither the Company nor any of its subsidiaries or any of the Company Joint Ventures is in violation of any applicable provision of: (A) the U.S. Foreign Corrupt Practices Act of 1977 (the "FCPA"); (B) the U.K. Bribery Act 2010 (c.23) (the "UKBA"); or (C) any other applicable similar anticorruption Law. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with the FCPA and the UKBA, and conduct their businesses in material compliance with all of the applicable provisions thereof.

          (d)   To the knowledge of the Company, the books and records utilized and relied upon by each of the Company and its subsidiaries in connection with the operation of its business have been maintained in compliance in all material respects with applicable Law, its corporate governance policies and customary business practice and such books and records, to the extent applicable, have been used to make the representations and warranties in this Article III and provide the information set forth in the Company Disclosure Schedule.

          (e)   Each of the Company, its subsidiaries and, to the knowledge of the Company, the Company Joint Ventures has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (f)    Except with respect to regulatory matters covered by Section 6.2 and Section 6.4, no investigation or review by any Governmental Entity with respect to the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures is pending or, to the knowledge of the Company, threatened, except for such investigations or reviews the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Company Joint Ventures has since January 1, 2010 been charged in writing by any Governmental Entity with, or to the knowledge of the Company, investigated for, a violation of any Antitrust Law applicable to the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures or entered any written settlement, memorandum of understanding or similar written agreement with a Governmental Entity in respect of a violation or alleged violation of any such Antitrust Law. To the knowledge of the Company, no investigation or review by any Governmental Entity under any Antitrust Law or any written settlement agreement in respect of a violation or alleged violation thereof with respect to the Company, any of its subsidiaries, or any of the Company Joint Ventures is pending or threatened, nor has any Governmental Entity notified the Company, any of its subsidiaries or any of the Company Joint Ventures in writing of an intention to conduct any such investigation or review.

        SECTION 3.7    SEC Filings; Financial Statements; Undisclosed Liabilities.

          (a)   The Company has filed or otherwise transmitted or furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished by it with the Securities and Exchange Commission (the "SEC") since January 1, 2013 (the "Applicable Date") (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, and those filed or furnished subsequent to the date hereof, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the "SEC Reports"). As of their respective dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the SEC Reports complied or will comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Sarbanes Oxley Act of 2002 (the "Sarbanes Oxley Act"), as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed prior to the date of this Agreement. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

          (b)   The audited consolidated financial statements of the Company (including all notes thereto) and its subsidiaries included in the SEC Reports filed prior to the date of this Agreement have been prepared, or, in the case of SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, or, in the case of SEC Reports filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of earnings, comprehensive earnings, cash flows and stockholders' equity for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) for all interim periods included in the SEC Reports filed prior to the date of this Agreement have been prepared, or, in the case of SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, or, in the case of SEC Reports filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof (taking into account the notes thereto) and the consolidated statements of earnings, comprehensive earnings, cash flows and stockholders equity for the periods indicated (subject to normal period-end adjustments).

          (c)   The Company maintains disclosure controls and procedures required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in reports that it files under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient in all material respects to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes, in each case, in accordance with GAAP. Since the Applicable Date, the Company's chief executive officer and chief financial officer have disclosed to the Company's auditors and the audit committee of the Company Board (A) any "significant deficiencies" and "material weaknesses" in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, and in each case the Company has made available to Parent (or its Representatives) prior to the date of this Agreement all such disclosures from the Applicable Date to the date of this Agreement. Copies of the minutes of the meetings of the audit committee of the Company Board held from the Applicable Date to the date of this Agreement have been provided to Parent (or its Representatives) and such minutes reflect all disclosures that relate to the Company's controls over financial reporting that are material to the Company. The terms "significant deficiencies" and "material weaknesses" have the meanings assigned to such terms in Rule 13a-15(f) of the Exchange Act. To the knowledge of the Company, since the Applicable Date, no complaints or concerns that would be material to the Company and its subsidiaries taken as a whole have been made through the Company's whistleblower hot line or equivalent system regarding alleged violations of Law or questionable auditing or accounting matters. Since the Applicable Date, no attorney representing the Company or any of its subsidiaries, whether or not employed by the Company or any of its subsidiaries, has reported information that on its face would lead a reasonable Person to conclude there was reasonably likely to be a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, or employees to the Company's chief legal officer, the Company Board or the audit committee (or other committee designated for the purpose) of the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act.

          (d)   Except (i) as reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company and its subsidiaries included in the SEC Reports filed prior to the date of this Agreement, (ii) for liabilities or obligations incurred in the ordinary course of business since December 31, 2013 and (iii) for liabilities or obligations incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e)   If all of the outstanding indebtedness of the Company and its subsidiaries (other than indebtedness attributable to (i) the $400,000,000 4.450% Senior Notes Due 2023, (ii) the $600,000,000 7.25% Senior Notes due 2017 (and the supplemental indentures related thereto), (iii) the $400,000,000 4.50% Senior Notes due 2021 and (iv) the $258,750,000 3.50% Exchangeable Senior Notes due 2015) were to be repaid on or about the Closing Date, the amount required to be repaid in excess of principal and accrued interest thereon would not exceed $50,000,000.

        SECTION 3.8    Contracts.

          (a)   Except (i) for this Agreement, (ii) for the Contracts filed as exhibits (or incorporated by reference and available on the SEC's Electronic Data Gathering Analysis and Retrieval System) to the SEC Reports filed prior to the date of this Agreement, (iii) for the Company Plans and Company Stock Plans and (iv) as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is party to or bound by any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument, obligation or arrangement (each, a "Contract") that:

              (i)  is or would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

             (ii)  contains covenants binding upon the Company or any of its subsidiaries in each case that are material to the Company and its subsidiaries taken as a whole, that (A) restrict the ability of the Company or any of its subsidiaries or affiliates to compete in any business or with any Person or in any geographic area or that would require the disposition of any material assets or line of business of the Company and its subsidiaries or, in each case, after the Effective Time, Parent or its subsidiaries, (B) grant "most favored nation" status that, following the Merger, would purport to apply to Parent or any of its subsidiaries, or (C) include "take or pay" requirements or similar provisions obligating a Person to obtain a minimum quantity of goods or services from another Person, except, in each case, any such Contract that may be canceled without penalty or other liability to the Company or any of its subsidiaries upon 60 days' notice or less;

            (iii)  other than with respect to any partnership or limited liability company that is wholly owned by the Company or any of its subsidiaries, is a joint venture, partnership, limited liability, or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any joint venture, partnership, limited liability company, or other similar Person, in each case, that is a Company Joint Venture or otherwise material to the Company's and its subsidiaries' respective businesses taken as a whole;

            (iv)  is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or any other Contract relating to indebtedness for borrowed money or the deferred purchase price for property, in each case whether incurred, assumed, guaranteed or secured by any asset and in excess of $15,000,000, other than any such Contract between or among any of the Company and any of its subsidiaries;

             (v)  prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its subsidiaries, prohibits the pledging of the capital stock of the Company or any subsidiary of the Company, prohibits the issuance of guarantees by the Company or any subsidiary of the Company or grants any rights of first refusal or right of first offer or similar right or that limits or proposes to limit the ability of the Company or any of its subsidiaries or affiliates to sell, transfer, pledge or otherwise dispose of any material assets or businesses;

            (vi)  has resulted in payments by the Company and its subsidiaries of more than $30,000,000 in the aggregate for the 12-month period ended on June 30, 2014 (other than this Agreement, Contracts subject to clause (iv) above, purchase orders for the purchase of inventory, tooling and/or equipment entered into in the ordinary course of business, or leases);

           (vii)  has resulted in payments to the Company and its subsidiaries of more than $30,000,000 in the aggregate for the 12-month period ended on June 30, 2014 or by its express terms requires, as of the date hereof, payments to the Company and its subsidiaries under such Contract of more than $30,000,000 in the aggregate for any twelve month period following the date of this Agreement (other than this Agreement or purchase orders for the purchase of inventory, tooling and/or equipment entered into in the ordinary course of business);

          (viii)  with respect to any acquisition and divestiture pursuant to which the Company or any of its subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $10,000,000;

            (ix)  is between the Company or any of its subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares, the Blackstone Group L.P. or any of their respective Affiliates (except, with respect to the Blackstone Group L.P., for any portfolio companies thereof), on the other hand, except for (a) any Company Plan and (b) with respect to any Person beneficially owning five percent or more of the outstanding Shares, any Contracts entered into on arm's length terms in the ordinary course of business;

             (x)  involves the payment of royalties to, or receipt of royalties from, any Person (other than the Company or a wholly owned subsidiary of the Company) of more than $10,000,000 in the aggregate per annum pursuant to a license;

            (xi)  is an exclusive license (except to the Company or a wholly owned subsidiary of the Company) with respect to a material trademark or patent owned by the Company or its subsidiaries which is material to the Company and its subsidiaries taken as a whole or obligates the Company or any of its Affiliates to license any material patents owned by any of them on reasonable and non-discriminatory terms;

           (xii)  is between the Company and a Governmental Entity that is material to the Company;

          (xiii)  contains a standstill or similar agreement pursuant to which the Company or any of its subsidiaries has agreed not to acquire assets or securities of another Person or any of its Affiliates; or

          (xiv)  contains a put, call or similar right pursuant to which the Company or any of its subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets in each case with a value in excess of $10,000,000.

          Each Contract set forth or required to be set forth in Section 3.8(a) of the Company Disclosure Schedule, filed as an exhibit (or incorporated by reference) to the SEC Reports filed prior to the date of this Agreement as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, or disclosed after the Applicable Date by the Company on a Current Report on Form 8-K as a "material contract" (and to the extent so disclosed as a "material contract" under Regulation S-K or on Form 8-K in force as of the date hereof) is referred to herein as a "Material Contract".

          (b)   A copy of each Material Contract set forth in Section 3.8(a) of the Company Disclosure Schedule has been made available to Parent (or its Representatives) in the Data Room or on the SEC's Electronic Data Gathering Analysis and Retrieval System prior to the date of this Agreement. Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires in accordance with its terms, and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) neither the Company nor any of its subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract (except in accordance with the terms thereof) and (y) there is no default under any Material Contract by the Company or any of its subsidiaries and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its subsidiaries.

        SECTION 3.9    Absence of Certain Changes and Events.     Since December 31, 2013 through the date of this Agreement, (a) the Company and its subsidiaries have conducted their business in all material respects in the ordinary course and have not taken any action that if occurred after the date hereof would require the consent of Parent pursuant to the terms of Section 5.1 hereof and (b) there have not occurred any events, developments, changes, effects or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect.

        SECTION 3.10    Absence of Litigation.     There are no civil, criminal or administrative actions, suits, claims, proceedings, or arbitrations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, other than any such suit, claim, action, proceeding, or arbitration that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any of their respective material properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement by the Company. There are no SEC inquiries or investigations or other inquiries or investigations by a Governmental Entity pending or, to the knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its subsidiaries, any malfeasance by any executive officer of the Company, in each case, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 3.11    Employee Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material Company Plan. For purposes of this Agreement, "Company Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, and compensation, severance or employment agreement contributed to, sponsored or maintained by the Company or any of its subsidiaries as of the date of this Agreement for the benefit of any current, former or retired employee or director of the Company or any of its subsidiaries (collectively, the "Company Employees" and such plans, programs, policies, agreements and arrangements, collectively "Company Plans").

          (b)   With respect to each Company Plan, prior to the date hereof, the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the "IRS"), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required, and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable Laws, rules and regulations, (ii) with respect to each Company Plan, as of the date of this Agreement, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, (iii) neither the Company nor any of its subsidiaries has engaged in a transaction in connection with which the Company or any of its subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code and (iv) none of the Company nor any of the Company's subsidiaries nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied in full, and to the knowledge of the Company, no condition exists that presents a risk to the Company of incurring any such liability other than liability for premiums due in the ordinary course and without default to the Pension Benefit Guaranty Corporation. Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification. No Company Plan is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA). For purposes of this Agreement, "ERISA Affiliate" means all employers (whether or not incorporated) that would be treated together with the Company or any of its subsidiaries as of the date of this Agreement as a "single employer" within the meaning of Section 414 of the Code.

          (d)   All Company Plans maintained primarily for the benefit of employees outside of the United States that are intended to be funded and/or book-reserved are funded and/or book reserved in all material respects, as appropriate, in accordance with applicable Law and the terms of the applicable Company Plans. With respect to any Company Plan maintained in the United Kingdom, (i) the United Kingdom Pensions Regulator has not issued any restoration order, financial support direction or contribution notice against the Company or any of its subsidiaries and, to the knowledge of the Company, there are no circumstances which could result in such order, direction or notice, (ii) neither the Company nor any of its subsidiaries has ceased to participate in any occupational pension scheme in circumstances where a debt could become payable under section 75 or 75A of the Pensions Act 1995, (iii) neither the Company nor any of its subsidiaries has entered into an arrangement which might be construed as a compromise or a reduction of a statutory debt, in each case under section 75 or 75A of the Pensions Act 1995 and

  (iv) no acts, omissions or other events have, to the knowledge of the Company, been reported to the UK Pensions Regulator under section 69 or 70 of the Pensions Act 2004.

          (e)   No Company Plan or other agreement provides any person with any amount of additional compensation or gross-up if such individual is provided with amounts subject to excise or additional taxes imposed under Section 4999 or 409A of the Code.

          (f)    No Company Plan exists that as a result of the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any Company Employee to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Company Employee, except as expressly provided in this Agreement, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan, or (iv) result in payments which would not reasonably be expected to be deductible under Section 280G of the Code.

        SECTION 3.12    Labor and Employment Matters.     Neither the Company nor any subsidiary of the Company is a party to any material collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement being negotiated by the Company or any subsidiary of the Company as of the date hereof. With respect to each material collective bargaining agreement to which the Company or a subsidiary of the Company is party, the Company has made available to Parent (or its Representatives) in the Data Room a current, accurate and complete copy. As of the date hereof, there are no material strikes, work stoppages, slowdowns, lockouts or similar material labor disputes pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, there are no (a) unfair labor practice complaints pending against the Company or any Significant Subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority, (b) to the knowledge of the Company, union organizing efforts regarding any Company Employees, or (c) liabilities or obligations under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law (collectively, the "WARN Act") that remain unsatisfied.

        SECTION 3.13    Insurance.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all insurance policies of the Company and its subsidiaries (a) are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in the industries in which the Company and its subsidiaries operates and (b) all premiums due with respect to such insurance policies have been paid in accordance with the terms thereof.

        SECTION 3.14    Properties.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a subsidiary of the Company owns and has good, marketable and valid title to, or holds valid, legally binding, enforceable rights, which are in full force and effect to lease, sublease or otherwise lawfully use, all items of real and personal property that are material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, pledges, security interests, claims and defects, covenants, imperfections and other restrictions of title ("Liens") (except in all cases for (A) statutory liens securing payments not yet due, (B) such imperfections or irregularities of title, Liens, charges, easements, covenants and other restrictions or encumbrances as do not materially affect the use or marketability of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; easements, rights of way or other similar matters or restrictions or exclusions which would be shown by a current title report or other similar report and any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection, (C) encumbrances for current Taxes or other governmental charges not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided, (D) pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (E) mechanics', carriers', workmen's, repairmen's or other like encumbrances arising or incurred in the ordinary course of business and (F) liens, mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company or, for the avoidance of doubt, under the Existing Facilities (items in clauses (A) through (F) referred to herein as "Permitted Liens"); provided that no representation is made under this Section 3.14 with respect to any Intellectual Property. Section 3.14 of the Company Disclosure Schedule contains a true and complete list of all owned real property which is material to the Company and its subsidiaries taken as a whole, including such information as is reasonably necessary to identify each such parcel of owned real property.

        SECTION 3.15    Tax Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (a)   The Company and each of its subsidiaries (A) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (B) have paid or accrued for all Taxes (as defined below) that are required to be paid (whether or not shown as due on such filed Tax Returns) or that the Company or any of its subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b)   There are not pending or, threatened in writing, any Tax audits, examinations, investigations or other proceedings with respect to the Company or any of its subsidiaries.

          (c)   There are no Liens on any of the assets of the Company or any subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided.

          (d)   Neither the Company nor any of its subsidiaries has participated in any "listed transactions" within the meaning of Treasury Regulations Section 1.6011-4.

          (e)   Neither the Company nor any of its subsidiaries (A) has any liability for the Taxes of any Person (other than the Company or its subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, (B) is a party to or bound by any material Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than Tax gross-ups to employees, employee ex-patriate agreements, any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company and/or any of its subsidiaries) or (C) has been either a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed by Section 355 of the Code in the two-year period ending on the date of this Agreement.

          (f)    No written claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

          (g)   No closing agreements, private letter rulings, technical advance memoranda or similar agreements or rulings have been entered into or issued by any Tax authority with respect to the Company or any subsidiary.

          (h)   For purposes of this Agreement:

              (i)  "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever imposed by any Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions; and

             (ii)  "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority.

        SECTION 3.16    Intellectual Property.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Company and its subsidiaries exclusively own their trademark registrations and patents, free and clear of all Liens except Permitted Liens, and own or have the right to use all patents, inventions, processes, copyrights and copyrighted works, software, trademarks, service marks, domain names, corporate names, logos, social media names, trade dress, trade secrets and all other intellectual property rights of any kind or nature ("Intellectual Property") as are reasonably necessary to conduct their businesses as currently conducted; (b) such Intellectual Property and the Company and its subsidiaries' current conduct of their businesses has not, since the Applicable Date, and does not, infringe, dilute or misappropriate the Intellectual Property of any third party and is not being infringed, diluted or misappropriated by any third party; (c) the Company and its subsidiaries make reasonable efforts to protect and maintain their Intellectual Property; (d) the trademark registrations and patents owned by the Company and its subsidiaries are subsisting and unexpired and are valid and enforceable; and (e) the Company and its subsidiaries are not a party to any claim, suit or other action, and no claim, suit or other action is threatened in writing (including "cease and desist" letters) against any of them, in each case, that challenges the validity, enforceability or ownership of, or the right to use, sell or license their Intellectual Property. Section 3.16 of the Company Disclosure Schedule identifies as of the date of this Agreement, a materially complete list of all registered Intellectual Property and material unregistered trademarks owned by the Company or its subsidiaries, indicating for each registered item the registration or application number, the record owner, the date filed or issued and the applicable filing jurisdiction.

        SECTION 3.17    Environmental Matters.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither the Company nor any of its Significant Subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures is in violation of or has, incurred since January 1, 2010, or to the Company's knowledge, prior to January 1, 2010, any liability under any Environmental Law, (ii) the Company and its Significant Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with the requirements of such permits, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Significant Subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures, (iv) there are no events or circumstances, including contamination at current, former and third-party sites, that would reasonably be expected to result in liability or form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures relating to Hazardous Materials or any Environmental Laws and (v) the Company has made available all material written environmental assessments, reports and studies (or summaries thereof) on all matters that could reasonably be expected, individually or in the aggregate to have a Material Adverse Effect.

          (b)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

            "Environmental Laws" means Laws relating to the protection of the environment or natural resources or human exposure in each case with respect to Hazardous Materials, the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "Hazardous Materials" means any substance regulated due to a potential for harm under applicable Environmental Law including chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products.

        SECTION 3.18    Opinion of Financial Advisor.     Goldman, Sachs & Co. (the "Financial Advisor") has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Common Stock (other than Parent and its affiliates), a copy of which opinion will be delivered to Parent promptly following the date of this Agreement.

        SECTION 3.19    Brokers.     No broker, finder or investment banker (other than the Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company, any of its subsidiaries or any of their respective officers, directors or employees. Prior to the date of this Agreement, the Company has made available to Parent a complete and accurate copy of all Contracts pursuant to which the Financial Advisor is entitled to any fees and expenses from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

        SECTION 3.20    Takeover Statutes.     No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under any Laws applicable to the Company or any of its subsidiaries is applicable to this Agreement or the transactions contemplated hereby, including the Merger.

        SECTION 3.21    Customers and Suppliers.     From January 1, 2014 through the date of this Agreement, to the knowledge of the Company, (I) no Significant Customer has notified the Company in writing that it intends to (A) terminate its relationship with the Company or its subsidiaries or (B) terminate any purchase orders relating to one or more platforms which, when taken together, would result in a reduction in an excess of 20% of the aggregate annual revenue to be received by the Company and its subsidiaries, taken as a whole, as compared to the 12-month period ended on June 27, 2014 from sales to such Significant Customer (taking into account sales to such Significant Customer's group), and (II) no Significant Supplier has notified the Company in writing that it intends to (A) terminate its relationship with the Company or its subsidiaries or (B) take any action that would result in an increase in excess of 20% of the aggregate annual gross spend (or value added spend in the case of third party services or modules providers) by the Company and its subsidiaries in procuring the products supplied by such Significant Supplier as compared to the 12-month period ended on June 27, 2014.

        SECTION 3.22    Quality and Safety of Products.

          (a)   Since the Applicable Date, neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any Company Joint Venture, has received written notice from (i) any of its customers that such customer has, (A) received any written notice or allegation from a Governmental Entity, (B) been a party or subject to any action, suit, investigation or proceeding brought or initiated by a Governmental Entity or (C) been threatened in writing by a Governmental Entity with any action, suit, investigation or proceeding or (ii) a Governmental Entity that contained allegations or threatened or stated a basis for initiating an action, suit, investigation or proceeding, in each of the foregoing clauses (i) and (ii), with respect to the failure or alleged failure of any product produced, sold or distributed by or on behalf of the Company, any of its subsidiaries or, to the knowledge of the Company, any Company Joint Venture to meet applicable manufacturing, quality or labeling standards established by Law, except, in each case, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b)   Since the Applicable Date, (i) there have been no recalls of any product of the Company, any subsidiary or, to the knowledge of the Company, any Company Joint Venture, whether ordered by a Governmental Entity or undertaken voluntarily by the Company, any subsidiary or, to the knowledge of the Company, any Company Joint Venture, and (ii) the Company has not received any written notice from any customer or Governmental Entity in connection with a claim or allegation against the Company or its subsidiaries and, to the knowledge of the Company, no Company Joint Venture has received any such written notice with a claim or allegation against such Company Joint Venture, in each case related to any such recall, except in each of the foregoing clauses (i) and (ii) for any such recalls that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 3.23    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in the Data Room or management presentations in expectation of the transactions contemplated by this Agreement, including with respect to the completeness, accuracy or currency of any such information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth in the corresponding sections or subsections of the disclosure schedules delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the "Parent Disclosure Schedule"), it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent:

        SECTION 4.1    Organization.     Each of Parent, ZNA and Merger Sub is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of (i) the articles of association of Parent and the charter of its supervisory board, which documents are the sole governing documents of Parent and (ii) the certificate of incorporation and bylaws of ZNA and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

        SECTION 4.2    Authority.     Each of Parent and Merger Sub has all requisite corporate power and authority, and, except for the adoption of this Agreement by ZNA as the sole stockholder of Merger Sub, has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors or supervisory board of Parent (including the unanimous approval of this Agreement and the transactions contemplated hereby by Parent's supervisory board and management board) and Merger Sub and immediately following execution and delivery of this Agreement, Parent will cause ZNA, in its capacity as the sole stockholder of Merger Sub, to adopt this Agreement and the transactions contemplated hereby, including the Merger in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub and promptly deliver a copy of such sole stockholder consent to the Company, and no other corporate proceedings or stockholder or similar action on the part of Parent, ZNA or Merger Sub or any of their Affiliates (including any stockholder, supervisory board, management board or foundation which owns or controls, in any respect, directly or indirectly, any portion of the equity, actions or assets of Parent, ZNA or Merger Sub) are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        SECTION 4.3    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby, including the Financing and the ownership and operation of the Company and its subsidiaries following the Effective Time, and the compliance with the provisions of this Agreement will not (i) conflict with or violate the articles of association or other governing documents of Parent, the certificate of incorporation or bylaws of ZNA or Merger Sub or the comparable governing instruments of any of their respective subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vi) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to Parent, ZNA or Merger Sub or by which any of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent, ZNA or Merger Sub pursuant to, any Contracts to which Parent, ZNA or Merger Sub, or any of their subsidiaries, is a party or by which Parent,

  ZNA or Merger Sub or any of their subsidiaries or its or their respective properties are bound, except in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement by Parent or Merger Sub.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities, takeover and "blue sky" laws, (ii) the filing of a premerger "Notification and Report Form" by Parent and Merger Sub under the HSR Act, (iii) the applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the filing of a joint voluntary notice with CFIUS pursuant to Exon-Florio, (vi) the applicable requirements of Non-U.S. Antitrust Laws set forth in Section 4.3(b) of the Parent Disclosure Schedule and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby by Parent or Merger Sub.

        SECTION 4.4    Absence of Litigation.     As of the date of this Agreement, there are no civil, criminal, administrative or other suits, claims, actions, proceedings or arbitrations pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their respective subsidiaries, other than any such suit, claim, action, proceeding or investigation that would not or would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated hereby by Parent or Merger Sub. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would, or would reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated hereby by Parent or Merger Sub.

        SECTION 4.5    Operations and Ownership of Merger Sub.     The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, one of which is validly issued and outstanding as of the date hereof. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent, ZNA or a direct or indirect wholly owned subsidiary of Parent or ZNA. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby (including the Financing) and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than those incident to its formation pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        SECTION 4.6    Brokers.     No broker, finder or investment banker (other than Citigroup Global Markets Inc. and Deutsche Bank AG, whose fees shall be paid by Parent) is entitled to any brokerage, finder's or other fees or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, ZNA or Merger Sub for which the Company could have any liability in a circumstance where the Merger is not consummated.

        SECTION 4.7    Financing.     Parent has delivered to the Company true, complete and correct copies of the executed Credit Facilities Agreement, dated as of the date of this Agreement, between, among others, Parent, Citigroup Global Markets Limited and Deutsche Bank AG, Filiale Luxemburg as mandated lead arrangers and bookrunners and Citibank International plc as facility agent (the "Financing Commitments"), pursuant to which the lenders thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein (the "Financing") for the purposes of funding the transactions contemplated by this Agreement, and related fees and expenses and the refinancing of certain outstanding indebtedness of the Company. None of the Financing Commitments has been amended, modified or supplemented prior to the date of this Agreement, as of the date of this Agreement no such amendment, modification or supplement is contemplated by Parent or, to the knowledge of Parent, any other party thereto, and as of the date of this Agreement the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. Except for fee letters (complete copies of which have been provided to the Company, with only fee amounts and market flex provisions and other customary threshold amounts redacted; provided, that Parent represents and warrants that the market flex provisions in such fee letters do not permit the imposition of any new conditions (or the expansion of any existing conditions) with respect to the availability of the Financing or any reduction in the amount of the Financing) and engagement letters with respect to the Financing, as of the date hereof there are no side letters or Contracts to which Parent or Merger Sub is a party related to the funding or investing, as applicable, of the Financing that would reasonably be expected to adversely affect the availability of the Financing other than as expressly set forth in the Financing Commitments delivered to the Company prior to the date hereof. Parent has paid all commitment fees or other fees in connection with the Financing Commitments that are payable on or prior to the date hereof, and as of the date hereof the Financing Commitments are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and Merger Sub, as the case may be, and, to the knowledge of Parent and Merger Sub, each of the other parties thereto, in each case subject to the Bankruptcy and Equity Exception. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitments. As of the date hereof, assuming the accuracy of the representations and warranties of the Company set forth herein, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto under any of the Financing Commitments. As of the date hereof, assuming the accuracy of the representations and warranties of the Company set forth herein, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments applicable to it will not be satisfied. Assuming the Financing is funded in accordance with the Financing Commitments, Parent and Merger Sub will have at and after the Closing funds sufficient to (i) pay the aggregate Per Share Merger Consideration, (ii) pay the fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger, the transactions contemplated hereby, and the Financing and (iii) pay for any refinancing of any outstanding indebtedness of the Company required to be made in connection with the Merger.

        SECTION 4.8    Ownership of Shares.     As of the date of this Agreement, none of Parent, ZNA, Merger Sub or any of their respective subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, ZNA, Merger Sub, or any of their respective subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person, (ii) such derivative is required to be, or capable of being, settled through delivery of securities or (iii) such Person may have entered into other transactions that hedge the economic effect of such derivative.

        SECTION 4.9    Solvency.     Assuming (a) the accuracy of the representations and warranties of the Company set forth herein, (b) that the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Section 7.1 and Section 7.2 have been satisfied or waived and (c) the Required Information fairly presents the consolidated financial condition of the Company and its subsidiaries as at the end of the periods covered thereby and the consolidated results of earnings of the Company and its subsidiaries for the periods covered thereby, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the Financing, the payment of the aggregate consideration to which the stockholders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation and its subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For the purposes of this Agreement, the term "Solvent" when used with respect to any Person means that, as of any date of determination, (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed the sum of: (A) the value of all "liabilities of such Person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors; and (B) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged as of such date and (iii) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they become due. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        SECTION 4.10    Access to Information.     Each of Parent and Merger Sub acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition, and prospects of the Company and its subsidiaries and that it and its Representatives have received access to such books, records and facilities, equipment, Contracts and other assets of the Company and its subsidiaries that it and its Representatives have requested for such purposes and that it and its Representatives have had the opportunity to meet with management of the Company to discuss the foregoing, and that it and its Representatives have not relied on any representation, warranty, or other statement by any Person on behalf of the Company or any of its subsidiaries, other than the representations and warranties expressly set forth in Article III of this Agreement.

        SECTION 4.11    Section 6.4 Contract.     Parent has delivered to the Company's outside counsel a true, complete and correct fully executed copy of that Contract set forth on Section 6.4(a) of the Parent Disclosure Schedule (the "Section 6.4 Contract") and the counterparty to the Section 6.4 Contract has agreed to permit the Company to publicly make the statements regarding the Section 6.4 Contract set forth on Section 6.4(b) of the Parent Disclosure Schedule and Parent agrees that those statements which are identified with an asterisk thereon are true and correct in all material respects. The Section 6.4 Contract has not been amended, modified or supplemented prior to the date of this Agreement and as of the date of this Agreement no such amendment, modification or supplement is contemplated. There are no side letters or other Contracts or understandings or arrangements related to the transactions contemplated by the Section 6.4 Contract other than as expressly set forth in the Section 6.4 Contract. Parent has, and to the knowledge of Parent the other parties to the Section 6.4 Contract have, all requisite corporate power and authority, and Parent has taken, and to the knowledge of Parent the other parties to the Section 6.4 Contract have taken, all corporate or other action necessary, in order to execute, deliver and perform their respective obligations under, the Section 6.4 Contract, to consummate the transactions contemplated thereby and to permit Parent to submit the Section 6.4 Contract to any Governmental Entity (in a form required by any such Governmental Entity) in order to make any filings, notifications or reports in connection with any Antitrust Law or CFIUS required for the consummation of the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance of the Section 6.4 Contract by Parent and the consummation by Parent of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate or similar action by the supervisory board of Parent and, to the knowledge of Parent, the relevant governing bodies of the other parties thereto. The Section 6.4 Contract has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent and, to the knowledge of Parent, the other parties thereto, enforceable against Parent and, to the knowledge of Parent, the other parties thereto, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        SECTION 4.12    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, the Company acknowledges that neither Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 5.1    Conduct of Business of the Company Pending the Merger.     From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule, as required by applicable Laws, or unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (a) the business of the Company and its subsidiaries shall be conducted in the ordinary and usual course of business and the Company shall use its commercially reasonable efforts, and cause its subsidiaries to use their respective commercially reasonable efforts, to preserve substantially intact their respective existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, and employees and (b) without limiting the foregoing, neither the Company nor any of its subsidiaries shall:

            (i)  amend or otherwise change its Certificate of Incorporation or Bylaws or other applicable governing instruments, in the case of subsidiaries, in any material respect;

           (ii)  make any acquisition of (whether by merger, consolidation, acquisition of stock or assets or otherwise), or make any investment in any interest in, any assets or any Person (other than wholly owned subsidiaries of the Company or pro rata investments in the ordinary course of business in non-wholly owned subsidiaries of the Company or Company Joint Ventures), in each case, except for (A) purchases of inventory and other assets in the ordinary course of business or pursuant to an existing Contract or (B) acquisitions of or investments in suppliers that do not exceed $10,000,000 in the aggregate in purchase price and assumed indebtedness in the case of any individual supplier;

          (iii)  issue, sell, or dispose of (or authorize the issuance, sale or disposition of), any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except (a) for the issuance of Shares upon the exercise of Options or SARs outstanding as of the date hereof in accordance with the terms of any Company Stock Plan or any applicable award agreement thereunder, (b) in connection with the settlement or vesting of PSUs or Stock Units, as applicable, outstanding as of the date hereof in each case, in accordance with the terms of any Company Stock Plan or any applicable award agreement thereunder, (c) for the valid exchange of any Exchangeable Notes, (d) for any issuance, sale or disposition to the Company or a wholly owned subsidiary of the Company by any subsidiary of the Company or (e) for the purchase and issuance of matching contribution Shares under the TRW Automotive 401(k) Savings Plan or the TRW Automotive Retirement Savings Plan for Hourly Employees) or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation or dissolution;

          (iv)  reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except (a) for the acquisition of Shares tendered by directors or employees in connection with a cashless exercise of Options or SARs outstanding as of the date hereof or in order to pay Taxes in connection with the exercise of Options or SARs outstanding as of the date hereof pursuant to the terms of any Company Stock Plan or any applicable award agreement thereunder, (b) in connection with the settlement or vesting of any PSUs or Stock Units outstanding as of the date hereof (including Shares withheld in order to pay Taxes) pursuant to the terms of any Company Stock Plan or any applicable award agreement thereunder, (c) in connection with the purchase and issuance of matching contribution Shares under the TRW Automotive 401(k) Savings Plan or the TRW Automotive Retirement Savings Plan for Hourly Employees or (d) in connection with the final settlement of a share repurchase program in effect as of the date hereof), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company's subsidiaries;

           (v)  create or incur any Lien, other than Permitted Liens, Liens securing indebtedness permitted pursuant to clause (xii) below, or other Liens on any assets of the Company or its subsidiaries which other Liens, in the aggregate, would be immaterial in scope and amount;

          (vi)  make any loans or advances to any Person (other than wholly owned subsidiaries of the Company or pro rata loans or advances in the ordinary course of business to non-wholly owned subsidiaries of the Company or Company Joint Ventures)) other than to suppliers in the ordinary course of business not in excess of $10,000,000 in the case of any individual supplier;

         (vii)  sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any assets or any corporation, partnership or other business organization or division thereof or otherwise sell, assign, exclusively license, allow to expire, or abandon or dispose of any assets, rights or properties other than (A) sales, dispositions or licensing of equipment, tooling and/or inventory and other assets in the ordinary course of business or pursuant to an existing Contract or (B) other sales, assignments, non-exclusive licenses, expirations or dispositions of assets, rights or properties of the Company or any subsidiary of the Company with a value of less than $25,000,000 in the aggregate;

        (viii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution (A) by a subsidiary of the Company to the Company or a wholly owned subsidiary of the Company or (B) in the ordinary course, by a joint venture governed by a Contract listed on Section 3.8(a)(iii) of the Company Disclosure Schedule to a subsidiary of the Company and the relevant third-party partner in such joint venture, provided that such distribution or dividend is paid pro rata based on each such Person's ownership interest in such joint venture) or otherwise pursuant to the joint venture Contract governing the terms of such distributions;

          (ix)  commit, make or authorize any capital expenditures, except as set forth in the budget set forth in Section 5.1 of the Company Disclosure Schedule, in excess of $50,000,000 in the aggregate during any 12-month period, but as to any expenditures individually in excess of $5,000,000 and not set forth on such budget, only after reasonable consultation with Parent;

           (x)  other than in the ordinary course of business or as required by Law, extend, modify or fail to perform the terms of any Material Contract in any material respect or terminate any Material Contract;

          (xi)  enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement, other than Contracts with customers or suppliers in the ordinary course of business or Contracts the subject matter of which is expressly permitted pursuant to another exception or qualification to this Section 5.1;

         (xii)  except for (A) borrowings under the Company's and its subsidiaries' credit facilities listed on Section 5.1(b)(xii) of the Company Disclosure Schedule (the "Existing Facilities") and (B) borrowings under new credit facilities (so long as the aggregate amount of indebtedness described in the foregoing clause (A) and this clause (B) (other than indebtedness attributable to the indentures listed under Item 1 on Section 3.8(a)(i) of the Company Disclosure Schedule) does not at any time exceed $1,500,000,000, plus an amount of borrowings of up to $328,000,000 for expenditures in accordance with the Company's budget for the Company's planned pension restructuring; provided, that, such new credit facilities shall be on terms no less favorable to the Company and its subsidiaries in the aggregate than the Existing Facilities and shall not include any premium or penalty upon repayment thereof (other than customary interest breakage costs for prepayments during an interest period) and (C) intercompany loans between the Company and any of its wholly owned subsidiaries or between any wholly owned subsidiaries, incur indebtedness for borrowed money in excess of $25,000,000, or modify in any material respect in a manner adverse to the Company the terms of any such indebtedness for borrowed money, or assume, guarantee or endorse the obligations of any Person (other than a subsidiary of the Company), in each case, in excess of $25,000,000, other than (x) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced and not in an aggregate principal amount of the indebtedness being refinanced, (x) guarantees by the Company of indebtedness of subsidiaries of the Company incurred in compliance with this Section 5.1 by the Company, or (y) any commodity, currency, sale or hedging agreements which can be terminated on or sold with 90 days' or less notice, without penalty (which, for the avoidance of doubt, shall not include customary settlement costs), entered into in the ordinary course of business for bona fide risk mitigation purposes and not for speculative purposes;

        (xiii)  except as contemplated by Section 6.9 or except to the extent required under any Company Plan or as required by applicable Law, (A) increase the compensation or benefits of any of its directors, officers or employees (except in the ordinary course of business with respect to employees who are not directors or executive officers), (B) grant or increase any severance or termination pay not provided for under any Company Plan (except in the ordinary course of business with respect to employees who are not directors or executive officers), (C) enter into any employment, consulting or severance agreement or arrangement with any of its present or former directors, officers or other employees, except for offers of employment in the ordinary course of business with employees who are not directors or executive officers or in connection with a replacement hiring, (D) establish, adopt, enter into or amend in any material respect or terminate any Company Plan, (E) establish or fund any new rabbi trust or similar arrangement to fund or in any other way secure the payment of compensation or benefits under any Company Plan or (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP;

        (xiv)  other than as required by applicable Law or GAAP (or as required to conform to any changes in statutory, or regulatory accounting rules (including GAAP or regulatory requirements with respect thereto)), (A) make any material change to any method of accounting (or accounting principles in connection therewith), (B) make or change any material Tax election, (C) surrender any material claim for a refund of Taxes, or (D) enter into any agreement materially affecting

  Taxes due for any taxable period ending after the Closing Date, in each case which would be considered material to the Company and its subsidiaries taken as a whole;

         (xv)  other than in the ordinary course of business or as required by applicable Law, enter into or amend in any material respect any material collective bargaining agreement with any labor organization or other representative of any Company Employees;

        (xvi)  other than Transaction Litigation, which is addressed in Section 6.12, settle or compromise any material litigation, other than settlements or compromises of litigation where the amount paid does not exceed $10,000,000 individually or $20,000,000 in the aggregate;

       (xvii)  consent to any of the Company Joint Ventures taking any of the actions that would be prohibited by Section 5.1(i) through Section 5.1(xvi) if taken by the Company or one of its subsidiaries to the extent the consent of the Company or any of its subsidiaries (or any of their respective Representatives) is required (pursuant to Contract or applicable Laws) for such Company Joint Venture to take such action; or

      (xviii)  agree, authorize or commit to do any of the foregoing actions described in Section 5.1(i) through Section 5.1(xvii).

        SECTION 5.2    Conduct of Business of Parent and Merger Sub Pending the Merger.     Each of Parent and Merger Sub agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, it shall not, and it shall cause each of its Affiliates not to, directly or indirectly, take any action with respect to the Financing or any Alternative Financing (including the proceeds thereof) that would, or would reasonably be expected to (assuming in each case (a) the accuracy of the representations and warranties of the Company set forth herein and (b) that the Company complies with all of its obligations set forth and otherwise contemplated herein), individually or in the aggregate, cause Parent to fail at Closing to have funds sufficient to (i) pay the aggregate Per Share Merger Consideration, (ii) pay the fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger, the transactions contemplated hereby, and the Financing and (iii) pay for any refinancing of any outstanding debt contemplated to be repaid pursuant to the Financing Commitments. For the avoidance of doubt, Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any Alternative Financing or other financing, is not a condition to Closing.

        SECTION 5.3    No Control of Other Party's Business.     Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or its subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's or its subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries' respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

        SECTION 6.1    Acquisition Proposals.

          (a)   The Company shall not, and shall cause its subsidiaries, directors, officers, and employees not to, and shall direct and use its reasonable best efforts to cause the attorneys, investment bankers and other advisors or representatives (collectively, "Representatives") of the Company and its subsidiaries not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or otherwise knowingly facilitate any inquiries with respect to, or the making of, any Acquisition Proposal or any offer or proposal that could reasonably be expected to lead to an Acquisition Proposal,

  (ii) engage, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to an Acquisition Proposal or any offer or proposal that could reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, or (iv) execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal, and the Company shall not resolve or agree to do any of the foregoing. The Company shall immediately cease any solicitations, discussions or negotiations or other activities with any Person (other than the Parties) in connection with an Acquisition Proposal. The Company also agrees that it will promptly request each Person (other than the Parties) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to promptly return or destroy all confidential information furnished to such Person by or on behalf of it or any of its subsidiaries prior to the date hereof. The Company shall promptly (and in any event within 24 hours of the Company obtaining knowledge thereof) notify Parent orally and in writing of the receipt of any inquiries, proposals or offers, any requests for information, or any requests for discussions or negotiations with the Company or any of its Representatives, in each case with respect to an Acquisition Proposal or any offer or proposal that could reasonably be expected to lead to an Acquisition Proposal after the date hereof, which notice shall include a summary of the material terms of, and the identity of the Person making, such Acquisition Proposal (including, if applicable, copies of any such written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a reasonably current basis, of any material developments related to the terms, conditions and process associated with such proposals and offers.

          (b)   Notwithstanding anything to the contrary in Section 6.1(a) or Section 6.3, nothing contained herein shall prevent the Company or the Company Board from:

              (i)  taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer, in each case, to the extent legally required) or from making any other legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (provided that neither the Company nor the Company Board may recommend any Acquisition Proposal unless expressly permitted by Section 6.1(c), and provided, further, that if any such disclosure does not reaffirm the Recommendation, such disclosure shall be deemed to be a Change of Recommendation); provided, further, that the issuance by the Company or the Company Board of a "stop, look and listen" communication as contemplated by Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to its stockholders) in which the Company indicates that the Company Board has not changed the Recommendation shall not constitute a Change of Recommendation;

             (ii)  prior to, but not after, obtaining the Company Requisite Vote, providing access to its properties, books and records and providing information or data in response to a request therefor by a Person or group who has made a bona fide Acquisition Proposal that was not initiated, solicited, encouraged or facilitated in violation in any material respect of this Agreement, if the Company Board (A) shall have determined in good faith, after consultation with its legal counsel and financial advisor, that such Acquisition Proposal would reasonably be expected to constitute, result in or lead to a Superior Proposal, (B) shall have determined in good faith, after consultation with its legal counsel, that the failure to provide such access would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law and (C) has received from the Person so requesting such information an executed Acceptable

    Confidentiality Agreement; provided, that any such access, information or data has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time such access, information or data is provided to such Person or group;

            (iii)  prior to, but not after, obtaining the Company Requisite Vote, contacting and engaging in any negotiations or discussions with any Person or group and their respective Representatives who has made an Acquisition Proposal that was not initiated, solicited, encouraged or facilitated in violation in any material respect of this Agreement if the Company Board shall have determined in good faith, after consultation with its legal counsel and financial advisor, that (A) such Acquisition Proposal would reasonably be expected to constitute, result in, or lead to a Superior Proposal and (B) the failure to contact such Person or group and engage in any such negotiations or discussions would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;

            (iv)  prior to, but not after, obtaining the Company Requisite Vote, making a Change of Recommendation (but only if permitted by Section 6.3); or

             (v)  resolving or agreeing to take any of the foregoing actions, to the extent such actions would be permitted by the foregoing clauses (i) through (iv) of this Section 6.1(b).

          (c)   Notwithstanding anything in Section 6.1(a) to the contrary, if, at any time prior to, but not after, obtaining the Company Requisite Vote, the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, in response to a bona fide Acquisition Proposal that was not initiated, solicited, encouraged or facilitated in violation in any material respect of this Agreement, that such Acquisition Proposal constitutes a Superior Proposal, the Company or the Company Board may (and may resolve or agree to) (i) terminate this Agreement pursuant to Section 8.1(d)(ii) to enter into a definitive agreement with respect to such Superior Proposal or (ii) effect a Change of Recommendation in accordance with clause (x)(A) of Section 6.3; provided, however, that, if the Company terminates the Agreement pursuant to Section 8.1(d)(ii), the Company pays to Parent the Company Termination Fee required to be paid pursuant to Section 8.2(b)(i) concurrently with or prior to such termination; provided further that the Company will not be entitled to enter into such definitive agreement and to terminate this Agreement in accordance with Section 8.1(d)(ii) or effect a Change of Recommendation pursuant to clause (x)(A) of Section 6.3 unless (x) the Company delivers to Parent a written notice (a "Company Notice"), advising Parent that the Company Board proposes to take such action and containing the material terms and conditions of the Superior Proposal that is the basis of the proposed action by the Company Board (including the identity of the party making such Superior Proposal and copies of any written proposals or offers, including proposed agreements) and (y) at or after 5:00 p.m., New York City time, on the fifth Business Day immediately following the day on which the Company delivered the Company Notice (such period from the time the Company Notice is provided until 5:00 p.m. New York City time on the fifth Business Day immediately following the day on which the Company delivered the Company Notice, the "Notice Period"), the Company Board reaffirms in good faith (after consultation with its outside counsel and financial advisor) that such Acquisition Proposal continues to constitute a Superior Proposal. If requested by Parent, the Company will, and will cause its Representatives to, during the Notice Period, engage in good faith negotiations with Parent and its Representatives to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal. The Company agrees to notify Parent promptly if it determines during such Notice Period not to terminate this Agreement and enter into the definitive agreement referred to in the Company Notice. Any material amendment to the terms of a proposed agreement relating to a Superior Proposal will be deemed to be a new proposal or proposed agreement relating to a Superior Proposal for purposes of this Section 6.1(c), including with respect to the Notice Period (except that references to the five Business Day period above shall be deemed to be references to a three Business Day period; provided that such new Notice Period shall in no event shorten the original Notice Period).

          (d)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

              (i)  "Acquisition Proposal" means any proposal or offer from any Person or group of Persons (other than Parent, Merger Sub or their respective Affiliates) relating to (A) any merger, consolidation, dissolution, liquidation, recapitalization, reorganization, spin off, share exchange, business combination, purchase, or similar transaction with respect to the Company or any of its Significant Subsidiaries or (B) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 20% or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole).

             (ii)  "Superior Proposal" means a bona fide written Acquisition Proposal relating to any direct or indirect acquisition or purchase of (A) assets that generate more than 50% of the consolidated total revenues of the Company and its subsidiaries, taken as a whole, (B) assets that constitute more than 50% of the consolidated total assets of the Company and its subsidiaries, taken as a whole, or (C) more than 50% of the total voting power of the equity securities of the Company, in each case, that the Company Board in good faith determines would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby, in each case after taking into account all such factors and matters deemed relevant in good faith by the Company Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of this Agreement irrevocably proposed in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c).

        SECTION 6.2    Proxy Statement.     The Company shall, with the assistance of Parent as provided by this Section 6.2, prepare and file with the SEC, as promptly as practicable after the date of this Agreement, and in any event within 15 Business Days after the date of this Agreement, assuming the Company has timely received all required information from Parent, a preliminary proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the "Proxy Statement"). Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Each of Parent, Merger Sub and the Company agrees that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date that it (and any amendment or supplement thereto) is first published, sent or given to the stockholders of the Company or at the time of the Stockholders Meeting, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and to correct any information provided by it or on its behalf for use in the Proxy Statement which shall have become false or misleading. The Company agrees, as to itself and its subsidiaries, that the Proxy Statement will, at the date that it (and any amendment or supplement thereto) is first published, sent or given to the stockholders of the Company and at the time of the Stockholders Meeting, comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and shall promptly notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information. Unless the Company Board has made a Change of Recommendation in accordance with Section 6.3, the Recommendation shall be included in the Proxy Statement.

        SECTION 6.3    Stockholders Meeting.     The Company, acting through the Company Board (or a committee thereof), shall as soon as reasonably practicable following confirmation by the SEC that the SEC has no further comments on the Proxy Statement, take all reasonable action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the "Stockholders Meeting") and shall not postpone, recess or adjourn such meeting; provided that the Company may postpone, recess or adjourn such meeting (i) to the extent required by applicable Law, (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote, (iii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Stockholders Meeting to the extent so determined to be necessary; provided that the Stockholders Meeting shall not be postponed, recessed or adjourned pursuant to this proviso to a date that is more than 30 days after the date on which the Stockholders Meeting was originally scheduled without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company, acting through the Company Board (or a committee thereof), shall (a) subject to Section 6.1(c) , include in the Proxy Statement the Recommendation, (b) include the written opinion of the Financial Advisor, dated as of the date of this Agreement, that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock (other than Parent and its affiliates) and (c) subject to Section 6.1(c), use its reasonable best efforts to obtain the Company Requisite Vote, including to actively solicit proxies necessary to obtain the Company Requisite Vote; provided that the Company Board may fail to include the Recommendation in the Proxy Statement or withdraw, modify or change the Recommendation, or formally resolve to effect or publicly announce an intention to effect any of the foregoing (a "Change of Recommendation") and, following such Change of Recommendation, shall no longer be obligated to use its reasonable best efforts to obtain the Company Requisite Vote (including no longer being obligated to actively solicit proxies necessary to obtain the Company Requisite Vote, provided, that, the Company shall provide Parent with such information and cooperation to permit Parent to solicit such proxies, and provided, further, that the Company shall take all reasonable action necessary to duly call, give notice of, convene and hold the Stockholders Meeting), if (x) (A) a bona fide Acquisition Proposal that was not initiated, solicited, encouraged or facilitated in violation in any material respect of this Agreement is made to the Company and the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes a Superior Proposal or (B) there exists any event, development, change, effect or occurrence that was not known by the Company Board or, if known, the consequences of which were not known or reasonably foreseeable, as of the date of this Agreement, (y) if it shall have determined in good faith, after consultation with outside legal counsel to the Company, that the failure of the Company Board to effect a Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law and (z)(A) if such Change of Recommendation is made in response to an Acquisition Proposal, the Company complies with the provisions of Section 6.1(c) or (B) if such Change of Recommendation is not made in response to an Acquisition Proposal, the Company delivers to Parent a written notice informing Parent that the Company Board proposes to take such action and the basis of the proposed action no less than three Business Days before taking such action. Notwithstanding anything to the contrary contained in this Agreement, (a) the Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated in accordance with its terms and (b) even if subsequent to the date of this Agreement the Company Board makes a Change of Recommendation, the Company nevertheless shall submit this Agreement to the holders of Shares for approval and adoption at the Stockholders Meeting unless and until this Agreement is terminated in accordance with its terms.

        SECTION 6.4    Further Action; Efforts.

          (a)   Subject to the terms and conditions of this Agreement, including Section 6.4(d), each Party will use its reasonable best efforts to (and, in the case of Parent, cause each of its subsidiaries (collectively, (the "Parent Group") to) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, but subject to Section 6.4(d), each Party hereto agrees to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger and the other transactions contemplated hereby as promptly as practicable and in any event within 15 Business Days of the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as promptly as reasonably practicable, (y) perform the actions with respect to CFIUS described in Section 6.4(c) below, and (z) make any filings, notifications or reports required in connection with the Non-U.S. Antitrust Laws set forth on Section 7.1(c) of the Company Disclosure Schedule with respect to the Merger and the other transactions contemplated hereby as promptly as reasonably practicable after the date hereof (but in no event later than the earlier of (i) 30 days after the date of this Agreement unless Parent's or the Company's local counsel reasonably recommend delaying any such filing (except that, in the case of the European Commission, only the submission of the initial draft Form CO relating to the Merger and the other transactions contemplated hereby to the European Commission within such 30-day period shall constitute compliance by Parent and the Company with this obligation; provided, that, all subsequent filings, notifications and reports to the European Commission shall be timely filed thereafter) and (ii) the applicable filing deadline) and to take all other actions necessary, proper or advisable to cause the expiration or termination of any applicable waiting periods or the receipt, issuance or publication of any decision, decree, order, ruling, judgment or notice required under such Non-U.S. Antitrust Laws to permit consummation of the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable after the date hereof.

          (b)   Each Party shall (and shall cause its subsidiaries to), in connection with the efforts referenced in Section 6.4(a) to obtain all requisite approvals, orders, decisions, decrees or other authorizations or expiration of any waiting periods under the HSR Act or any other Antitrust Law required for the consummation of the Merger and the other transactions contemplated by this Agreement, use its reasonable best efforts to (i) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other Party reasonably informed of any communication received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other U.S. or non-U.S. Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated hereby; and (iii) permit the other Party to review any communication given by it to, and consult with each other in advance of any communication, meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other Person, give the other Party the opportunity (including by providing reasonable advance notice) to attend and participate in such meetings, conferences and other communications (including, to the extent reasonably practicable, substantive telephone calls and video conferences). For purposes of this Agreement, "Antitrust Law" means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, any Non-U.S. Antitrust Laws and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (c)   Each Party shall (and shall cause its subsidiaries to) use its respective reasonable best efforts to (i) make or cause to be made, as promptly as practicable after the execution of this Agreement, but in any event within 15 Business Days after the date of this Agreement, the draft filing with CFIUS contemplated under 31 C.F.R. § 800.401(f) with respect to the transactions contemplated hereby and engage in the pre-notice consultation process with CFIUS, (ii) following such pre-notice consultation, as promptly as practicable and, in any event, within five Business Days of CFIUS determination that the draft filing meets all requirements of 31 C.F.R. § 800.402 of the regulations and is, accordingly, complete, file with CFIUS a joint voluntary notice as contemplated by 31 C.F.R. § 800.401(a) and in the case of Parent and Merger Sub the personal identifier information required to be submitted separately from such notice as contemplated by 31 C.F.R. § 800.402(c)(6)(vi)(B) with respect to the transactions contemplated hereby, (iii) promptly and, in all events, consistent with any deadline imposed under CFIUS or other applicable law, comply with any request received by any of them or any of their respective subsidiaries from any Governmental Entity for any certification, additional information, documents or other materials in respect of such notice or such transactions, (iv) ensure that any information furnished in respect of this Section 6.4(c) is true, complete and correct in all material respects and (v) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies, or portions thereof, of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Entity under Exon-Florio with respect to any such filing or any such transaction. Each Party hereto shall use reasonable best efforts to furnish to each other Party all information required for any application or other filing to be made pursuant to Exon-Florio. To the extent permitted by applicable Law, each Party hereto shall promptly inform the other Parties of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filings. Subject to applicable Law, the Parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under Exon-Florio. Subject to Section 6.4(d), each of Parent and the Company shall use reasonable best efforts to obtain the CFIUS Clearance, including taking such actions and agreeing to such conditions to mitigate any national security concerns as may be requested or required by CFIUS in connection with, or as a condition of, obtaining the CFIUS Clearance;

  provided, however, that neither Parent nor the Company shall be required to agree to any term or take any action in connection with obtaining the CFIUS Clearance that is not conditioned upon consummation of the Merger.

          (d)   In furtherance of the covenants of the Parties contained in Section 6.4(a), Section 6.4(b), and Section 6.4(c), if any objections are asserted or any administrative or judicial action or proceeding is instituted (or threatened to be instituted) with respect to the Merger or the other transactions contemplated hereby in connection with CFIUS Clearance or any Antitrust Law or if any suit is instituted or decision, order or injunction, whether preliminary, temporary or permanent, is issued (or threatened to be instituted or issued) by the FTC, the DOJ or any other applicable Governmental Entity or any private party challenging or objecting to any of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall, and the Company shall cause each of its subsidiaries to, and Parent shall cause each member of the Parent Group to, cooperate reasonably with each other and use reasonable best efforts to contest, resist, defend and take any and all such further actions required to resolve any such objections or suits or prevent the issuance of any such decisions or orders so as to permit consummation of the transactions contemplated by this Agreement as promptly as reasonably practicable (but subject to the right of the Parent Group to, and taking into account the time reasonably necessary or advisable for the Parent Group to, negotiate with, contest, and litigate against, any such Governmental Entity), including by committing or agreeing to, executing and carrying out, agreements or commitments, and submitting to orders, writs, rulings, judgments, decisions, decrees, including consent decrees, or injunctions (whether temporary, preliminary or permanent), and taking any other actions including (i) providing for the license, sale or other disposition or holding separate (through the establishment of trust or otherwise) of any assets or business or categories of assets or businesses of the Company, Parent or their respective subsidiaries or investments or the holding separate of the capital stock of a subsidiary or other investment of Parent or any member of the Parent Group (including the Surviving Corporation and its subsidiaries) or the Company, or (ii) imposing any limitation or modification on the ability of the Company, Parent or any of their respective subsidiaries to conduct their respective businesses (including with respect to market practices and structure) or own such assets or to acquire, hold or exercise full rights of ownership of the business of Parent, the Company or their subsidiaries or other investments, or agreeing to do any of the foregoing, in any manner which would resolve such objections or suits, and each of the Company and Parent shall provide reasonable cooperation to the other in connection with the foregoing (including pursuant to Section 6.4(e)); provided, however, that neither the Company nor its subsidiaries shall be permitted without the express prior written consent of Parent (in its sole discretion consistent with its obligations under this Agreement), to commit, agree, or submit (or offer to commit, agree, or submit) to any such actions, terms or conditions with any Governmental Entity, or effect any such actions, in each case in connection with any Antitrust Law or the CFIUS Clearance; provided, further, that Parent shall be required to commit, agree, or submit (or offer to commit, agree, or submit) to any such actions, terms or conditions, and shall cause its subsidiaries to commit, agree, or submit (or offer to commit, agree, or submit) to, and/or shall request and direct the Company and its subsidiaries to commit, agree, or submit (or offer to commit, agree, or submit) to, any and all such actions, terms or conditions, or combination of actions, terms or conditions, required by Section 6.4(a), Section 6.4(b), Section 6.4(c), or this Section 6.4(d) unless any such actions, terms or conditions would or would be reasonably be expected to have, individually or in the aggregate with any other such actions, terms or conditions, a Substantial Detriment. Notwithstanding anything in the Agreement to the contrary, neither Parent nor its subsidiaries shall be required pursuant to Section 6.4(a), Section 6.4(b), Section 6.4(c), or Section 6.4(d), to commit, agree, or submit (or offer to commit, agree, or submit) to, as to themselves or as to the Company and its subsidiaries, any of the actions, terms or conditions referred to or otherwise contemplated by Section 6.4(a), Section 6.4(b), Section 6.4(c) or this

  Section 6.4(d) that would or would reasonably be expected to have, individually or in the aggregate with any other such actions, terms or conditions, a Substantial Detriment. Without excluding other possibilities, the transactions contemplated by this Agreement shall be deemed to be materially delayed if unresolved objections or suits delay or could reasonably be expected to delay the consummation of the transactions contemplated hereby beyond 20 Business Days prior to the End Date. Notwithstanding anything in this Agreement to the contrary, neither the Company nor Parent nor any of their respective subsidiaries shall be required to commit, agree, or submit (or offer to commit, agree, or submit) to any action, term or condition (other than any action, term or condition referred to or otherwise contemplated by Section 6.4(f)) in connection with its obligations under this Section 6.4 that is not conditioned upon consummation of the Merger.

          (e)   Subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct and lead on all matters with any Governmental Entity consistent with its obligations under Section 6.4(a), Section 6.4(b), Section 6.4(c), and Section 6.4(d), provided, however, that Parent shall reasonably consult with the Company in advance. The Company agrees to (x) take such actions referred to or contemplated by Section 6.4(a), Section 6.4(b), Section 6.4(c) , or Section 6.4(d) as are reasonably requested by Parent to secure consents, undertakings, approvals, or waivers from any Governmental Entity that are necessary to obtain the authorizations, approvals or termination or expiration of the waiting periods under the HSR Act, the Antitrust Laws set forth on Section 7.1(c) of the Company Disclosure Schedule or the CFIUS Clearance from any Governmental Entity, including actions relating to divestitures or other remedies, terms or conditions relating to itself or any of its subsidiaries and (y) solely to the extent related to an action set forth in clause (x), to assist Parent in any sales process (including through facilitation of reasonable due diligence) with potential purchasers of any of the Company's or its subsidiaries' businesses or other assets proposed by Parent to be subject to any such divestitures and in litigating or otherwise contesting objections to, or proceedings challenging, the consummation of the Merger and the other transactions contemplated by this Agreement, in the case of each of clauses (x) and (y), unless any such action or combination of actions could not reasonably be expected to facilitate the receipt of the authorizations, approvals or termination or expiration of the waiting periods under the HSR Act, the Antitrust Laws set forth on Section 7.1(c) of the Company Disclosure Schedule or the CFIUS Clearance on or prior to the End Date; provided, that nothing in this Section 6.4 shall obligate the Company or Parent or any of their respective subsidiaries to commit, agree, or submit (or offer to commit, agree, or submit) to any action or agree to any remedies, terms or conditions in connection with its obligations under this Section 6.4 not conditioned on the consummation of the Merger (other than (in the case of Parent and its subsidiaries) any action referred to or otherwise contemplated by Section 6.4(f)).

          (f)    Without limiting the foregoing Parent shall (and shall cause the Parent Group to) use its best efforts to:

              (i)  take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Section 6.4 Contract as promptly as practicable after the date hereof, including complying with all covenants and obligations thereunder and satisfying on a timely basis all conditions to closing thereto;

             (ii)  enforce its rights under the Section 6.4 Contract (including by taking enforcement actions against the other parties thereto);

            (iii)  deliver to the Company any notice received or delivered pursuant to the Section 6.4 Contract the subject matter of which would or would reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement or the Section 6.4 Contract or that would otherwise be material and adverse to the Company and keep the Company informed on a reasonably current basis of the status of Parent's efforts to consummate the transactions contemplated by the Section 6.4 Contract;

            (iv)  promptly notify the Company in writing (A) if to Parent's knowledge there exists any breach or default by any party to the Section 6.4 Contract (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) and (B) of the receipt by Parent of any written communication from any person related to the Section 6.4 Contract in the case of each of (A) and (B), which would or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Section 6.4 Contract;

             (v)  not consent or agree to any amendment, modification or supplement to, or any waiver of any provision under, the Section 6.4 Contract that would or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Section 6.4 Contract or that would otherwise be material and adverse to the Company, in each case without the prior written consent of the Company; and

            (vi)  deliver or otherwise make available the Section 6.4 Contract to (A) the European Commission concurrently with the submission of the initial draft Form CO relating to the Merger and the other transactions contemplated hereby to the European Commission and (B) unless advised to the contrary by Parent's relevant local counsel and after discussion with the Joint Transaction Committee, to the other Governmental Entities that have jurisdiction with respect to the filings and receipt, termination or expiration, as applicable, of approvals or waiting periods as may be required under the other Non-U.S. Antitrust Laws set forth in Section 7.1(c) of the Company Disclosure Schedule to the extent so requested by such Governmental Entities.

          (g)   Neither Parent nor Merger Sub shall, and Parent shall cause each member of the Parent Group not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests or enter into or agree to enter into a joint venture or strategic alliance, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation or joint venture or strategic alliance would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) materially delay or prevent the consummation of the transactions contemplated by this Agreement.

          (h)   Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a Party will be provided to the other Party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial or competitively sensitive information has been redacted available to the other Party.

          (i)    Neither (x) any approval received in connection with the Merger or the other transactions contemplated by this Agreement from any of the competent authorities pursuant to the Non-U.S. Antitrust Laws applicable in the jurisdictions set forth in Section 7.1(c) of the Company Disclosure Schedule nor (y) the expiration or termination of the waiting period under the HSR Act shall be deemed to have been obtained or occurred for purposes of Section 7.1(c) if, in either case, such approval, expiration or termination shall have been granted subject to the satisfaction of any remedy or other action, term or condition referred to in clauses (i) and (ii) of Section 6.4(d) or any other remedy or similar action of a type contemplated by Section 6.4(d) (including the divestiture of, or the agreement to divest assets or businesses or product lines of the Company, Parent or any of their respective subsidiaries) which has not been agreed to (or deemed to have been agreed to pursuant to the following sentence) by Parent. Parent shall be deemed to have agreed to any approval, expiration or termination (and any remedy or other action, term or condition set forth therein) that satisfies the condition set forth in Section 7.1(c) granted without its prior written consent unless Parent provides the Company with written notice within ten Business Days of the receipt of such approval, expiration or termination which notice specifies that Parent does not consent to any such remedy or other action, term or condition set forth therein.

        SECTION 6.5    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any actions commenced or, to such Party's knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice.

        SECTION 6.6    Access to Information; Confidentiality.

          (a)   From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford the officers, employees, auditors and other authorized representatives of Parent reasonable access, consistent with applicable Law, at all reasonable business hours to its officers, employees, properties, offices, and other facilities and to all books and records, and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or authorized representatives, may from time to time reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries and shall not include any environmental sampling or invasive environmental testing. Neither the Company nor any of its subsidiaries shall be required to provide access or to disclose information where such access or disclosure would jeopardize any attorney-client privilege of the Company or any of its subsidiaries, or contravene any Law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement, provided, that the Company shall have used commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the restrictions of this sentence would apply. All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company.

          (b)   Each of Parent and Merger Sub will comply with the terms and conditions of the Non-Disclosure Agreement, dated June 11, 2014, between the Company and Parent (the "Confidentiality Agreement") and the Standstill Agreement entered into by the Company and Parent on June 23, 2014 (the "Standstill Agreement"), and will hold and treat, and will cause their respective officers, employees, auditors and other representatives to hold and treat, in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement and Standstill Agreement shall remain in full force and effect each in accordance with its terms.

        SECTION 6.7    Stock Exchange Delisting.     Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Shares from the New York Stock Exchange and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

        SECTION 6.8    Publicity.     Each of Parent and the Company shall issue an initial press release regarding the Merger and, except to publicly announce a Change of Recommendation if and to the extent permitted by this Agreement, thereafter neither the Company nor Parent shall issue any press releases or otherwise make public announcements with respect to the Merger and the other transactions contemplated by this Agreement without the other Party's prior consent and the Parties shall consult with each other prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service. Notwithstanding the foregoing, following a Change of Recommendation, neither the Company nor Parent shall require the prior consent of the other Party to issue any press release or otherwise make public announcements with respect to the Merger and the other transactions contemplated by this Agreement, but the Company and Parent shall consult with each other prior to any such issuance or announcement. Parent agrees that prior to or simultaneously with the issuance of the initial press releases regarding the Merger, Parent and the other parties to the Section 6.4 Contract will issue a press release announcing the execution of the Section 6.4 Contract.

        SECTION 6.9    Employee Benefits.

          (a)   For a period beginning on the Closing Date and ending on the later of (x) the 18 month anniversary of the Closing Date and (y) December 31 of the year following the year in which the Closing occurs, Parent shall provide, or shall cause the Surviving Corporation to provide, to employees of the Company or its subsidiaries who continue to be employed by the Company or the Surviving Corporation or any subsidiary or Affiliate thereof (the "Continuing Employees"), (i) salary, wages, target bonus opportunities and commissions opportunities (but excluding equity awards) that are no less favorable than the salary, wages, target bonus opportunities and commissions opportunities (but excluding equity awards) that were provided to the Continuing Employees immediately prior to the Effective Time and (ii) employee pension, welfare and other benefits (but excluding severance) that are substantially comparable in the aggregate to the employee pension, welfare and other benefits (but excluding severance) provided to the Continuing Employees immediately prior to the Effective Time. For a period beginning on the Closing Date and ending on the later of (x) the 18 month anniversary of the Closing Date and (y) December 31 of the year following the year in which the Closing occurs, Parent or one of its Affiliates shall maintain for the benefit of each Continuing Employee a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such Continuing Employee immediately prior to the Effective Time. This Section 6.9(a) shall not apply to Continuing Employees whose terms and conditions of employment are governed by a collective bargaining agreement.

          (b)   Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Company Plans, subject to the amendment and termination provisions and other terms thereof.

          (c)   Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee's employment with the Company for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent; provided, however, that such recognition of service shall not apply (x) for purposes of any Parent benefit plan under which similarly situated employees of Parent and its subsidiaries do not receive credit for prior service, (y) to the extent it would result in a duplication of benefits or (z) for purposes of any plan or arrangement that is grandfathered or frozen, either with respect to the level of benefits or participation.

          (d)   If Parent determines that an event would trigger WARN Act obligations within 60 days following the Effective Time, the Company or its subsidiaries shall, at Parent's reasonable request, distribute WARN Act notices on Parent's behalf to such employees as directed by Parent in a form prepared by Parent in compliance with the WARN Act.

          (e)   From and after the date hereof, prior to disseminating or otherwise disclosing any material communication with the officers or employees of the Company or any of its subsidiaries regarding compensation, benefits or other employment-related treatment they will receive following the proposed Merger, the Company shall provide Parent with such communications and a reasonable opportunity to comment, and the Company shall consider Parent's comments, if any, in good faith.

          (f)    Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan, policy or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

        SECTION 6.10    Directors' and Officers' Indemnification and Insurance.

          (a)   From and after the Effective Time, each of Parent and the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company (in each case, when acting in such capacity), determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a "Proceeding"), arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the

  Effective Time, to the fullest extent that the Company would have been permitted under Delaware Law and its Certificate of Incorporation or Bylaws in effect on the date of this Agreement to indemnify such Person (and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided further that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware Law and the Company's Certificate of Incorporation and Bylaws shall be made by independent counsel selected by the Surviving Corporation. In the event of any such Proceeding, (x) neither Parent nor Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed), and (y) the Surviving Corporation shall cooperate in the defense of any such matter. In the event any Proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.10, (i) Parent and the Surviving Corporation shall have the right to control the defense thereof after the Effective Time and Parent and the Surviving Corporation shall not be liable to any Indemnified Parties for any legal expenses of other counsel or any other expenses incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this clause (i) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided that the fewest number of counsels necessary to avoid conflicts of interest shall be used, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent; and provided further that Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

          (b)   Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying Party.

          (c)   From and after the Effective Time, the provisions in the Surviving Corporation's certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company's Certificate of Incorporation and Bylaws in effect as of the date hereof.

          (d)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for "tail"

  insurance policies (providing only for the Side A coverage for Indemnified Parties where the existing policies also include Side B coverage for the Company) with a claims period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with benefits and levels of coverage at least as favorable as the Company's existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall the Company expend for such policies a premium amount in excess of the amount set forth in Section 6.10 of the Company Disclosure Schedule. If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage at least as favorable as provided in the Company's existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company's existing policies as of the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10. Parent agrees to honor and perform under, and to cause the Surviving Corporation to honor and perform under, all indemnification agreements entered into by the Company or any of its subsidiaries with any Indemnified Party and set forth on Section 3.8(a)(ix) of the Company Disclosure Schedule.

          (e)   The provisions of this Section 6.10 (other than Section 6.10(g)) are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs, successors and representatives.

          (f)    The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or under any applicable Contracts or Laws.

          (g)   From and after the Effective Time, Parent shall not take any action to prevent the Company's subsidiaries from complying with any obligations or rights to indemnification, advancement of expenses and exculpation (as applicable) for periods prior to the Closing Date as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) as in effect on the date of this Agreement.

        SECTION 6.11    Parent Financing.

          (a)   Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing on the terms and conditions described in or contemplated by the Financing Commitments (including complying with any request exercising so-called "flex"

  provisions), including using reasonable best efforts to satisfy on a timely basis all conditions to funding in the Financing Commitments. To the extent requested by the Company from time to time, Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to consummate the Financing (or Alternative Financing). In the event any portion of the Financing becomes unavailable on the terms and conditions (including any "flex" provisions) contemplated in the Financing Commitments for any reason and such portion is reasonably required to consummate the Merger and make the other payments required by Parent, Merger Sub and the Surviving Corporation hereunder or otherwise contemplated in connection herewith and repay or refinance the debt contemplated to be repaid pursuant to the Financing Commitments, (A) Parent shall promptly notify the Company in writing and (B) Parent and Merger Sub shall use, and shall cause their respective subsidiaries to use, their reasonable best efforts to arrange to obtain alternative financing from alternative sources (the "Alternative Financing") in an amount, when added with Parent and Merger Sub's existing cash on hand, sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event and which would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Financing or such Alternative Financing or the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent shall promptly notify the Company in writing (A) if to Parent's knowledge there exists any breach or default by any party to the Financing Commitments (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default), (B) of the receipt by Parent or Merger Sub of any written notice or other written communication from any lender or other Financing source with respect to any actual breach, default, termination or repudiation by any party to the Financing Commitments or (C) if for any reason Parent or Merger Sub believes in good faith that there is a reasonable possibility that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitments in an amount sufficient to consummate the Merger and make the other payments required by Parent, Merger Sub and the Surviving Corporation hereunder or otherwise contemplated in connection herewith and repay or refinance the debt contemplated to be repaid pursuant to the Financing Commitments. As soon as reasonably practicable, Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence. Parent and Merger Sub shall not (without the prior written consent of the Company) consent or agree to any amendment or modification to, or any waiver of any provision under, the Financing Commitment or the definitive agreements relating to the Financing if such amendment, modification or waiver (1) decreases the aggregate amount of the Financing to an amount that, together with Parent's and Merger Sub's cash on hand, would be less than an amount that would be required to consummate the Merger and make the other payments required by Parent, Merger Sub and the Surviving Corporation hereunder or otherwise contemplated in connection herewith and repay or refinance the debt contemplated to be repaid pursuant to the Financing Commitments, (2) imposes new or additional conditions or otherwise expands any of the conditions to the receipt of the Financing or otherwise would or would reasonably be expected to prevent or materially delay the funding or financing described therein, or (3) could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement; provided, that, for the avoidance of doubt Parent and Merger Sub shall be permitted to consent or agree to any amendment or modification, or any waiver of any provision, under the Financing Commitment if such amendment, modification or waiver (x) is solely a waiver of any closing conditions by lender(s) or their agents or (y) solely adds lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Financing Commitments as of the date hereof as parties thereto). Parent shall furnish to the Company a copy of any amendment, modification, waiver or consent of or relating to the Financing Commitments promptly upon execution thereof. Parent and Merger Sub shall use their reasonable best efforts to maintain the effectiveness of the Financing Commitments, except to the extent replaced by Alternative Financing (subject to the penultimate sentence of this Section 6.11(a)), until the transactions contemplated by this Agreement are consummated. Upon any amendment, supplement or modification of the Financing Commitments made in compliance with this Section 6.11(a) Parent shall provide a copy thereof to the Company and the term "Financing Commitments" shall mean the Financing Commitments as so amended, supplemented or modified and Parent's obligations under this Section 6.11(a) shall apply with respect thereto, including with respect to any Alternative Financing. Notwithstanding anything contained in this Section 6.11, in no event shall Parent or Merger Sub be required (I) to amend or waive any of the terms or conditions of the Financing Commitments or pay any fees in excess of or not contemplated thereunder or (II) to consummate the Closing any earlier than the time set forth in Section 1.2, provided, that, Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any Alternative Financing or other financing, is not a condition to Closing.

          (b)   Prior to the Closing, the Company shall provide to Parent and Merger Sub, and shall cause its subsidiaries to use reasonable best efforts to provide to Parent and Merger Sub, at Parent's sole cost and expense, all reasonable cooperation reasonably requested by Parent that is necessary in connection with the Financing contemplated by the Financing Commitments or any permitted replacement, amendment or modification thereof or any Alternative Financing for the transactions contemplated by this Agreement (collectively, the "Available Financing"), in each case, as may be reasonably requested by Parent, including using reasonable best efforts to take the following actions: (i) furnishing Parent with (1) audited consolidated financial statements of the Company consisting of balance sheets as of the last date of each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date and statement of earnings and statements of stockholders' equity and cash flows for each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date, which audited consolidated financial statements will be in a form substantially consistent with those audited consolidated financial statements included in the SEC Reports and (2) unaudited consolidated financial statements of the Company consisting of balance sheets and statement of earnings as of the last day of and for the most recently completed fiscal quarter ended at least 45 days before the Closing Date, and, in the case of the statement of cash flows, for the period from the beginning of the most recently completed fiscal year ended at least 90 days before the Closing Date to the last day of the most recently completed fiscal quarter ended at least 45 days before the Closing Date, other than with respect to any quarter-end that is also a fiscal year-end, which unaudited consolidated financial statements will be in a form substantially consistent with those unaudited consolidated financial statements included in the SEC Reports (collectively, the "Required Information") and such other pertinent financial and other information regarding the Company and its subsidiaries as may be reasonably requested by Parent and necessary in connection with any Available Financing; (ii) cooperating with Parent with respect to the provision of the Company's financial statements in connection with Parent's preparation of customary pro forma financial statements reasonably required for any Available Financing; (iii) to the extent reasonably expected to be used in connection with the Alternative Financing, reasonably cooperating with the commencement of the preparation of a reconciliation of certain line items in the financial statements included in the Required Information to reflect the material differences between GAAP and International Financial Reporting Standards; (iv) participating, if requested and on reasonable notice, in a reasonable number of meetings, drafting sessions, lender presentations, road shows, sessions with prospective lenders and investors, due diligence sessions and sessions with rating agencies in connection with the Financing and cooperating reasonably with Available Financing sources' due diligence, to the extent customary; (v) assisting Parent in its preparation of (A) any offering documents, syndication documents and materials, private placement memoranda, offering memoranda, lender and investor presentations, bank information memoranda (including the delivery of customary representation letters as contemplated by any Available Financing) and similar documents; provided, however, that no private placement memoranda or prospectuses in relation to high yield debt or equity securities will be issued by the Company or any of its subsidiaries; provided, further, that any such memoranda or prospectuses that includes disclosure and financial statements with respect to the Company shall reflect only the Surviving Corporation and/or its subsidiaries (and not the Company or its subsidiaries) as the obligor(s); and (B) materials for rating agency presentations; (vi) reasonably cooperating with the marketing efforts of Parent for any Available Financing; (vii) using reasonable best efforts to facilitate the obtaining of (A) customary comfort letters, authorization letters and consents of accountants and auditors with respect to financial statements and other financial information for the Company and its subsidiaries for inclusion in any offering memorandum or other marketing documents or offering materials, (B) pay-off letters and lien terminations with respect to indebtedness of the Company and its subsidiaries, (C) customary legal opinions of internal and outside legal counsel, in each case, as reasonably requested by Parent or Merger Sub and (D) any approvals required of the works councils (and similar administrative bodies) of the Company and its subsidiaries; (viii) reasonably facilitating the pledging and perfection of collateral with respect to the Company and its subsidiaries (provided that (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) no liability shall be imposed on the Company, any of its subsidiaries, or any of their respective officers or employees involved); (ix) providing information regarding the Company and its subsidiaries reasonably required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 and (x) reasonably cooperating with Parent in connection with the repayment and discharge at or following Closing of the Company's existing indebtedness for borrowed money and the conversion/exchange of the Exchangeable Notes (including the release of any guarantees and applicable Liens). Notwithstanding the foregoing, (w) nothing in this Section 6.11 shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company and its subsidiaries, (x) the covenants of the Company set forth in this Section 6.11 shall not, in the context of any Available Financing other than that contemplated by the Financing Commitments as in effect on the date hereof, impose on the Company or any of the Company's subsidiaries or any of its and their officers, directors, employees, accountants, consultants, legal counsel, agents and other Representatives, any significantly greater burden, obligation, time commitment or other commitment than those that had been (or would have been) imposed on them in the context of either the Financing contemplated by the Financing Commitments as in effect on the date hereof or that would reasonably be expected of a target company in a transaction of this type in a Rule 144A/Regulation S capital markets bond issue on customary terms, (y) none of the Company or any of its subsidiaries shall be required to pay any commitment or other fee or incur any other liability or obligation in connection with the Financing contemplated by the Financing Commitments, to bear any cost or expense that Parent has not unconditionally agreed to promptly reimburse or to pay any commitment or other similar fee or make any other payment or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time, and (z) nothing in this Section 6.11 shall require any action that would conflict with or violate the Company's or any subsidiaries' organizational documents or any Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, any Contract to which the Company or any of its subsidiaries is a party. For the avoidance of doubt, none of the Company or its subsidiaries or their respective officers, directors (with respect to any subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement with respect to the Financing contemplated by the Financing Commitments that is not contingent upon the Closing or that would be effective prior to the Closing and no directors of the Company shall be required to execute or enter into or perform any agreement with respect to the Financing. The Company hereby consents to the reasonable use of the Company's and its subsidiaries' logos in connection with the Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its subsidiaries or the reputation or goodwill of the Company or any of its subsidiaries or any of their logos and on such other customary terms and conditions as the Company shall reasonably impose.

          (c)   Parent shall indemnify and hold harmless the Company and its subsidiaries and their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Financing and the performance of their respective obligations under this Section 6.11 (including any action taken in accordance with this Section 6.11) and any information utilized in connection therewith (other than (x) information provided by the Company or its subsidiaries in writing specifically for inclusion in connection therewith or (y) to the extent arising from the willful misconduct, gross negligence, fraud or bad faith of any indemnified Person). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented costs and expenses incurred by the Company or its subsidiaries in connection with this Section 6.11 (including those of its accountants, consultants, legal counsel, agents, investment bankers and other representatives). Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any Alternative Financing or other financing, is not a condition to Closing.

        SECTION 6.12    Transaction Litigation.     In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company or any members of the Company Board after the date of this Agreement and prior to the Effective Time (the "Transaction Litigation"), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense of any Transaction Litigation, and the Company shall not settle or agree to settle any Transaction Litigation without Parent's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

        SECTION 6.13    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement, the Financing Commitments and any Alternative Financing.

        SECTION 6.14    Rule 16b-3.     Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a "director by deputization" under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VII

CONDITIONS OF MERGER

        SECTION 7.1    Conditions to Obligation of Each Party to Effect the Merger.     The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote;

          (b)    Orders.    No law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction which prohibits, restrains or enjoins the consummation of the Merger;

          (c)    Antitrust Consents.    The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and any approvals required in connection with the Merger or the other transactions contemplated by this Agreement by the competent authorities pursuant to the Non-U.S. Antitrust Laws applicable in the jurisdictions set forth in Section 7.1(c) of the Company Disclosure Schedule shall have been obtained; and

          (d)    CFIUS Clearance.    The CFIUS Clearance shall have been obtained.

        SECTION 7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company set forth in Section 3.9(b) (Absence of Certain Changes and Events) shall be true and correct as of the date of this Agreement; (ii) the representations and warranties of the Company set forth in Section 3.3(a) (Capitalization) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation or warranty expressly speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for any failures to be so true and correct that, individually or in the aggregate, are de minimis in nature and amount; (iii) the representations and warranties of the Company set forth in Section 3.1 (Organization and Qualification; Subsidiaries) (solely as they apply to the due incorporation and valid existence of the Company), Section 3.3(b) (Capitalization) (solely the first two sentences thereof), Section 3.4 (Authority), Section 3.7(e) (SEC Filings; Financial Statements; Undisclosed Liabilities) and Section 3.19 (Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (without giving effect to any "Material Adverse Effect", "materiality" or similar qualifications contained therein); and (iv) the representations and warranties of the Company set forth in this Agreement (other than those set forth in clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(iv) shall be deemed to have been satisfied unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (without giving effect to any "Material Adverse Effect", "materiality" or similar qualifications contained therein);

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing;

          (c)    Certificate.    Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied; and

          (d)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any events, developments, changes, effects or occurrences that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.

        SECTION 7.3    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, in each case as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to prevent or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the Agreement;

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date; and

          (c)    Certificate.    The Company shall have received a certificate of the Chief Executive Officer or other senior executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

        SECTION 7.4    Frustration of Closing Conditions.     Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such Party's breach in any material respect of any provision of this Agreement was the primary cause for such failure.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of this Agreement by the stockholders of the Company:

          (a)   by mutual written consent of Parent, Merger Sub and the Company;

          (b)   by Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) did not breach in any material respect any provision of this Agreement which breach was the primary cause of the issuance of such order, decree or ruling or the taking of any such other final action;

          (c)   by either Parent or the Company if the Effective Time shall not have occurred on or before September 15, 2015 (the "End Date"); provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) did not breach in any material respect any provision of this Agreement which breach was the primary cause of the Effective Time not having occurred on or before the End Date;

          (d)   by written notice of the Company if:

              (i)  there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or any such representation or warranty shall be untrue, such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied and, in either such case, such breach or condition is not curable; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement;

             (ii)  prior to, but not after, obtaining the Company Requisite Vote, in accordance with, and subject to the terms and conditions of, Section 6.1(c);

          (e)   by written notice of Parent if:

              (i)  there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or any such representation or warranty shall be untrue, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and, in either such case, such breach or condition is not curable; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement;

             (ii)  the Company Board (A) shall have made, prior to, but not after, obtaining the Company Requisite Vote, a Change of Recommendation (it being understood and agreed that, for all purposes of this Agreement (including Section 6.1 and Section 6.3), a communication by the Company Board to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not be deemed to constitute a Change of Recommendation if in such communication the Company indicates that the Company Board has not changed the Recommendation), (B) shall have failed to include the Recommendation in the Proxy Statement distributed to stockholders, (C) shall have recommended, approved or otherwise declared advisable, prior to obtaining the Company Requisite Vote, to the stockholders of the Company an Acquisition Proposal other than the Merger or (D) shall have formally resolved to effect or publicly announced an intention to effect any of the foregoing, prior to obtaining the Company Requisite Vote; or

          (f)    (i) by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken, or (ii) by Parent if the Company shall have failed to take a vote of the stockholders on the Merger prior to the fifth Business Day immediately preceding the End Date.

        SECTION 8.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(b), Section 6.8, the first two sentences of Section 6.11(c), this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided, however, that nothing herein shall relieve any Party hereto of any liability for damages resulting from fraud or Willful Breach prior to such termination by any Party hereto (which the Parties acknowledge and agree shall be determined by a court of competent jurisdiction in accordance with Section 9.13 applying the governing law in accordance with Section 9.9). The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance under Section 9.12.

          (b)   In the event that:

              (i)  this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii) or by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay $450,000,000 (the "Company Termination Fee") to Parent, at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) or as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii) (and, in any event, within two Business Days following such termination), payable by wire transfer of immediately available funds;

             (ii)  this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(f) or by Parent pursuant to Section 8.1(e)(i) and (A) at any time after the date of this Agreement, but prior to the date of the Stockholders Meeting (in the case of Section 8.1(f)) or prior to the breach giving rise to such right of termination (in the case of Section 8.1(e)(i)), any Person shall have publicly announced an intention to make an Acquisition Proposal, or an Acquisition Proposal shall have otherwise become publicly known, and in each case such Acquisition Proposal shall have not been publicly withdrawn without qualification (x) at least five Business Days prior to the date of termination, with respect to any termination pursuant to Section 8.1(e)(i), and (y) at least five Business Days prior to the date of the Stockholders Meeting with respect to termination pursuant to Section 8.1(f)(i) or at least five Business Days prior to the End Date with respect to termination pursuant to Section 8.1(f)(ii) and (B) within 12 months after such termination, the Company or any of its subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal, or an Acquisition Proposal shall have been consummated involving the Company or any of its subsidiaries, then, in any such event, the Company shall pay to Parent the Company Termination Fee, such payment to be made within two Business Days from the earliest to occur of the foregoing events, payable by wire transfer of immediately available funds. For the purpose of this Section 8.2(b)(ii), all references in the definition of the term Acquisition Proposal to "20% or more" will be deemed to be references to "more than 50%" and an Acquisition Proposal shall not be deemed to have been "publicly withdrawn" by any Person if, within 12 months of such termination, the Company or any of its subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal or shall have consummated an Acquisition Proposal made by or on behalf of such Person or any of its Affiliates;

            (iii)  this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(f), then the Company shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement (including the Financing) up to a maximum amount of $20,000,000, payable by wire transfer of immediately available funds; provided that any amounts paid under this Section 8.2(b)(iii) shall be credited (without interest) against any Company Termination Fee that may be paid to Parent pursuant to the terms of this Agreement; or

            (iv)  this Agreement is terminated by Parent or the Company pursuant to (x) Section 8.1(b) but only if (A) the applicable final order, decree or ruling is issued, or other applicable final action is taken, under or pursuant to any Antitrust Law or in relation to the Section 6.4 Contract (or the joint venture agreement which is the subject of the Section 6.4 Contract), (B) the conditions to closing set forth in Section 7.1(b) (except for any applicable law, statute, rule, regulation, executive order, decree, ruling, injunction or other order that has been enacted, entered, promulgated or enforced under or pursuant to any Antitrust Law or in relation to the Section 6.4 Contract (or the joint venture agreement which is the subject of the Section 6.4 Contract)), Section 7.2(a), Section 7.2(b) and Section 7.2(d) would be satisfied at the Closing if the Closing Date were the fifth Business Day prior to such date of termination and (C) in the event a vote on the adoption of this Agreement was taken at the Stockholders Meeting or at any adjournment or postponement thereof, the Company Requisite Vote shall have been obtained or (y) Section 8.1(c) but only if, in the case of this clause (y), on the fifth Business Day prior to the date this Agreement is terminated, the only conditions to Closing set forth in Section 7.1 or Section 7.2 that have not been satisfied (other than those conditions that by their nature are to be satisfied at the Closing which conditions would be capable of being satisfied at the Closing if the Closing Date were the fifth Business Day prior to such date of termination) are one or more of the conditions set forth in Section 7.1(b) (but only if the applicable law, statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced under or pursuant to any Antitrust Law or in relation to the Section 6.4 Contract (or the joint venture agreement which is the subject of the Section 6.4 Contract)) and Section 7.1(c), then, in either case of clause (x) or (y), Parent shall pay $450,000,000 (the "Parent Termination Fee") to the Company (or its designee) by wire transfer of immediately available funds, at or prior to the time of termination in the case of a termination by Parent, or as promptly as reasonably practicable (and, in any event, within two Business Days following such termination) in the case of a termination by the Company.

          (c)   The Parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion.

          (d)   Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement.

          (e)   Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and either the Company or Parent is entitled to receive the Termination Fee and the Party entitled to receive such Termination Fee receives such Termination Fee and does not, promptly (and in any event within one Business Day) after receipt thereof, reject and return such payment and forego its entitlement thereto, such Termination Fee shall be the sole and exclusive remedy of such Party and its Affiliates against the other Parties and their respective Affiliates for any loss suffered as a result of any breach of any covenant or agreement in this Agreement (including termination of this Agreement), or in respect of any representation made or alleged to have been made in connection with this Agreement, and upon payment and acceptance of such Termination Fee, the Party paying such Termination Fee and its Affiliates shall have no further liability or obligation relating to or arising out of this Agreement (including termination thereof) or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise, except in the case of fraud and except, in the case of payment of the Parent Termination Fee, pursuant to the first two sentences of Section 6.11(c). If the Party entitled to receive the Termination Fee, prior to or promptly (and in any event within one Business Day) after receipt of the Termination Fee, rejects and returns such payment and foregoes its entitlement thereto, it shall not be precluded by anything in this Section 8.2(e) from making a claim against any other Party for damages resulting from any Willful Breach.

        SECTION 8.3    Expenses.     Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

 ARTICLE IX

GENERAL PROVISIONS

        SECTION 9.1    Non-Survival of Representations, Warranties, Covenants and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.

        SECTION 9.2    Modification or Amendment.     Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties (in the case of the Company or Merger Sub, by action of their respective boards of directors) may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties. No amendments or modifications to the provisions of which the lenders under the Financing are expressly made third-party beneficiaries pursuant to Section 9.8 shall be permitted in a manner materially adverse to any such lender without the prior written consent of such lender.

        SECTION 9.3    Waiver.     At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        SECTION 9.4    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          (a)   if to Parent or Merger Sub:

      ZF Friedrichshafen AG
      Graf-von-Soden-Platz 1
      88046 Friedrichshafen
      Germany
      Attention: Dr. Jan Eckert
      Facsimile: +49 (0) 7541 77 9008 40

    with an additional copy (which shall not constitute notice) to:

      Sullivan & Cromwell LLP
      125 Broad Street
      New York, NY 10004
      Attention: Joseph B. Frumkin
                       Audra D. Cohen
      Facsimile: (212) 558-3588

          (b)   if to the Company:

      TRW Automotive Holdings Corp.
      12001 Tech Center Drive
      Livonia, MI 48150
      Attention: Robin Walker-Lee
      Facsimile: (734) 855-2603

    with an additional copy (which shall not constitute notice) to:

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, NY 10017
      Attention: William R. Dougherty
                       Anthony F. Vernace
      Facsimile: (212) 455-2502

        SECTION 9.5    Certain Definitions.     For purposes of this Agreement, the term:

          (a)   "Acceptable Confidentiality Agreement" means a confidentiality agreement on terms substantially no less restrictive to the Company's counterparty thereto to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement);

          (b)   "Affiliate" means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person;

          (c)   "Business Day" means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the United States in the City of New York, New York or in Frankfurt, Germany;

          (d)   "CFIUS Clearance" means the giving of notice to the Parties with respect to the transactions contemplated hereby in accordance with the requirements of Exon-Florio and its applicable regulations and the receipt by the Parties of written notice from CFIUS of its (a) determination that the transactions contemplated hereby are not subject to Section 721 of Exon-Florio, (b) determination to the effect that review of all of the transactions contemplated hereby has been concluded and that a determination has been made that there are no unresolved national security concerns, or (c) following an investigation conducted by CFIUS pursuant to 31 C.F.R. § 800.503, CFIUS reports the transactions contemplated hereby to the President of the United States and the President of the United States makes a decision not to suspend or prohibit such transactions pursuant to his authorities under Exon-Florio;

          (e)   "Company Joint Venture" means each of (A) SM—Sistemas Modulares Ltda., (B) Shanghai TRW Automotive Safety Systems Company Ltd., (C) CSG TWR Chassis Systems Co., Ltd., (D) Brakes India Limited, (E) Rane TRW Steering Systems Limited and (F) TRW Sun Steering Wheels Private Limited.

          (f)    "control" (including the terms "controlling", "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

          (g)   "Data Room" means the virtual data room supported by IntraLinks, Inc., and any "clean room", with respect to "Project Turbo";

          (h)   "Exchangeable Notes" means the 3.50% senior exchangeable notes due 2015 issued pursuant to that certain Indenture, dated as of November 20, 2009, by and between the Company (as guarantor thereunder), TRW Automotive Inc., and The Bank of New York Mellon, as trustee;

          (i)    "GAAP" means the U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case, as of the time of the relevant financial statements referred to herein;

          (j)    "knowledge" or any similar phrase (i) with respect to the Company means the actual knowledge, after reasonable inquiry of such individual's direct reports, of any of the individuals listed in Section 9.5(j) of the Company Disclosure Schedule, except that "knowledge" or any similar phrase where used in this Agreement with respect to the Company Joint Ventures means the actual knowledge of the individuals listed in Section 9.5(j) without inquiry of any other Person and (ii) with respect to Parent or Merger Sub means the actual knowledge, after reasonable inquiry of such individual's direct reports, of any of the individuals listed in Section 9.5(j) of the Parent Disclosure Schedule;

          (k)   "Law" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any order or decision of an applicable arbitrator or arbitration panel;

          (l)    "Marketing Period" means the first period of 15 consecutive Business Days after the date hereof (i) commencing on the date Parent shall have received the Required Information, (ii) throughout which nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(d) to fail to be satisfied, assuming the Closing were to be scheduled for any time during such 15 Business Day period and (iii) during the last seven Business Days of such 15 Business Day period, the conditions set forth in Sections 7.1(a) and Section 7.1(c) shall have been satisfied; provided that (x) the Marketing Period in any event shall end on any earlier date on which the Financing (or any other financing contemplated by the Financing Commitments or any Alternative Financing) is consummated and (y) the Marketing Period shall not be deemed to have commenced if, prior to the completion of such 15 Business Day period, (A) Ernst & Young LLP shall have withdrawn its audit opinion with respect to any audited financial statements included in the Required Information, in which case the Marketing Period shall not commence unless and until a new unqualified audit opinion is issued with respect to the audited financial statements of the Company for the applicable periods by Ernst & Young LLP or another independent public accounting firm of recognized national standing, (B) the Company shall have publicly announced any intention to restate any financial statements included in the Required Information, in which case the Marketing Period shall not commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP or (C) the Company shall have been delinquent with respect to the applicable SEC filing deadlines in filing any Form 10-K or Form 10-Q, in which case the Marketing Period shall not commence unless and until all such delinquencies have been cured. Notwithstanding anything to the contrary herein, if the Marketing Period has not ended prior to December 19, 2014 it shall be deemed not to have commenced until January 5, 2015;

          (m)  "Material Adverse Effect" means any event, development, change, effect or occurrence that, individually or in the aggregate with all other events, developments, changes, effects or occurrences, has a material adverse effect on or with respect to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole; provided, however, that no events, developments, changes, effects or occurrences arising out of or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) general changes or developments in the industries in which the Company or its subsidiaries operate, including changes in relevant commodity pricing, (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, lenders, partners or employees of the Company and its subsidiaries, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company at the request of or with the consent of Parent or Merger Sub, (iv) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition or other Laws for the consummation of the Merger, (v) changes or prospective changes in any applicable Laws or regulations or applicable accounting regulations or principles or interpretation thereof, (vi) any hurricane, tornado, earthquake, flood, tsunami or other natural disaster or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, or any change in general national or international political or social conditions, (vii) any change in the price or trading volume of the Shares or the credit rating of the Company, or (viii) any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations; except (A) in the cases of clause (i), (ii), (v) or (vi), to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its subsidiaries operate (in which case solely the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect) and (B) that clause (vii) or (viii) shall not prevent or otherwise affect a determination that any events, developments, changes, effects or occurrences underlying such changes or failures constitute or contribute to a Material Adverse Effect; provided, further, that the exceptions in clause (iii) above shall not apply with respect to references to Material Adverse Effect in those portions of the representations and warranties contained in Section 3.5(a) (and in Section 7.2(a) and Section 8.1(e)(i) to the extent related to such portions of such representation) the purposes of which are to address the consequences resulting from the execution, delivery and performance of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated by this Agreement;

          (n)   "Person" means an individual, corporation (including not-for-profit), Governmental Entity, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity of any kind or nature or group (as defined in Section 13(d)(3) of the Exchange Act);

          (o)   "Significant Customer" means each of the top ten largest customers (or groups of related customers) of the Company and its subsidiaries by total sales by the Company and its subsidiaries, taken as a whole, during the four fiscal quarter period ended on June 27, 2014, which customers are set forth on Section 9.5(o) of the Company Disclosure Schedule;

          (p)   "Revenue Threshold" means the amount set forth in Section 9.5(p) of the Company Disclosure Schedule.

          (q)   "Significant Subsidiary" means a subsidiary of the Company that would be a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC;

          (r)   "Significant Supplier" means each of the ten largest suppliers (or groups of related suppliers) to the Company and its subsidiaries by gross sales (or, in the case of third party services or modules providers, value added spend) to the Company and its subsidiaries, taken as a whole, during the four fiscal quarter period ended on June 27, 2014, which suppliers are set forth on Section 9.5(r) of the Company Disclosure Schedule;

          (s)   "subsidiary" or "subsidiaries" means with respect to any Person (A) any Person (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (B) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise or (y) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity;

          (t)    "Substantial Detriment" means any actions taken to obtain the expiration or earlier termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, the approvals by competent authorities pursuant to the Non-U.S. Antitrust Laws required by Section 7.1(c), and CFIUS Clearance, including the actions contemplated by Section 6.4(d), but in each case excluding any actions or inactions contemplated by Section 6.4(f), which (i) require the divestiture of, or the agreement to divest, assets or businesses or product lines of the Company, Parent or any of their respective subsidiaries (except for those businesses of Parent or the Company operated and held through joint ventures that (x) do not have operations in Europe or the Americas (or assets or product lines related thereto) and (y) have a cost of goods sold to sales ratio of greater than 95%; provided, that, the total revenues of businesses that are divested or agreed to be divested and excluded from clause (i) by this parenthetical shall not, individually or in the aggregate, exceed the Revenue Threshold during the 2013 calendar year) that individually or in the aggregate contributed more than $600,000,000 of revenue to them during the 2013 calendar year or (ii) if effected at Closing, would reasonably be expected to result in an economic detriment to Parent and its subsidiaries, net of any economic benefits resulting from such actions, the net present value (using a discount rate of 10%) of which would be more than $200,000,000 (excluding from such calculation the net economic detriment of any divestitures of, or agreements to divest, assets or businesses or products lines of the Company, Parent, or any of their respective subsidiaries, but including any divestitures (or agreements to divest) excluded from the calculation set forth in clause (i) above pursuant to the parenthetical therein); provided, that for purposes of this Agreement and the calculation of the values set forth in clauses (i) and (ii) above, none of the Section 6.4 Contract or the consummation of the transactions contemplated thereby, or any actions committed to be taken or not to be taken pursuant thereto, or Parent's compliance with, and satisfaction of its obligations set forth in, Section 6.4(f) hereto, or any other actions taken or committed to be taken by Parent prior to the date hereof will be deemed to result in, or contribute to, or be taken into account when determining whether there has occurred, a Substantial Detriment (and for the avoidance of doubt shall not be taken into account in the calculation of (x) the revenue contribution of any divestitures pursuant to clause (i) above or (y) any net economic benefit or detriment to Parent from the actions contemplated by clause (ii) above);

          (u)   "Termination Fee" means either the Company Termination Fee or the Parent Termination Fee; and

          (v)   "Willful Breach" means, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual knowledge, or knowledge that a Person acting reasonably under the circumstances should have, that such Party's act or failure to act would, or would be reasonably expected to, result in or constitute a breach of this Agreement. For the avoidance of doubt, a Party's failure to consummate the Closing when required pursuant to Section 1.2 shall be a Willful Breach of this Agreement.

        SECTION 9.6    Severability.     If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        SECTION 9.7    Entire Agreement; Assignment.     This Agreement (including the Exhibits hereto and the Company Disclosure Schedule and the Parent Disclosure Schedule), the Confidentiality Agreement and the Standstill Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void.

        SECTION 9.8    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) after the Effective Time, with respect to the provisions of Section 6.10 (other than Section 6.10(g)) which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement, (c) after the Effective Time, the rights of the holders of Options, PSUs, SARs and Stock Units to receive the payments contemplated by the applicable provisions of Section 2.2(a), Section 2.2(b), Section 2.2(c) and Section 2.2(d), in each case, in accordance with the terms and conditions of this Agreement, and (d) with respect to the provisions of Section 9.2, this Section 9.8, Section 9.13 and Section 9.14, which shall inure to the benefit of, and be enforceable by, each lender under the Financing (and its successors and assigns). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        SECTION 9.9    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

        SECTION 9.10    Headings.     The descriptive headings contained in this Agreement and the table of contents hereof are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 9.11    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission, ".pdf," or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 9.12    Specific Performance.     The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of Section 6.4 and Section 6.11 by Parent or Merger Sub and to cause Parent or Merger Sub to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 1.2, on the terms and subject to the conditions in this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        SECTION 9.13    Jurisdiction.     Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall be entitled to bring any action to enforce any judgment relating to this Agreement or any of the transactions contemplated by this Agreement in any court of competent jurisdiction located in Germany. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such Party's consent to jurisdiction and service contained in this Section 9.13 is solely for the purpose referred to in this Section 9.13 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose. Notwithstanding anything in this Agreement to the contrary, each Party hereby irrevocably and unconditionally agrees that it will not bring or support any litigation against the lenders under the Financing in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Financing, the Financing Commitments or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the Borough of Manhattan of the City of New York, whether a state or federal court, and that the provisions of Section 9.14 relating to the waiver of jury trial shall apply to any such action, suit or proceeding. Parent irrevocably designates the Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary, proper or advisable in order to confer jurisdiction over it, and Parent stipulates that such consent and appointment are irrevocable and coupled with an interest.

        SECTION 9.14    WAIVER OF JURY TRIAL.

          (a)   EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY SUCH ACTION ARISING OUT OF OR RELATING TO THE FINANCING AND THE FINANCING COMMITMENTS OR THE PERFORMANCE THEREOF) OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

          (b)   THE COMPANY AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES (COLLECTIVELY, THE "COMPANY RELATED PARTIES") THAT THE LENDERS AND OTHER FINANCE PARTIES UNDER THE FINANCING (AND THEIR SUCCESSORS AND ASSIGNS) SHALL BE SUBJECT TO NO LIABILITY OR CLAIMS BY THE COMPANY RELATED PARTIES ARISING OUT OF OR RELATING TO ANY BREACH OF THE FINANCING OR IN CONNECTION WITH THE FINANCING, OR THE PERFORMANCE OF SERVICES BY THE LENDERS AND OTHER FINANCE PARTIES (AND THEIR SUCCESSORS AND ASSIGNS) WITH RESPECT TO THE FOREGOING.

        SECTION 9.15    Transfer Taxes.     All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due.

        SECTION 9.16    Interpretation.     When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall not be exclusive. References to "dollars" or "$" are to United States of America dollars. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY: TRW AUTOMOTIVE HOLDINGS CORP.
By:	/s/ JOSEPH S. CANTIE
	Name:	Joseph S. Cantie
	Title:	Executive Vice President and CFO

PARENT: ZF FRIEDRICHSHAFEN AG
By:	/s/ STEFAN SOMMER
	Name:	Dr. Stefan Sommer
	Title:	CEO
By:	/s/ KONSTANTIN SAUER
	Name:	Dr. Konstantin Sauer
	Title:	CFO

MERGER SUB: MSNA, INC.
By:	/s/ JULIO CASPARI
	Name:	Julio Caspari
	Title:	President
By:	/s/ THOMAS SCHANK
	Name:	Thomas Schank
	Title:	Secretary

[Signature Page—Merger Agreement]

 EXHIBIT A

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION

OF

[•]

[•], [•] 201[•]

1.
The name of the corporation is [•] (the "Corporation").

2.
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as may be amended from time to time (the "DGCL").

4.
The total number of shares that the Corporation shall have authority to issue is 100 shares of common stock, and the par value of each of such shares is $0.01.

5.
The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

6.
Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

7.
To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.
(a) The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, against all expense and liability and loss suffered and expenses reasonably incurred by such Covered Person in enforcing the provisions of this paragraph 8 (including attorney's fees, and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties). Notwithstanding the foregoing sentence, except for claims for indemnification (during the pendency of the disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify and hold harmless a Covered Person in connection

A-1-1

  with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

  (b) The Corporation to the fullest extent permitted by the DGCL may advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations; provided, however, that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this paragraph 8 or otherwise. The Corporation by provisions in its bylaws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

9.
Any right to indemnification and advancement of expenses conferred as permitted by this paragraph 8 shall not be deemed exclusive of any other right which any person may have Or hereafter acquire under any statute (including the DGCL), any other provision of this Certificate of Incorporation of the Corporation, any agreement, any vote of stockholders or the board of directors or otherwise.

A-1-2

 Annex B

[Letterhead of Goldman, Sachs & Co.]

PERSONAL AND CONFIDENTIAL

September 15, 2014

Board of Directors
TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than ZF Friedrichshafen AG ("ZF") and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of TRW Automotive Holdings Corp. (the "Company") of the $105.60 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of September 15, 2014 (the "Agreement"), by and among ZF, MSNA, Inc., a wholly owned subsidiary of ZF, and the Company.

        Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, ZF, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint book-running manager with respect to an offering of the Company's 4.50% senior notes due 2021 (aggregate principal amount $400,000,000) in February 2013 and with respect to an offering of the Company's 4.45% senior notes due 2023 (aggregate principal amount $400,000,000) in November 2013. We may also in the future provide financial advisory and/or underwriting services to the Company, ZF and their respective affiliates for which our Investment Banking Division may receive compensation.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2013; the annual reports of ZF for the five years ended December 31, 2013; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the automotive supplier industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

Board of Directors
TRW Automotive Holdings Corp.
September 15, 2014

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than ZF and its affiliates) of Shares, as of the date hereof, of the $105.60 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $105.60 in cash per Share to be paid to the holders (other than ZF and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or ZF or the ability of the Company or ZF to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Board of Directors
TRW Automotive Holdings Corp.
September 15, 2014

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $105.60 in cash per Share to be paid to the holders (other than ZF and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,
/s/ Goldman, Sachs & Co. (GOLDMAN, SACHS & CO.)

 Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

          (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

          (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

            (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

            (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

              a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

              b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

              c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

              d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

            (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

            (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

          (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

          (d)   Appraisal rights shall be perfected as follows:

            (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

          (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

          (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

          (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

          (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

          (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0000221080_1 R1.0.0.51160 TRW AUTOMOTIVE HOLDINGS CORP. ATTN: INVESTOR RELATIONS 12001 TECH CENTER DRIVE LIVONIA,MI 48150 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date to ensure your shares are voted. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date to ensure your shares are voted. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors of TRW Automotive Holdings Corp. recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of September 15, 2014, as it may be amended from time to time, among TRW Automotive Holdings Corp., ZF Friedrichshafen AG and MSNA, Inc. 2. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by TRW Automotive Holdings Corp. to its named executive officers that is based on or otherwise relates to the merger. 3. To approve an adjournment of the special meeting of stockholders of TRW Automotive Holdings Corp., from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the adoption of the merger agreement. NOTE: Authority is hereby given to each of the proxies appointed herein and their substitutes to act and vote, in accordance with their best judgment, upon any other business as may properly come before the special meeting or any adjournment or postponement thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000221080_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . TRW AUTOMOTIVE HOLDINGS CORP. This proxy is solicited on behalf of the Board of Directors Special meeting of Stockholders November 19, 2014 The stockholder(s), revoking all prior proxies, hereby appoint(s) John C. Plant, Joseph S. Cantie and Robin A. Walker-Lee, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated on this proxy card, all of the shares of Common Stock of TRW AUTOMOTIVE HOLDINGS CORP. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at 10:00 am Eastern Time on November 19, 2014 at Airport Atlanta Marriott Gateway, 2020 Convention Center Concourse, Atlanta, Georgia 30337, and any adjournment or postponement thereof. This proxy authorizes each person named above to vote at his or her discretion on any other matter that may properly come before the special meeting or any adjournment or postponement thereof, and on matters incidental to the conduct of the special meeting and at any adjournment or postponement thereof. Employees who participate in the TRW Automotive 401(k) Savings Plan or the TRW Automotive Retirement Savings Plan for Hourly Employees may use this proxy cared to instruct the plan trustees, plan committees or independent fiduciaries of those plans how to vote these shares. They will vote the shares in accordance with the employee's instructions and the terms of the plan. If the employees do not provide voting instructions for shares held in any of these plans, then the employee's shares will be voted by an independent fiduciary. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The stockholder(s) acknowledge(s) receipt of the Notice of the Special Meeting and the Proxy Statement attached thereto. Continued and to be signed on reverse side